AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                                ---------------
                           SPEEDWAY MOTORSPORTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

   DELAWARE                              7948                     51-0363307
(State or Other Jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or Organization) Classification Code Number) Identification Number)


                             U.S. HIGHWAY 29 NORTH
                                  P.O. BOX 600
                       CONCORD, NORTH CAROLINA 28026-0600
                            TELEPHONE (704) 455-3239
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                                ---------------
                              MR. O. BRUTON SMITH
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           SPEEDWAY MOTORSPORTS, INC.
                             U.S. HIGHWAY 29 NORTH
                                  P.O. BOX 600
                       CONCORD, NORTH CAROLINA 28026-0600
                            TELEPHONE (704) 455-3239
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)


                                   COPIES TO:
                              PETER J. SHEA, ESQ.
                     PARKER, POE, ADAMS & BERNSTEIN L.L.P.
                              2500 CHARLOTTE PLAZA
                        CHARLOTTE, NORTH CAROLINA 28244
                            TELEPHONE (704) 372-9000
                                ---------------
Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

==============================================================================================

    TITLE OF EACH CLASS                    PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
    OF SECURITIES TO BE     AMOUNT TO BE    OFFERING PRICE        AGGREGATE      REGISTRATION
        REGISTERED           REGISTERED        PER NOTE        OFFERING PRICE       FEE (1)
8 1/2% Senior
  Subordinated Notes
  due 2007 ............... $250,000,000         100%         $250,000,000       $69,500
Guarantees of 8 1/2%
  Senior Subordinated
  Notes due 2007 (2) ..... $250,000,000         100%         $250,000,000       (3)

==============================================================================================

(1) The registration fee has been calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)  See inside facing page for table of additional guarantor registrants.
(3) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is required for the guarantees.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS





                                                                               ADDRESS, INCLUDING ZIP CODE
                                                                                  AND TELEPHONE NUMBER
                                         STATE OR OTHER                               OF REGISTRANT
                                        JURISDICTION OF      IRS EMPLOYER              GUARANTOR'S
            EXACT NAME OF                INCORPORATION      IDENTIFICATION         PRINCIPAL EXECUTIVE
        REGISTRANT GUARANTOR            OR ORGANIZATION         NUMBER                   OFFICES
------------------------------------   -----------------   ----------------   ----------------------------
Atlanta Motor Speedway, Inc.           Georgia             58-0698318         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
Bristol Motor Speedway, Inc.           Tennessee           62-1016760         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
Charlotte Motor Speedway, Inc.         North Carolina      56-1483030         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
SPR Acquisition Corporation            California          68-0395350         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
Texas Motor Speedway, Inc.             Texas               56-1931988         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
600 Racing, Inc.                       North Carolina      56-1780351         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
Sonoma Funding Corporation             California          68-0395351         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
Speedway Consulting & Design, Inc.     North Carolina      56-1802347         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
The Speedway Club, Inc.                North Carolina      56-1499914         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
INEX Corp.                             North Carolina      56-1861546         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239
Speedway Funding Corp.                 Delaware            51-0371383         900 Market Street
                                                                              Suite 200
                                                                              Wilmington, DE 19801
                                                                              (704) 455-3239
Las Vegas Motor Speedway, LLC          Nevada              56-2112634         U.S. Highway 29 North
                                                                              P.O. Box 600
                                                                              Concord, NC 28026-0600;
                                                                              (704) 455-3239

                                                                            ADDRESS, INCLUDING ZIP CODE
                                                                               AND TELEPHONE NUMBER
                                      STATE OR OTHER                               OF REGISTRANT
                                     JURISDICTION OF      IRS EMPLOYER              GUARANTOR'S
          EXACT NAME OF               INCORPORATION      IDENTIFICATION         PRINCIPAL EXECUTIVE
       REGISTRANT GUARANTOR          OR ORGANIZATION         NUMBER                   OFFICES
---------------------------------   -----------------   ----------------   ----------------------------
IMS Systems Limited Partnership     North Carolina      56-2071118         U.S. Highway 29 North
                                                                           P.O. Box 600
                                                                           Concord, NC 28026-0600;
                                                                           (704) 455-3239
SMI Systems, LLC                    North Carolina      56-2114978         U.S. Highway 29 North
                                                                           P.O. Box 600
                                                                           Concord, NC 28026-0600;
                                                                           (704) 455-3239
Speedway Screen Printing, LLC       North Carolina      56-2105051         U.S. Highway 29 North
                                                                           P.O. Box 600
                                                                           Concord, NC 28026-0600;
                                                                           (704) 455-3239
Speedway Systems LLC                North Carolina      56-2062093         U.S. Highway 29 North
                                                                           P.O. Box 600
                                                                           Concord, NC 28026-0600;
                                                                           (704) 455-3239

[REDHERRING APPEARS HERE WITH THE FOLLOWING STATEMENT]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

   THIS PROSPECTUS IS SUBJECT TO COMPLETION AND AMENDMENT, DATED JUNE 4, 1999




PROSPECTUS


                          [Speedway logo appears here]


                   OFFER TO EXCHANGE ALL OF OUR OUTSTANDING
         REGISTERED 8 1/2% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                                      AND
        UNREGISTERED 8 1/2% SENIOR SUBORDINATED NOTES DUE 2007, SERIES C
                                      FOR
        REGISTERED 8 1/2% SENIOR SUBORDINATED NOTES DUE 2007, SERIES D
     We hereby offer, on the terms and conditions described in this prospectus and in the accompanying letter of transmittal, to exchange all of our outstanding registered 8 1/2% Senior Subordinated Notes Due 2007, Series B (the "Series B Notes") and all of our outstanding unregistered 8 1/2% Senior Subordinated Notes Due 2007, Series C (the "Series C Notes") for $250 million in aggregate principal amount of our registered 8 1/2% Senior Subordinated Notes Due 2007, Series D, which we sometimes refer to as the Exchange Notes. The Series B Notes were issued in a publicly registered exchange on October 22, 1997 and, as of the date of this prospectus, an aggregate principal amount of $125 million is outstanding. The Series C Notes were issued in a private transaction on May 11, 1999 and, as of the date of this prospectus, an aggregate principal amount of $125 million is outstanding. The Series B Notes and the Series C Notes are sometimes collectively referred to as the Old Notes, and the Old Notes and the Exchange Notes are sometimes collectively referred to as the Notes. The terms of the exchange notes are identical to the terms of the old notes except that, in the case of the Series C Notes, the exchange notes will be registered under the Securities Act of 1933, as amended, and will not contain any legends restricting their transfer. If all old notes are exchanged for exchange notes in this exchange offer, a single series of registered notes will be outstanding.
                        PLEASE CONSIDER THE FOLLOWING:
     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS.
     Our offer to exchange our two series of old notes for our exchange notes will be open until 5:00 p.m., New York City time, on , 1999, unless we extend the offer.
     You should carefully review the procedures for tendering the old notes described under the caption "The Exchange Offer" beginning on page 46 of this prospectus. If you do not follow those procedures, we may not exchange your old notes for exchange notes.
     If you currently hold Series B Notes and fail to tender them, then you will continue to hold registered securities, but the total principal amount of Series B Notes may be reduced by this exchange offer, which may reduce the liquidity of Series B Notes outstanding after the exchange offer.
     If you currently hold Series C Notes and fail to tender them, then you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.
     We do not intend to list the exchange notes on any securities exchange and, therefore, we do not anticipate an active public market for them.
                     INFORMATION ABOUT THE EXCHANGE NOTES:
   o Maturity: The exchange notes will mature on August 15, 2007.
   o Interest: We will pay interest on the exchange notes semi-annually on February 15 and August 15 of each year beginning August 15, 1999.
   o Redemption: We have the option to redeem all or a portion of the exchange notes at any time on or after August 15, 2002 at the redemption prices indicated on page 55 of this prospectus.
   o Ranking: The exchange notes will be general unsecured obligations. The exchange notes will be subordinated in right of payment to our existing and future senior indebtedness. As of May 26, 1999, the exchange notes would have been subordinated to approximately $133.1 million of debt. The exchange notes will rank equally with all our existing and future senior subordinated indebtedness and will rank senior to all our future debt that expressly provides that it is subordinated to the notes.
   o Mandatory Offer to Repurchase: If we sell all or substantially all of our assets, or experience specific kinds of changes in control of our company, we may be required to offer to repurchase the exchange notes.
   o Subsidiary Guarantees: The exchange notes will be unconditionally guaranteed on a senior subordinated basis by each of our existing and future material subsidiaries, except for Oil-Chem Research Corporation and its subsidiaries.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                   The date of this Prospectus is     , 1999.

                               TABLE OF CONTENTS



                                                                                            PAGE
                                                                                           -----
Prospectus Summary .......................................................................   1
Risk Factors .............................................................................  11
Use of Proceeds ..........................................................................  18
Capitalization ...........................................................................  18
Selected Financial Data ..................................................................  19
Management's Discussion and Analysis of Financial Condition and Results of Operations ....  22
National Association for Stock Car Auto Racing, Inc. (NASCAR) ............................  31
Business .................................................................................  35
Management ...............................................................................  44
Certain Transactions .....................................................................  45
The Exchange Offer .......................................................................  46
Description of Exchange Notes ............................................................  52
Description of Certain Indebtedness ......................................................  80
Certain United States Federal Tax Considerations .........................................  80
Plan of Distribution .....................................................................  81
Legal Matters ............................................................................  81
Experts ..................................................................................  81
Unaudited Pro Forma Consolidated Financial Data ..........................................  P-1
Index to Financial Statements ............................................................  F-1

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and its supplements contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate" or "continue" or other variations of these words. The statements in "Risk Factors" beginning on page 11 of this prospectus are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause actual results to differ materially from those reflected in such forward-looking statements.


                 WHERE YOU CAN FIND MORE INFORMATION ABOUT SMI

     SMI files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and information relate to SMI's business, financial condition and other matters. You may read and copy these reports, proxy statements and other information at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Commission's Public Reference Room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. Copies may be obtained from the Commission upon payment of the prescribed fees. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding SMI and other registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Such information may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important business and financial information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the Commission will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until this exchange offer is terminated:

      (i) our Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-13582) dated March 26, 1999;

      (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 dated May 12, 1999;

      (iii) our Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1999 dated May 19, 1999;

      (iv) our Amendment to our Current Report on Form 8-K/A dated February 12, 1999;

      (v) our Current Report on Form 8-K dated April 29, 1999;

      (vi) our definitive Proxy Materials dated March 26, 1999; and

      (vii) our Current Report on Form 8-K dated June 2, 1999.

     SMI WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THEIR WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO MARYLAUREL E. WILKS, ESQ., SPEEDWAY MOTORSPORTS, INC., U.S. HIGHWAY 29 NORTH, P.O. BOX 600, CONCORD, NORTH CAROLINA 28026, TELEPHONE NUMBER (704) 455-3239. YOU MUST MAKE YOUR REQUEST FOR DOCUMENTS NO LATER THAN FIVE BUSINESS BEFORE THE DATE YOU MAKE YOUR INVESTMENT DECISION CONCERNING OUR SECURITIES TO OBTAIN TIMELY DELIVERY OF
THESE DOCUMENTS. IN ADDITION, YOU MUST REQUEST THIS INFORMATION BY    , 1999 OR
AT LEAST FIVE BUSINESS DAYS IN ADVANCE OF THE EXPIRATION OF THIS EXCHANGE
OFFER.

     This prospectus is a part of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Commission by SMI. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements about the contents of contracts or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of such documents filed as an exhibit to the Registration Statement or such other filing. Copies of the Registration Statement and these exhibits may be obtained from the Commission as indicated above upon payment of the fees prescribed by the Commission.


     As long as any notes are outstanding, SMI will provide holders of the notes with the following information after it would have been required or is required to be filed with the Commission:

     1. all quarterly and annual financial information that would be required to be included in Forms 10-Q and 10-K; and
     2. all current reports that would be required to be filed on Form 8-K.
                                ---------------
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities (1) in any jurisdiction where the offer or sale is not permitted, (2) where the person making the offer is not qualified to do so, or (3) to any person who cannot legally be offered the securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
                                ---------------
   NASCAR-related data used throughout this prospectus was obtained or derived from industry publications or third-party sources which we believe to be reliable. We cannot assure you that this NASCAR-related information is accurate.

     Our company has trademark rights in "Atlanta Motor Speedway," "Charlotte Motor Speedway," "AutoFair," "Lugnut," and "The Speedway Club." Trademark and service mark registrations are pending for "Speedway Motorsports," "Bristol Motor Speedway," "Bandolero," "Finish Line Events," "Sears Point Raceway," and "Texas Motor Speedway." We also have two patent applications pending for our Legends Car and Bandolero Car technology. We also have trademark rights concerning our Legends Car and our corporate logos.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS FROM THIS PROSPECTUS. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE ENCOURAGE YOU TO READ THIS ENTIRE PROSPECTUS AND THE DOCUMENTS TO WHICH WE REFER YOU TO UNDERSTAND FULLY THE TERMS OF THE NOTES AND THIS EXCHANGE OFFER.


                           SPEEDWAY MOTORSPORTS, INC.

     Speedway Motorsports, Inc. ("SMI") is a leading promoter, marketer and sponsor of motorsports activities in the United States. We have one of the largest portfolios of major speedway facilities in the motorsports industry with a total permanent seating capacity, as of December 31, 1998, exceeding 665,000. We also provide event food, beverage, and souvenir merchandising services through our Finish Line Events ("FLE") subsidiary. In addition, we manufacture and distribute smaller-scale, modified racing cars and parts through our 600 Racing subsidiary. We own and operate the following facilities:




                                                                    AT DECEMBER 31, 1998
                                                -------------------------------------------------------------
                                                                 APPROX.    LENGTH                 PERMANENT
SPEEDWAY                                            LOCATION     ACREAGE   (MILES)     SUITES       SEATING
----------------------------------------------- --------------- --------- --------- ------------ ------------
Atlanta Motor Speedway ("AMS") ................ Hampton, GA         870   1.5              141      124,000
Bristol Motor Speedway ("BMS") ................ Bristol, TN         550   0.5               97      134,000
Las Vegas Motor Speedway ("LVMS") ............. Las Vegas, NV     1,300   1.5              102      107,000
Lowe's Motor Speedway at Charlotte ("LMSC")
 (formerly Charlotte Motor Speedway) .......... Concord, NC       1,000   1.5              125      147,000
Sears Point Raceway ("SPR") ................... Sonoma, CA        1,500   2.5         Temporary    Temporary
Texas Motor Speedway ("TMS") .................. Ft. Worth, TX     1,360   1.5              194      153,000
                                                                                      --------     --------
                                                                                           659      665,000
                                                                                      ========     ========

     Our speedways are strategically positioned in six of the premier markets in the United States, including three of the top ten television markets. Our NASCAR Winston Cup events in 1998 achieved four of the top eight Winston Cup television ratings and would have accounted for five of the top eight Winston Cup television ratings if LVMS, which was purchased in December 1998, was included in our operations in the 1998 season. In February 1999, we obtained the motorsports industry's first facility naming rights agreement, which renamed Charlotte Motor Speedway as Lowe's Motor Speedway for gross fees aggregating approximately $35.0 million over the ten year term of the agreement. In February 1999, we also announced we would be part of a newly formed NASCAR television negotiating alliance. In October 1998, we entered into a joint venture with Turner Sports in which LMSC's October 1998 NASCAR Winston Cup race was broadcast on pay-per-view DirectTV, as well as on TBS.

     We will sponsor 17 major annual racing events in 1999 sanctioned by the National Association of Stock Car Auto Racing, Inc. ("NASCAR"). These include ten races associated with the Winston Cup Series of professional stock car racing (the "Winston Cup") and seven races associated with the Busch Series. We also will sponsor five Indy Racing League ("IRL") racing events, four NASCAR Craftsman Truck Series racing events, and two major National Hot Rod Association ("NHRA") racing events in 1999.

     In 1999, we will be hosting a variety of new motorsports events at our facilities. TMS will be hosting its first IRL Series championship finale race, which will be preceded by a new Craftsman Truck Series race. BMS is finishing construction of a new dragway that will host the NHRA's inaugural "The Winston No-Bull Showdown" all-star event.

     We derive revenues principally from the following activities:

     o the sale of tickets to automobile races and other events held at our speedway facilities;

     o the licensing of television, cable network and radio rights to broadcast such events;

     o the sale of food, beverages and souvenirs during such events; and

     o the sale of sponsorships to companies that desire to advertise or sell their products or services at such events.

     We have experienced substantial growth in revenues and profitability as a result of the continued improvement and expansion of and investment in our facilities, our consistent marketing and promotional efforts and the overall increase in popularity of Winston Cup, Busch Series and other motorsports events in the United States.

INDUSTRY OVERVIEW

     Motorsports is currently the fastest growing spectator sport in the United States, with NASCAR the fastest growing industry segment. In 1998, NASCAR sanctioned 93 Winston Cup, Busch and Craftsman Truck Series races which were attended by approximately 9.3 million spectators. Attendance of these NASCAR events has increased at a compound annual growth rate of 10.8% since 1994. Based on information developed independently by Goodyear Tire and Rubber, spectator attendance at Winston Cup events increased at a compound annual growth rate of 6.5% from 1994 to 1998 while spectator attendance at Busch events increased at a compound annual growth rate of 12.7% for the same period. Races are generally heavily promoted, with a number of supporting events surrounding the main event, for a total weekend experience.

     In recent years, television coverage and corporate sponsorship have increased for NASCAR-related events. All NASCAR Winston Cup and Busch Series events sponsored by us are broadcast by ABC, CBS, ESPN, TBS or TNN. Also, all IRL events we sponsor are broadcast. We have entered into television rights contracts for all our major sanctioned events. According to NASCAR, major national corporate sponsorship of NASCAR-sanctioned events (which currently includes over 80 Fortune 500 companies) also has increased significantly. Sponsors include such companies as Coca-Cola, General Motors, Cracker Barrel, NAPA, PRIMESTAR, Save Mart, Kragen, Food City, Goody's and RJR Nabisco.

     The dramatic increase in corporate interest in the sport has been driven by the attractive advertising demographics of stock car and other motorsports racing fans. In addition, brand loyalty, as measured by fans using sponsors' products, is the highest of any nationally televised sport according to a study published by Performance Research in 1997. Speedway operations generate high operating margins and are protected by high barriers to competitive entry, including capital requirements for new speedway construction, marketing, promotional and operational expertise, and license agreements with NASCAR. Industry competitors are actively pursuing internal growth and industry consolidation due to the following factors:

     o popular and accessible drivers;
     o strong fan brand loyalty;
     o a widening demographic reach;
     o increasing appeal to corporate sponsors; and
     o rising broadcast revenues.


GROWTH STRATEGY

     Our operating strategy is to increase revenues and profitability through the promotion and production of racing and related events at modern facilities, which serve to enhance customer loyalty. We market our scheduled events throughout the year both regionally and nationally via television, radio and newspaper advertising, facility tours, satellite links for media outlets, direct mail campaigns, pre-race promotional activities and other innovative marketing activities. The key components of this growth strategy are as follows:

   o EXPAND AND IMPROVE EXISTING FACILITIES. We believe that spectator demand for our largest events exceeds existing permanent seating capacity. We plan to continue our expansion by adding permanent grandstand seating and luxury suites at several of our facilities, and making other significant renovations and improvements at each of our facilities in 1999. In 1998, excluding our acquisition of LVMS, we added more than 34,000 permanent seats, including approximately 19,000 at BMS, 12,000 at LMSC and 3,000 at TMS. In 1999, as a result of our plans to add more than 25,000 permanent seats, our total permanent seating capacity will exceed 690,000 and there will be approximately 659 luxury suites.

   o MAXIMIZE MEDIA EXPOSURE AND ENHANCE BROADCAST AND SPONSORSHIP REVENUES. NASCAR-sanctioned stock car racing is experiencing significant growth in television viewership and spectator attendance. This growth has allowed us to expand our television coverage to include more races and to negotiate more favorable broadcast rights fees with television networks as well as to negotiate more favorable contract terms with sponsors. We believe that spectator interest in stock car racing will continue to grow, thereby increasing broadcast media and sponsors' interest in the sport.

   o FURTHER DEVELOP 600 RACING AND FINISH LINE EVENTS. In 1992, we developed the Legends Circuit for which we manufacture and sell cars and parts used in Legends Circuit racing events. We are the official sanctioning body for the Legends Circuit. At retail prices starting at less than $12,400, we believe that Legends Cars are economically affordable to a new group of racing enthusiasts who previously could not race on an organized circuit. Legends

    Cars are an important part of our business as revenues from this business have grown from $5.7 million in 1994 to $10.9 million in 1998. As an extension of the Legends Car concept, we released in late 1997 a new smaller, lower priced "Bandolero" stock car, which appeals largely to younger racing enthusiasts. We intend to further broaden the Legends Car Circuit, increasing the number of sanctioned races and tracks at which Legend and Bandolero Car races are held in 1999. FLE provides event food, beverage, and souvenir merchandising services, as well as expanded ancillary support services, to all of our facilities and other unaffiliated sports-related venues. We believe this provides better products and expanded services to our customers, enhancing the overall entertainment experience for spectators, while allowing us to achieve substantial operating efficiencies.

   o INCREASE THE DAILY USAGE OF EXISTING FACILITIES. We constantly seek revenue-producing uses for our speedway facilities on days not committed to racing events. Such other uses include car and truck shows, motorcycle racing, auto fairs, driving schools, vehicle testing and settings for television commercials, concerts, holiday season festivities, print advertisements and motion pictures. In 1998, we began hosting a summer Legend Cars series at AMS and TMS, and in 1999 are planning to begin a similar series at LVMS and SPR. Other examples of increased usage include LMSC's hosting of the 35th Anniversary of the Mustang celebration, and TMS's spring and fall Autofests in 1999. We are also currently attempting to schedule music concerts at certain facilities.

   o ACQUIRE AND DEVELOP ADDITIONAL MOTORSPORTS FACILITIES. We also consider growth by acquisition and development of motorsports facilities as appropriate opportunities arise. We acquired BMS in January 1996, SPR in November 1996, and LVMS in December 1998. In 1997, we completed construction of TMS. We continuously seek to locate, acquire, develop and operate venues which we feel are underdeveloped or underutilized and to capitalize on markets where the pricing of sponsorship and television rights are considerably more lucrative.


                              RECENT DEVELOPMENTS

   o MAY 1999 SERIES C NOTES OFFERING. On May 11, 1999, we issued $125.0 million in aggregate principal amount of our unregistered Series C Notes. The net proceeds from the issuance of these notes were approximately $125.7 million. We used the net proceeds to repay a portion of amounts outstanding under our revolving bank credit facility, which was used to finance the acquisition of LVMS.

   o LMSC CANCELS IRL EVENT AFTER ACCIDENT. LMSC cancelled its May 1, 1999 IRL event after three spectators were killed and eight others injured when debris from an on-track accident at LMSC entered a grandstand during the race. We are investigating this incident and have not reached any final conclusion regarding it. On May 28, 1999, a wrongful death lawsuit was filed against SMI, IRL and H.A. Wheeler, SMI's President and Chief Operating Officer, by a representative of one of the spectators who was fatally injured during the May 1999 IRL accident. This lawsuit seeks unspecified compensatory and punitive damages. SMI has not yet filed an answer to, but intends to defend itself against, the lawsuit's allegations. We cannot assure you that this incident will not result in additional claims by the injured parties or their representatives or other liabilities that may have a material adverse effect on us.

   o NASCAR TELEVISION ALLIANCE. In February 1999, we announced with NASCAR that we would be a part of a newly formed NASCAR television negotiating alliance. In the past, event rights fees were negotiated individually by officials at each venue. Under the newly formed alliance, NASCAR and the alliance members plan to negotiate television broadcast rights agreements by bundling multiple events. This alliance will allow us to maximize our negotiating opportunities for new television broadcast rights agreements for events held at our facilities.

   o NAMING RIGHTS AGREEMENT. In February 1999, we obtained the motorsports industry's first facility naming rights agreement whereby Charlotte Motor Speedway has been renamed Lowe's Motor Speedway for gross fees aggregating approximately $35.0 million over the ten-year agreement term.

   o ACQUISITION OF LVMS. On December 1, 1998, SMI acquired LVMS, including an industrial park and certain adjacent unimproved land for approximately $215.0 million. Of this purchase price, approximately $150.0 million was allocated to the speedway and approximately $65.0 million was allocated to
    1.4 million square feet of warehouse space and approximately 300 acres of nearby real estate. LVMS is located in one of the most recognized, leading markets in the United States and the world, and its acquisition is a major strategic transaction that is expected to enhance our overall operations, as well as broadcast and sponsorship opportunities.

       LVMS is a newly constructed 1.5 mile, lighted, asphalt superspeedway, with several other on-site race tracks, and has permanent seating capacity of approximately 107,000, including 102 luxury suites, as of December 31, 1998. The superspeedway's configuration readily allows for significant future expansion. LVMS currently hosts several annual NASCAR-sanctioned racing events, including a Winston Cup Series, Busch Series, Craftsman Truck Series, two Winston West Series, and two Winston Southwest Series racing events. Additional major events held annually include IRL, World of Outlaws, American Motorcycle Association, and drag racing events, among others.

       On March 6 and 7, 1999, LVMS conducted the Las Vegas 400 NASCAR Winston Cup Series and Sam's Town 300 NASCAR Busch Series events, which set the attendance record for the largest sporting event in Nevada. In addition, the 6.0 television rating, up from 5.8 a year ago, made the Las Vegas 400 on ABC the second most watched NASCAR race in history, excluding the Daytona 500. Approximately 14 million viewers in 6 million homes tuned in to watch Jeff Burton claim victory after a side-by-side duel with his brother, Ward. The Sam's Town 300 garnered a 2.2 television rating, up from a 1.9 last year.

   o 1999 CREDIT FACILITY. On November 23, 1998, our bank revolving credit facility was amended with the December 1, 1998 acquisition of LVMS. This amended credit facility (the "Acquisition Loan") increased our overall borrowing limit from $175.0 million to $270.0 million to fund the LVMS acquisition and to maintain a revolving credit facility for working capital and general corporate purposes. The Acquisition Loan was repaid and retired on May 28, 1999 with proceeds from our sale of Series C Notes and with borrowings under our 1999 Credit Facility described below. As of December 31, 1998 and March 31, 1999, SMI had $254.0 million in outstanding borrowings under the Acquisition Loan.

       On May 28, 1999, we replaced our senior unsecured revolving credit facility with a senior secured revolving credit facility having a borrowing limit of $250.0 million and a final maturity in 2004 (the "1999 Credit Facility"). The 1999 Credit Facility has terms substantially similar to those of our existing credit facility. Interest on borrowings under the 1999 Credit Facility will, at our option, be based on (1) LIBOR plus a margin ranging from 0.5% to 1.25% as adjusted from time to time under the terms of the 1999 Credit Facility or (2) the greater of the Federal Funds rate plus 0.5% or NationsBank's prime rate. Proceeds from the 1999 Credit Facility were used to repay and retire the remaining portion of the Acquisition Loan after application of the proceeds from our sale of the Series C Notes, and will be used for working capital and general corporate purposes. The outstanding principal balance under our 1999 Credit Facility as of June 1, 1999 was approximately $133.1 million. For further discussion of our bank credit arrangements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Certain Indebtedness."

                                ---------------
     SMI was incorporated in December 1994 as a Delaware corporation and its common stock is traded on the New York Stock Exchange under the symbol "TRK." SMI's principal executive office is located on U.S. Highway 29 North in Concord, North Carolina. Its preferred mailing address is Post Office Box 600, Concord, North Carolina 28026-0600, and its telephone number is (704) 455-3239.

                               THE EXCHANGE OFFER

Securities to be Exchanged......   On August 4, 1997 we issued $125.0 million
                                   in aggregate principal amount of
                                   unregistered 8 1/2% Senior Subordinated
                                   Notes due 2007 (the "Series A Notes") to certain initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933. Subsequently, we conducted an exchange offer in which we offered to exchange the Series A Notes for the Series B Notes, which were substantially identical to the Series A Notes in all respects except that the Series B Notes offered in the 1997 exchange offer were registered with the Commission and thus freely transferrable by the noteholders. The
                                   Series B Notes are currently governed by the terms of an indenture dated as of August 4, 1997.

                                   On May 11, 1999, we issued $125.0 million in aggregate principal amount of unregistered Series C Notes to certain initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933. The Series C Notes are currently governed by the terms of an indenture dated as of May 11, 1999.

                                   We are now conducting this exchange offer so that the holders of the registered Series B Notes and the holders of the unregistered Series C Notes can exchange their old notes for exchange notes, which are substantially identical to the old notes in all respects except that, with regard to the Series C Notes, the exchange notes will be registered with the Commission and thus freely transferrable. If all holders of Series B and Series C Notes elect to tender their old notes, then there will be $250.0 million in aggregate principal amount of exchange notes outstanding. The Series C Notes and the exchange notes are governed by the terms of the same indenture dated as of May 11, 1999.


The Exchange Offer..............   We are offering to exchange $1,000
                                   principal amount of exchange notes for each $1,000 principal amount of old notes. As of the date hereof, $250.0 million aggregate principal amount of old notes are outstanding. The terms of the exchange notes are substantially the same as the terms of the old notes except that, with regard to the Series C Notes, the exchange notes will be registered under the Securities Act of 1933, as amended, and will not contain any legends restricting their transfer.

                                   Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to certain third parties unrelated to us in other transactions, we believe that exchange notes issued pursuant to this exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of SMI within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased old notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to engage in a distribution of exchange notes.

                                   However, the Commission has not considered this exchange offer in the context of a no-action letter and we cannot be sure that the staff of the Commission would make a similar determination with respect to this exchange offer as in such other circumstances. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of such exchange notes. Broker-dealers who acquired old notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in this exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the old notes.

Expiration Date.................   The exchange offer will expire at 5:00 p.m.
                                   New York City time,       , 1999 or such
                                   later date and time to which we extend the offer.

Withdrawal......................   The tender of the old notes pursuant to
                                   this exchange offer may be withdrawn at any
                                   time prior to 5:00 p.m., New York City time,
                                   on       , 1999, or such later date and time
                                   to which we extend the offer. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as soon as practicable after the expiration or termination of this exchange offer.

Interest on the Exchange Notes and
the Old Notes....................  Interest on the exchange notes will accrue from the date of issuance of the old notes for which the exchange notes are exchanged or from the date of the last periodic payment of interest on the old notes, whichever is later. Interest on the exchange notes will be at the same rate and upon the same terms as interest on the old notes. No additional interest will be paid on old notes tendered and accepted for exchange.

Conditions to the
 Exchange Offer..................  This exchange offer is subject to certain customary conditions, certain of which may be waived by us. See "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for Tendering
 Old Notes.......................  Each holder of the old notes wishing to accept this exchange offer must complete, sign and date the Letter of Transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal or the copy thereof, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein. Persons holding the old notes through the Depository Trust Company ("DTC") and wishing to accept the exchange offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to us that, among other things:

                                   o the exchange notes acquired pursuant to
                                    this exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the registered holder of the old notes,

                                   o the holder is not engaging in and does not
                                    intend to engage in a distribution of such exchange notes,

                                   o the holder does not have an arrangement or
                                    understanding with any person to
                                    participate in the distribution of such
                                    exchange notes and

                                   o the holder is not an "affiliate," as
                                    defined under Rule 405 promulgated under the Securities Act, of SMI.

                                   We will accept for exchange any and all old
                                   notes which are properly tendered (and not
                                   withdrawn) in this exchange offer prior to
                                   5:00 p.m., New York City time, on       ,
                                   1999. The exchange notes issued pursuant to this exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer -- Terms of the Exchange Offer."

Exchange Agent..................   U.S. Bank Trust National Association is
                                   serving as exchange agent (sometimes referred to herein as the "exchange agent") in connection with this exchange offer.

Federal Income
 Tax Considerations..............  The exchange of old notes for exchange notes pursuant to this exchange offer should not constitute a sale or an exchange for federal income tax purposes. See "Certain United States Federal Tax Considerations."

Effect of Not Tendering.........   Series B Notes that are not tendered or
                                   that are tendered but not accepted, following the completion of this exchange offer, (1) will continue to be subject to the terms of the indenture dated as of August 4, 1997; (2) will continue to be registered securities;
                                   and (3) may have their liquidity impaired as a result of fewer Series B Notes outstanding after the exchange offer is completed. Series
                                   C Notes that are not tendered or that are tendered but not accepted will, following the completion of the Exchange Offer, continue to be subject to the existing restrictions upon their transfer. Upon consummation of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of such Series C
                                   Notes or provide for the exchange of Series B
                                   Notes for exchange notes. See "Risk Factors
                                   -- Consequences of Failure to Exchange."

Use of Proceeds.................   We will not receive any cash from the
                                   exchange of the old notes pursuant to the exchange offer.

                              THE EXCHANGE NOTES

     The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Exchange Notes" section of this prospectus contains a more detailed description of the terms of the exchange notes.

Issuer..........................   Speedway Motorsports, Inc.

Securities......................   $250.0 million in aggregate principal
                                   amount of 8 1/2% Senior Notes due 2007.

Maturity........................   August 15, 2007.

Interest........................   Semi-annually in cash in arrears on
                                   February 15 and August 15, commencing on
                                   August 15, 1999.

Ranking.........................   The exchange notes will be our general
                                   unsecured obligations.

                                   The exchange notes will rank in right of payment behind all of our existing and future senior debt.

                                   As of May 26, 1999, the exchange notes will be subordinated to approximately $133.1 million of debt.

                                   The exchange notes will rank equally with all of our existing and future senior subordinated debt and will rank senior to all our future debt that is expressly subordinated to the notes.

Guarantees......................   The exchange notes will be unconditionally
                                   guaranteed, jointly and severally, on a
                                   senior subordinated basis by each of our existing and future material subsidiaries, except for Oil-Chem Research Corporation and its subsidiaries.

Optional Redemption.............   On or after August 15, 2002, we may redeem
                                   some or all of the exchange notes at any time at the redemption prices described in the "Description of Exchange Notes" section under the heading "Optional Redemption," plus any interest and liquidated damages that is due and unpaid on the date that we redeem the exchange notes.

Mandatory Redemption............   None.

Change of Control...............   If we experience certain types of change of
                                   control, we must offer to repurchase the exchange notes at 101% of the aggregate principal amount of the exchange notes repurchased plus accrued and unpaid interest.

Basic Covenants of Indenture....   The indenture will, among other things,
                                   restrict our and our subsidiaries' ability to:

                                   o borrow money;

                                   o issue preferred stock;

                                   o incur liens to secure PARI PASSU or
                                   subordinated debt;

                                   o pay dividends on stock or repurchase
                                   stock;

                                   o apply net proceeds from certain asset
                                   sales;

                                   o engage in transactions with our
                                   affiliates;

                                   o sell equity interests in certain types of subsidiaries;

                                   o merge or consolidate with any other
                                   person;

                                   o sell equity interests of subsidiaries; and


                                   o sell, assign, transfer, lease, convey or dispose of assets.

                                   See "Description of Exchange Notes --
                                   Certain Covenants."

     You should refer to the section entitled "Risk Factors" for an explanation of certain risks of investing in the exchange notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     We derived the following historical financial information from the consolidated financial statements of SMI for 1996, 1997, 1998, and the three months ended March 31, 1998 and 1999. The pro forma financial statements do not purport to represent what our results of operations actually would have been if the events assumed therein had occurred as of the dates indicated or what our results will be for any future period.

     You should read the following summary together with the "Management's Discussion and Analysis of Results of Operations and Financial Condition" for SMI and the financial statements and the related notes and the pro forma financial statements and related notes contained elsewhere in this prospectus.



                                                         YEAR ENDED DECEMBER 31, (1)
                                           -------------------------------------------------------
                                                                                       PRO FORMA
                                                1996          1997          1998        1998 (2)
                                           ------------- ------------- ------------- -------------
                                            (IN THOUSANDS, EXCEPT PER SHARE, RATIOS, AND SELECTED
                                                                    DATA)
INCOME STATEMENT DATA:
Total revenues ...........................  $   102,113   $   192,126   $   229,796    $ 264,583
Total operating expenses .................       62,771       123,743       150,001      175,219
Operating income (loss) ..................       39,342        68,383        79,795       89,364
Interest expense(3) ......................          693         7,745        15,258       28,302
Net income (loss)(3) .....................       26,405        38,178        42,371       40,945
OTHER DATA:
EBITDA(4)(5) .............................  $    51,348   $    87,548   $   107,728    $ 121,892
Depreciation and amortization(5) .........        7,598        15,742        22,453       25,930
Capital expenditures(6) ..................      147,741       162,011        98,574
Cash flows provided by (used in):
 Operating activities ....................  $    37,384   $    81,049   $    86,396
 Financing activities ....................      171,861        97,491       232,375
 Investing activities ....................     (197,125)     (172,644)     (311,520)
Ratio of earnings to fixed
 charges(7) ..............................         11.5x          5.0x          4.2x         2.7x
SELECTED DATA:
SMI major NASCAR-sanctioned
 events ..................................           12            15            15
Attendance at all Winston Cup
 events(8) ...............................    5,588,000     6,091,000     6,301,000



                                              THREE MONTHS ENDED MARCH 31, (1)
                                           ---------------------------------------
                                                                         PRO FORMA
                                                 1998          1999      1999 (2)
                                           --------------- ------------ ----------
                                           (IN THOUSANDS, EXCEPT PER SHARE, RATIOS,
                                                         AND SELECTED
                                                            DATA)
INCOME STATEMENT DATA:
Total revenues ...........................    $ 17,960      $   53,104  $53,104
Total operating expenses .................      21,107          41,215   41,215
Operating income (loss) ..................      (3,147)         11,889   11,889
Interest expense(3) ......................       3,408           7,037    7,727
Net income (loss)(3) .....................      (2,923)          2,008    2,952
OTHER DATA:
EBITDA(4)(5) .............................    $  3,315      $   19,892  $19,892
Depreciation and amortization(5) .........       4,758           9,382    7,119
Capital expenditures(6) ..................      36,478          30,484
Cash flows provided by (used in):
 Operating activities ....................    $ 29,104      $   36,396
 Financing activities ....................       7,098              32
 Investing activities ....................     (37,366)        (30,686)
Ratio of earnings to fixed
 charges(7) ..............................          --             1.2x 1.5 x
SELECTED DATA:
SMI major NASCAR-sanctioned
 events ..................................           1(11)           4
Attendance at all Winston Cup
 events(8) ...............................


                                                        DECEMBER 31, 1998          MARCH 31, 1999
                                                       -------------------   --------------------------
                                                              ACTUAL            ACTUAL    PRO FORMA (9)
                                                       -------------------   ----------- --------------
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets .........................................       $904,877         $941,194      $947,144
Total long-term debt, including current maturities(10)        453,924          454,806       460,756
Stockholders' equity .................................        287,120          289,260       289,260

(FOOTNOTES ON FOLLOWING PAGE)

---------
(1) The year end data for 1994 and 1995 include AMS and LMSC; for 1996 include BMS acquired in January 1996 and SPR acquired in November 1996; for 1997 include TMS which hosted its first racing event on April 6, 1997; and for 1998 include LVMS acquired in December 1998. The quarterly data for the three months ended March 31, 1998 include AMS, BMS, LMSC, SPR and TMS, and for the three months ended March 31, 1999 include LVMS. See Note 1 to the December 31, 1998 and March 31, 1999 Consolidated Financial Statements.

(2) Adjusted to give effect to the acquisition of LVMS, the sale of the Series C Notes and the application of the net proceeds therefrom, and the closing of the 1999 Credit Facility concurrently with the sale of the Series C Notes, as if they had occurred on January 1, 1998. Assumes that net proceeds of $122.8 million from the sale of the Series C Notes, after deducting estimated loan costs for the 1999 Credit Facility, and including issuance premium of $3.8 million that was paid by the Series C Notes purchasers, were applied to repay a portion of the amounts outstanding under the Acquisition Loan.

(3) Interest expense excludes interest income and is net of capitalized interest of $2.8 million, $5.8 million and $3.8 million for the years ended December 31, 1996, 1997 and 1998, and $905,000 and $943,000 for the
    three months ended March 31, 1998 and 1999. Pro forma interest expense is net of capitalized interest of $6.1 million for the year ended December 31, 1998 and $1.0 million for the three months ended March 31, 1999. Pro forma net income also reflects elimination of Acquisition Loan cost amortization of $752,000 for the year ended December 31, 1998 and $2.3 million for the three months ended March 31, 1999.

(4) EBITDA represents income before interest expense, income taxes and depreciation and amortization. EBITDA is included herein because management believes that certain investors may find EBITDA useful for measuring a company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, and should not be considered as a substitute for net income as an indicator of our operating performance or for cash flow as a measure of liquidity. The Company's determination and presentation of the non-GAAP measures of financial performance such as EBITDA may not be comparable to similarly titled measures reported by other companies.

(5) Amortization expense includes Acquisition Loan cost amortization of $752,000 for the year ended December 31, 1998 and $2.3 million for the three months ended March 31, 1999. See Note 2 to the December 31, 1998 and March 31, 1999 Consolidated Financial Statements.

(6) Capital expenditures exclude the acquisition of BMS, SPR and Oil Chem in 1996 and of LVMS in 1998.

(7) The ratio of earnings to fixed charges is computed by dividing fixed charges into income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of financing costs and the estimated interest component of rent expense. Earnings were insufficient to cover fixed charges by $4.9 million for the three months ended March 31, 1998. The pro forma effect of the events described in (2) above is an increase in interest charges of $14.3 million for 1998 and $539,000 for the three months ended March 31, 1999, respectively. The pro forma ratio of earnings to fixed charges does not reflect any income earned from the proceeds of the Series C Notes or 1999 Credit Facility in excess of the refinanced debt amounts. See Notes 1 and 2 to the Unaudited Pro forma Consolidated Financial Data on P-2 for additional information on pro forma interest charges.

(8) Source: Goodyear Tire and Rubber Company.

(9) The summary pro forma balance sheet data give effect to the sale of the Series C Notes offered by SMI hereby and the application of the net proceeds therefrom, and the closing of the 1999 Credit Facility concurrently with the sale of the Series C Notes.

(10) As of December 31, 1998 and March 31, 1999, on a pro forma basis after giving effect to the issuance of the Series C Notes and application of the net proceeds therefrom, SMI would have had $132.4 million and $133.3 million, respectively, of outstanding indebtedness which would rank senior to the Series C Notes.

(11) The Busch Series race at AMS, originally scheduled to be held in March 1998, was rescheduled to November 1998 due to poor weather conditions. Rescheduling did not materially impact revenues and operating expenses as reported for the first and fourth quarters of 1998.

                                 RISK FACTORS

     AN INVESTMENT IN THE EXCHANGE NOTES REPRESENTS A HIGH DEGREE OF RISK. THERE ARE A NUMBER OF FACTORS, INCLUDING THOSE SPECIFIED BELOW, WHICH MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE EXCHANGE NOTES. YOU COULD THEREFORE LOSE A SUBSTANTIAL PORTION OR ALL OF YOUR INVESTMENT IN THE EXCHANGE NOTES. CONSEQUENTLY, AN INVESTMENT IN THE EXCHANGE NOTES SHOULD ONLY BE CONSIDERED BY PERSONS WHO CAN ASSUME SUCH RISK. THE RISK FACTORS DESCRIBED BELOW ARE NOT NECESSARILY ALL-INCLUSIVE AND YOU ARE ENCOURAGED TO PERFORM YOUR OWN INVESTIGATION WITH RESPECT TO THE EXCHANGE NOTES AND OUR COMPANY.


SUBSTANTIAL LEVERAGE -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF OUR COMPANY AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE EXCHANGE NOTES

     We have now and, after the offering and the application of the proceeds, will continue to have a significant amount of indebtedness. The following chart shows certain important credit statistics:



                                PRO FORMA FOR THE SALE OF THE SERIES C
                                    NOTES AND 1999 CREDIT FACILITY
                               -----------------------------------------
                                AT DECEMBER 31, 1998   AT MARCH 31, 1999
                               ---------------------- ------------------
    Total indebtedness .......     $ 459,874,000        $ 460,756,000
    Stockholders' equity .....     $ 287,120,000        $ 289,260,000
    Debt to equity ratio .....               1.6x                 1.6x


                                          PRO FORMA FOR THE SALE OF THE SERIES
                                            C NOTES AND 1999 CREDIT FACILITY
                                          ------------------------------------
                                                                FOR THE THREE
                                           FOR THE YEAR ENDED    MONTHS ENDED
                                            DECEMBER 31, 1998   MARCH 31, 1999
                                          -------------------- ---------------
    Ratio of earnings to fixed charges ..          2.7x               1.5x

     Our substantial indebtedness could have important consequences to you. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to these notes;

     o increase our vulnerability to general adverse economic and industry conditions;

     o limit our ability to fund future working capital, capital expenditures costs and other general corporate requirements;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.


SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS, INCLUDING BORROWINGS UNDER THE 1999 CREDIT FACILITY. FURTHER, THE GUARANTEES OF THE EXCHANGE NOTES ARE JUNIOR TO ALL OUR GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS

     The exchange notes and the guarantees will be subordinated in right of payment to all of our and the guarantors' existing and future senior indebtedness, including borrowings currently under the 1999 Credit Facility. Our and the guarantors' senior indebtedness includes all debt allowed under the indenture governing the exchange notes, except for trade payables, tax obligations and any future debt that is expressly equal with, or subordinated in right of payment to, the exchange notes and the guarantees. The holders of our and the guarantors' senior debt will be entitled to be paid in full in cash before any payment may be made on the exchange notes or the guarantees in any bankruptcy, liquidation, reorganization or similar proceeding applicable to us, the guarantor or related properties. In the event of such a proceeding, holders of the exchange notes will participate with our and the guarantors' trade creditors and holders of other subordinated indebtedness in the distribution of assets remaining after all of the senior debt has been paid in full. Moreover, holders of the exchange notes may receive less, ratably, than holders of trade payables in any such proceding because the indenture requires payment on senior debt before payment on the exchange notes. We and the guarantors may not have sufficient funds to pay all of our creditors, and holders of exchange notes may receive less, ratably, than the holders of senior debt.

     In addition, all payments on the exchange notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days.

     The exchange notes would have been subordinated, as of May 26, 1999, to approximately $133.1 million of senior debt on a pro forma basis. We may incur additional senior debt in the future, subject to restrictions in the indenture. See "Description of Exchange Notes -- Subordination."


AVAILABLE ADDITIONAL BORROWINGS AND ASSET ENCUMBRANCES -- DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. IN ADDITION, WE AND OUR SUBSIDIARIES MAY BE ABLE TO SECURE SUCH ADDITIONAL DEBT WITH OUR ASSETS AND THE ASSETS OF OUR SUBSIDIARIES. THIS COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL LEVERAGE

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our new 1999 Credit Facility permits additional borrowing of up to $250.0 million and these borrowings would be senior to the exchange notes and the subsidiary guarantees. In addition, those borrowings are secured by a pledge of all the capital stock, limited partnership interests and limited liability company interests of the subsidiary guarantors. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Description of Certain Indebtedness -- 1999 Credit Facility."


ABILITY TO SERVICE DEBT -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL

     Our ability to make payments on and to refinance our indebtedness, including these exchange notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and the anticipated available borrowings under our new 1999 Credit Facility, will be adequate to meet our future liquidity needs for at least the next few years.

     We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our 1999 Credit Facility in an amount sufficient to enable us to pay our indebtedness, including these exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our 1999 Credit Facility and these exchange notes, on commercially reasonable terms or at all.


NONRENEWAL OF A NASCAR EVENT LICENSE OR A DETERIORATION IN OUR RELATIONSHIP WITH NASCAR COULD ADVERSELY AFFECT OUR PROFITABILITY

     Our success has been and will remain dependent to a significant extent upon maintaining a good working relationship with NASCAR, the sanctioning body for Winston Cup and Busch races. We currently hold licenses to sponsor ten Winston Cup races and seven Busch races. In 1998, we derived approximately 77% of our total revenues from events sanctioned by NASCAR. Each NASCAR event license is awarded on an annual basis. Although we believe that our relationship with NASCAR is good, NASCAR is under no obligation to continue to license SMI to sponsor any event. Nonrenewal of a NASCAR event license would have a material adverse effect on our financial condition and results of operations. Our strategy has included growth through the addition of motorsports facilities. We cannot assure you that we will continue to obtain NASCAR licenses to sponsor races at such facilities. See "National Association for Stock Car Auto Racing, Inc. (NASCAR)."


HIGH COMPETITION IN THE MOTORSPORTS INDUSTRY COULD HINDER OUR ABILITY TO MAINTAIN OR IMPROVE OUR POSITION IN THE INDUSTRY

     Motorsports promotion is a competitive industry. We compete in regional and national markets to sponsor events, especially NASCAR-sanctioned events. Certain of our competitors have resources that exceed ours. NASCAR is owned by Bill France, Jr. and the France family, who also control International Speedway Corporation ("ISC"). ISC presently holds licenses to sponsor nine Winston Cup races, more than any other track owner except for SMI. Bill France, Jr.

through ISC also has made a substantial investment and is in the process of acquiring the remaining interests in Penske Motorsports, Inc., another operator of three tracks hosting NASCAR Winston Cup races. ISC and Penske Motorsports are also part owners of another track hosting one NASCAR Winston Cup event. We also compete locally with other sports and entertainment businesses, many of which have resources that exceed ours. We cannot assure you that we will maintain or improve our position in light of such competition. See "Business -- Competition."


BAD WEATHER ADVERSELY AFFECTS THE PROFITABILITY OF OUR MOTORSPORTS EVENTS

     We sponsor and promote outdoor motorsports events. Weather conditions affect sales of tickets, concessions and souvenirs, among other things, at these events. Although we sell tickets well in advance of our events, poor weather conditions can have an effect on our results of operations.


GOVERNMENT REGULATION OF CERTAIN MOTORSPORTS SPONSORS COULD NEGATIVELY IMPACT THE AVAILABILITY OF PROMOTION, SPONSORSHIP AND ADVERTISING REVENUE FOR US

     The motorsports industry generates significant revenue each year from the promotion, sponsorship and advertising of various companies and their products. Government regulation can adversely impact the availability to motorsports of this promotion, sponsorship and advertising revenue. Advertising by the tobacco and liquor industries is generally subject to greater governmental regulation than advertising by other sponsors of our events. In addition, certain of our sponsorship contracts are terminable upon the implementation of adverse regulations. In August 1996, the U.S. Food and Drug Administration published final regulations that substantially restrict tobacco industry sponsorship of sporting events. We are aware of several pending legal challenges to the regulations by third parties which, we believe, are likely to extend the regulatory process. The final outcome of this regulatory process is uncertain, and the impact on SMI, if any, is unclear.

     In June 1997, tobacco industry representatives, health groups, state attorneys general and certain plaintiffs' lawyers reached a settlement that would, among other things, impose strict new limits on tobacco marketing and advertising, including a ban on outdoor billboards and sponsoring sporting events. The settlement must be approved by Congress and the President before it becomes effective. There can be no assurance as to when or whether any such approval will be obtained; the final outcome of this approval process and its effects on the terms of the settlement are uncertain at the date of this Prospectus. We cannot assure you that:

     o the tobacco industry will continue to sponsor sporting events;

     o suitable alternative sponsors could be located; or

     o NASCAR will continue to sanction individual racing events sponsored by the tobacco industry at any of our facilities.

     Advertising and sponsorship revenue from the tobacco industry accounted for approximately 1% of our total revenues in both fiscal 1997 and 1998. In addition, the tobacco industry provides financial support to the motorsports industry through, among other things, its purchase of advertising time and its sponsorship of racing teams and racing series such as NASCAR's Winston Cup series.


THE LOSS OF KEY PERSONNEL OF SMI COULD ADVERSELY AFFECT OUR OPERATIONS AND
   GROWTH

     Our success depends to a great extent upon the availability and performance of our senior management, particularly O. Bruton Smith, the Company's Chairman and Chief Executive Officer, and H.A. "Humpy" Wheeler, its President and Chief Operating Officer, who have managed SMI as a team for over 25 years. Their experience within the industry, especially their working relationship with NASCAR, will continue to be of considerable importance to us. The loss of any of our key personnel or our inability to attract and retain key employees in the future could have a material adverse effect on our operations and business plans. See "NASCAR," "Business -- Growth Strategy" and "Management."


SEASONALITY OF THE MOTORSPORTS INDUSTRY ADVERSELY AFFECTS OUR THIRD QUARTER
   REVENUES

     We have derived a substantial portion of our total revenues from admissions and event-related revenue attributable to NASCAR-sanctioned races held in March, April, May, June, August, October and November. As a result, our business has been, and is expected to remain, highly seasonal. In 1997, our second and fourth quarters accounted for 78% of our total annual revenues and 100% of our total annual operating income. In 1998, our second and fourth quarters accounted for 74% of our total annual revenues and 97% of our total annual operating income. We sometimes produce minimal operating income during our third quarter, when we sponsor only one Winston Cup race weekend.

     The concentration of our racing events in the second quarter and the growth in our operations with attendant increases in overhead expenses will tend to minimize operating income in future third quarters. Also, race dates at our various facilities may from time to time be changed, lessening the comparability of the financial results of quarters between years and increasing or decreasing the seasonal nature of our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and " -- Seasonality and Quarterly Results."


OUR CHAIRMAN OWNS A MAJORITY OF SMI'S COMMON STOCK WHICH WILL AFFECT ANY
   POTENTIAL CHANGE OF CONTROL

     As of March 31, 1999, Mr. Smith, who is our Chairman, owned, directly and indirectly, approximately 67% of the outstanding shares of common stock. As a result, Mr. Smith will continue to control the outcome of substantially all issues submitted to our stockholders, including the election of all of our directors.


ADVERSE OUTCOMES IN LEGAL PROCEEDINGS TO WHICH WE ARE A PARTY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     SMI is a party to ordinary routine litigation incidental to its business. We do not believe that the resolution of any or all of such litigation is likely to have a material adverse effect on our financial condition or results of operations.

     On April 23, 1996, the Northwest Independent School District (the "Texas School District"), within whose borders TMS is located, filed a complaint against TMS, among others, in a case styled "Northwest Independent School District v. City of Fort Worth, FW Sports Authority, Inc., the Governor of Texas, the Comptroller of Public Accounts of Texas, the Attorney General and Texas Motor Speedway, Inc." (the "School District Litigation"). The School District Litigation was filed in State District Court of Travis County, Texas seeking a judgement that revokes TMS' tax exemption. The School District Litigation was dismissed by the trial court and such dismissal was upheld on appeal on June 1997. Subsequently, the Texas School District filed an administrative protest with the Denton County, Texas Tax Appraisal District, which substantially realleges the allegations expressed originally in the School District Litigation challenging the tax exempt status of the TMS facility. By order entered on June 19, 1997, the Denton County, Texas Tax Appraisal District confirmed the tax exempt status of the TMS properties. The Texas School District appealed that order in state district court. The case remains in its discovery phase. SMI has vigorously defended, and will continue to defend, the tax exempt status of TMS. At this pretrial stage in the proceeding, we are unable to quantify with any certainty the tax effect on SMI of any outcome in this matter.

     On December 18, 1996, TMS conveyed its facility properties to the FW Sports Authority, a non-profit corporate instrumentality of the City of Fort Worth, Texas, for a specified amount payable over 30 years from incremental tax funds collected on non-exempt properties located within the boundaries of a reinvestment zone established by the City. TMS simultaneously entered into a lease with the FW Sports Authority ("TMS Lease"). Because the properties are owned by a public instrumentality and are to be used for public recreational purposes, the TMS facility properties are listed as exempt from ad valorem taxes on the property tax rolls of the Tarrant and Denton County Tax Appraisal Districts. Like other publicly owned professional sports facilities, significant ad valorem tax savings are expected over the next 30 years. Should the Texas School District successfully challenge the ad valorem tax exemption, the TMS Lease provides that all taxes levied on the TMS facility properties, including any claims for back taxes, are payable by TMS and SMI.

     A bill was recently introduced in the Texas Legislature seeking to prohibit non-profit corporate instrumentalities, like the FW Sports Authority, from owning and leasing sports and recreational facilities unless the voters of the sponsoring City have affirmatively voted for certain sales taxes. SMI intends to vigorously oppose the passage of this bill and to make all legal challenges to the bill should it become law. We cannot assure you that we will be successful in protecting the tax exempt status of the TMS facility. If the TMS facility loses its tax exempt status, the TMS Lease provides TMS with a purchase option that is immediately exercisable provided that TMS continues to operate the speedway as a motorsports facility for 15 years.

     On May 28, 1999, a civil wrongful death complaint was filed in the Superior Court of Mecklenburg County, North Carolina styled "Laurie Ann Mobley Helton, as Administratrix of the Estate of Dexter Barry Mobley, Sr. v. Speedway Motorsports, Inc., a Delaware corporation, d/b/a Lowe's Motor Speedway; Pep Boys Indy Racing League; and H.A. "Humpy" Wheeler" (the "Mobley Complaint"). The Mobley Complaint seeks unspecified compensatory and punitive damages arising from the accident at LMSC's May 1999 IRL race that resulted in a fatal injury to Dexter Mobley, Sr. SMI and the other defendants have not yet filed an answer in this matter but intend to defend themselves against the allegations of the Mobley Complaint. See " -- Liability for Personal Injuries and Product Liability Claims Could Significantly Affect Our Financial Condition and Results of Operations."

LIABILITY FOR PERSONAL INJURIES AND PRODUCT LIABILITY CLAIMS COULD SIGNIFICANTLY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Motorsports can be dangerous to participants and to spectators. LMSC cancelled its May 1, 1999 IRL event after three spectators were killed and eight others injured when debris from an on-track accident at LMSC entered a grandstand during the race. We are investigating this incident and have not reached any final conclusion regarding it. The Mobley Complaint was filed against SMI, among others, by a representative of the estate of one of the spectators who was fatally injured in this accident. We cannot assure you that this incident will not result in additional claims by the injured parties or their representatives or other liabilities that may have a material adverse effect on us. We maintain insurance policies that provide coverage within limits that are sufficient, in management's judgment, to protect us from material financial loss due to liability for personal injuries sustained by persons on our premises in the ordinary course of our business. Nevertheless, there can be no assurance that such insurance will be adequate at all times and in all circumstances. We also may be subject to product liability claims, for which we are self-insured, with respect to the manufacture and sale of Legends Cars. Our financial condition and results of operations would be adversely affected to the extent claims and associated expenses exceed insurance recoveries. See "--Adverse Outcomes in Legal Proceedings to Which We Are a Party Could Adversely Affect Our Financial Condition and Results of Operations."


ENVIRONMENTAL REGULATION COMPLIANCE COSTS MAY NEGATIVELY IMPACT OUR
PROFITABILITY

     Solid waste landfilling has occurred on and around our property at LMSC for many years. Landfilling of general categories of municipal solid waste on the LMSC property ceased in 1992. However, there are two landfills currently operating at LMSC that are permitted to receive inert debris and waste from land clearing activities ("LCID" landfills). Two other LCID landfills on the LMSC property were closed in 1994. LMSC intends to allow similar LCID landfills to be operated on the LMSC property in the future. LMSC also leases a portion of its property to a subsidiary of Browning-Ferris Industries, Inc. ("BFI") for use as a construction and demolition debris landfill (a "C&D" landfill), which can receive solid waste resulting solely from construction, remodeling, repair or demolition operations on pavement, buildings or other structures, but which cannot receive inert debris, land-clearing debris or yard debris. In addition, the BFI subsidiary owns and operates an active solid waste landfill adjacent to LMSC. We believe that the active solid waste landfill was constructed in such a manner as to minimize the risk of contamination to surrounding property.

     Portions of the inactive solid waste landfill areas on the LMSC property are subject to a groundwater monitoring program and data is submitted to the North Carolina Department of Environment and Natural Resources ("DENR"). DENR has noted that data from certain groundwater sampling events have indicated levels of certain regulated compounds that exceed acceptable trigger levels and organic compounds that exceed regulatory groundwater standards. DENR has not acted to require any remedial action by us at this time with respect to this situation. In the future, DENR could possibly require us to take certain actions with respect to this situation that could result in material costs being incurred by us.

     We believe that our operations, including the landfills on our property, are in substantial compliance with all applicable federal, state and local environmental laws and regulations. Nonetheless, if damage to persons or property or contamination of the environment is determined to have been caused by the conduct of our business or by pollutants used, generated or disposed of by us, or which may be found on our property, we may be held liable for such damage and may be required to pay the cost of investigation or remediation, or both, of such contamination or damage. The amount of such liability, as to which we are self-insured, could be material. Changes in federal, state or local laws, regulations or requirements, or the discovery of previously unknown conditions, could require additional expenditures by us.


HOLDERS OF OUR OLD NOTES MAY CHOOSE NOT TO PARTICIPATE IN THE EXCHANGE OFFER

     We believe that most or all of the old notes will be tendered in the exchange offer for exchange notes; however, we cannot assure you that a significant amount of the old notes will be tendered. Failure of a significant amount of the old notes to be tendered could affect the liquidity of the market for the exchange notes.


FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or that restrictions in our 1999 Credit Facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Exchange Notes -- Repurchase at the Option of Holders."


FRAUDULENT CONVEYANCE MATTERS -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     o received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     o was insolvent or rendered insolvent by reason of such incurrence; or

    o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

   o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

   o the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

   o it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We can give you no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.


RESTRICTIONS IMPOSED BY TERMS OF OUR INDEBTEDNESS COULD LIMIT OUR ABILITY TO RESPOND TO CHANGING BUSINESS AND ECONOMIC CONDITIONS AND TO SECURE ADDITIONAL FINANCING

     The indenture restricts, among other things, our and our subsidiaries' ability to do any of the following:

     o incur additional indebtedness;

     o pay dividends or make certain other restricted payments;

     o incur liens to secure PARI PASSU or subordinated indebtedness;

     o sell stock of subsidiaries;

     o apply net proceeds from certain asset sales;

     o merge or consolidate with any other person;

     o sell, assign, transfer, lease, convey or otherwise dispose of substantially all of our assets;

     o enter into certain transactions with affiliates; or

     o incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the exchange notes.

As a result of these covenants, our ability to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted. We may be prevented from engaging in transactions that might otherwise be considered beneficial to us. See "Description of Exchange Notes" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The 1999 Credit Facility contains more extensive and restrictive covenants and restrictions than the indenture. It requires us to maintain specified financial ratios and satisfy certain financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and there can be no assurance that we will meet those tests. A breach of any of these covenants could result in a default under the 1999 Credit Facility. If there is an event of default under the 1999 Credit Facility, the lenders could elect to declare all amounts outstanding, including accrued interest or other obligations, to be immediately due and payable. If we were unable to repay these amounts, such lenders could proceed against the collateral, if any, granted to them to secure that indebtedness. If any senior indebtedness were to be accelerated, we cannot assure that our assets would be sufficient to repay in full the senior indebtedness and our other indebtedness, including the exchange notes.


ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER -- YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES

     The Series B and Series C Notes were not listed on any securities exchange. Before the May 1999 offering of the Series C Notes, there had been no market for the Series C Notes. Since the issuance of the Series C Notes, there has been a limited trading market for the Series C Notes and there can be no assurance that such market will provide adequate liquidity for holders who want to sell their Series C Notes.

     The exchange notes will not be listed on any securities exchange. The exchange notes are new securities for which there is currently no market. The exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. We have been advised that the initial purchasers of the old notes intend to make a market in the exchange notes, as well as the unregistered notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and their market making activities may be discontinued at any time without notice. In addition, their market making activities may be limited during the exchange offer and the pendency of the shelf registration statement. Therefore, there can be no assurance that an active market for the exchange notes will develop. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all. See "The Exchange Offer" and "Plan of Distribution."


CONSEQUENCES OF FAILURE TO EXCHANGE

     Series C Notes that are not exchanged for exchange notes in the exchange offer will remain restricted securities. The Series C Notes will continue to be subject to the following restrictions on transfer and limitation of rights:

       o the Series C Notes may be resold only if registered pursuant to the Securities Act, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law;

       o The Series C Notes will bear a legend restricting transfer in the absence of registration or an exemption therefrom;

       o a holder of Series C Notes who wishes to sell or otherwise dispose of all or any part of its Series C Notes under an exemption from registration under the Securities Act, if requested by SMI, must deliver to SMI an opinion of counsel reasonably satisafactory in form and substance to SMI, that such exemption is available; and

       o the Series C Notes may no longer have rights under the registration rights agreement.

Consequently, the Series C Notes will have less liquidity than the exchange notes but will bear interest at the same rate as that borne by the exchange notes.

     Holders of Series B Notes who fail to tender them will continue to hold registered securities, but the total principal amount of Series B Notes may be reduced by this exchange offer which in turn may reduce the liquidity of the Series B Notes outstanding after the offering.


                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange Series B and Series C Notes in like principal amount, which will be canceled. Accordingly, there will not be any increase in our outstanding indebtedness.

                                 CAPITALIZATION

     The following table sets forth our capitalization on a historical basis as of December 31, 1998, and March 31, 1999 and on a pro forma basis to give effect to the sale of the Series C Notes in May 1999, the application of the net proceeds from that offering, and the closing of the 1999 Credit Facility. This table should be read in conjunction with the Consolidated Financial Statements (including the notes thereto) included elsewhere in this prospectus.




                                                                  DECEMBER 31, 1998            MARCH 31, 1999
                                                             --------------------------- --------------------------
                                                                                 (IN THOUSANDS)
                                                                ACTUAL    PRO FORMA (1)     ACTUAL    PRO FORMA (1)
                                                             ----------- --------------- ----------- --------------
  Long-term debt, including current maturities:
   Bank and other loans payable ............................  $255,216       $132,416     $256,089      $133,289
   8 1/2% Senior Subordinated Notes due 2007 ...............   124,708        253,458      124,717       253,467
   5 3/4% Convertible Subordinated Debentures due 2003 .....    74,000         74,000       74,000        74,000
                                                              --------       --------     --------      --------
     Total long-term debt ..................................   453,924        459,874      454,806       460,756
  Total stockholders' equity ...............................   287,120        287,120      289,260       289,260
                                                              --------       --------     --------      --------
       Total capitalization ................................  $741,044       $746,994     $744,066      $750,016
                                                              ========       ========     ========      ========

---------
(1) Assumes that net proceeds of $122.8 million from the sale of the Series C Notes, and after deducting estimated loan costs for the 1999 Credit Facility, were applied to repay a portion of the amounts outstanding under the Acquisition Loan.

                            SELECTED FINANCIAL DATA

     The following selected financial data for the five years ended December 31, 1998 have been derived from audited financial statements. The financial statements for the three years ended December 31, 1998 were audited by Deloitte & Touche LLP, independent auditors, and these financial statements and auditors' report are contained elsewhere in this prospectus. The financial data for the three months ended March 31, 1998 and 1999 are derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which management considers necessary for fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended March 31, 1999 are not indicative of the results that may be expected for the entire year ended December 31, 1999. All of the data set forth below are qualified by reference to, and should be read in conjunction with, "Description of Certain Indebtedness," SMI's Consolidated Financial Statements (including the notes thereto), and its "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere in this prospectus.



                                                                              YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------------------------
                                                                1994        1995        1996        1997        1998
                                                            ----------- ----------- ------------ ---------- -----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
 INCOME STATEMENT DATA(1):
 Revenues:
  Admissions ..............................................  $ 31,523    $ 36,569    $  52,451    $ 94,032   $ 107,601
  Event-related revenue ...................................    24,814      27,783       36,414      83,177     105,459
  Other operating revenue .................................     8,200      11,221       13,248      14,917      16,736
                                                             --------    --------    ---------    --------   ---------
   Total revenues .........................................    64,537      75,573      102,113     192,126     229,796
                                                             --------    --------    ---------    --------   ---------
 Operating Expenses:
  Direct expense of events ................................    18,327      19,999       30,173      65,347      83,046
  Other direct operating expense ..........................     6,110       7,611        8,005       9,181      10,975
  General and administrative ..............................    11,812      13,381       16,995      31,623      34,279
  Non-cash stock compensation(2) ..........................     3,000          --           --          --          --
  Depreciation and amortization ...........................     4,500       4,893        7,598      15,742      21,701
  Preoperating expense of new facility(3) .................        --          --           --       1,850          --
                                                             --------    --------    ---------    --------   ---------
   Total operating expenses ...............................    43,749      45,884       62,771     123,743     150,001
                                                             ========    ========    =========    ========   =========
 Operating income (loss) ..................................    20,788      29,689       39,342      68,383      79,795
 Interest income (expense), net ...........................    (3,855)        (24)       1,316      (5,313)    (12,228)
 Acquisition loan cost amortization(4) ....................        --          --           --          --        (752)
 Other income .............................................     1,592       3,625        2,399         991       3,202
                                                             --------    --------    ---------    --------   ---------
 Income (loss) from continuing operations before income
  taxes ...................................................    18,525      33,290       43,057      64,061      70,017
 Provision for income taxes ...............................     8,055      13,700       16,652      25,883      27,646
                                                             --------    --------    ---------    --------   ---------
 Income (loss) from continuing operations .................    10,470      19,590       26,405      38,178      42,371
 Discontinued operations ..................................      (294)         --           --          --          --
                                                             --------    --------    ---------    --------   ---------
 Income (loss) before extraordinary item ..................    10,176      19,590       26,405      38,178      42,371
 Extraordinary item, net ..................................        --        (133)          --          --          --
                                                             --------    --------    ---------    --------   ---------
 Net income (loss) ........................................  $ 10,176    $ 19,457    $  26,405    $ 38,178   $  42,371
                                                             ========    ========    =========    ========   =========
 Income (loss) from continuing operations applicable to
  Common Stock(5) .........................................  $  7,464    $ 19,590    $  26,405    $ 38,178   $  42,371
                                                             ========    ========    =========    ========   =========
 Income (loss) per share from continuing operations
  applicable to Common Stock-basic(6) .....................  $   0.25    $   0.53    $    0.65    $   0.92   $    1.02
                                                             ========    ========    =========    ========   =========
 Weighted average shares outstanding-basic(6) .............    30,000      36,663       40,476      41,338      41,482
                                                             ========    ========    =========    ========   =========
 Income (loss) per share from continuing operations
  applicable to Common Stock-diluted(6) ...................  $   0.25    $   0.52    $    0.64    $   0.89   $    1.00
                                                             ========    ========    =========    ========   =========
 Weighted average shares outstanding-diluted(6) ...........    30,400      37,275       41,911      44,491      44,611
                                                             ========    ========    =========    ========   =========



                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                            ----------------------
                                                                1998       1999
                                                            ----------- ----------
                                                            (IN THOUSANDS, EXCEPT
                                                                   PER SHARE
                                                                    DATA)
 INCOME STATEMENT DATA(1):
 Revenues:
  Admissions ..............................................  $  5,688    $ 19,826
  Event-related revenue ...................................     8,469      27,956
  Other operating revenue .................................     3,803       5,322
                                                             --------    --------
   Total revenues .........................................    17,960      53,104
                                                             --------    --------
 Operating Expenses:
  Direct expense of events ................................     5,953      19,769
  Other direct operating expense ..........................     2,222       3,527
  General and administrative ..............................     8,174      10,800
  Non-cash stock compensation(2) ..........................        --          --
  Depreciation and amortization ...........................     4,758       7,119
  Preoperating expense of new facility(3) .................        --          --
                                                             --------    --------
   Total operating expenses ...............................    21,707      41,215
                                                             ========    ========

 Operating income (loss) ..................................    (3,147)     11,889
 Interest income (expense), net ...........................    (2,748)     (6,327)
 Acquisition loan cost amortization(4) ....................        --      (2,263)
 Other income .............................................     1,044         174
                                                             --------    --------
 Income (loss) from continuing operations before income
  taxes ...................................................    (4,851)      3,473
 Provision for income taxes ...............................    (1,928)      1,465
                                                             --------    --------
 Income (loss) from continuing operations .................    (2,923)      2,008
 Discontinued operations ..................................        --          --
                                                             --------    --------
 Income (loss) before extraordinary item ..................    (2,923)      2,008
 Extraordinary item, net ..................................        --          --
                                                             --------    --------
 Net income (loss) ........................................  $ (2,923)   $  2,008
                                                             ========    ========
 Income (loss) from continuing operations applicable to
  Common Stock(5) .........................................  $ (2,923)   $  2,008
                                                             ========    ========
 Income (loss) per share from continuing operations
  applicable to Common Stock-basic(6) .....................  $  (0.07)   $   0.05
                                                             ========    ========
 Weighted average shares outstanding-basic(6) .............    41,461      41,507
                                                             ========    ========
 Income (loss) per share from continuing operations
  applicable to Common Stock-diluted(6) ...................  $  (0.07)   $   0.05
                                                             ========    ========
 Weighted average shares outstanding-diluted(6) ...........    44,613      44,872
                                                             ========    ========

                                                                           YEAR ENDED DECEMBER 31,
                                                    ---------------------------------------------------------------------
                                                         1994          1995          1996          1997          1998
                                                    ------------- ------------- ------------- ------------- -------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE, RATIOS AND SELECTED DATA)
OTHER DATA:
 Cash flows provided by (used in):
   Operating activities ...........................  $    13,993   $    31,045   $    37,384   $    81,049   $    86,396
   Financing activities ...........................      (11,423)       18,371       171,861        97,491       232,375
   Investing activities ...........................       (3,887)      (46,330)     (197,125)     (172,644)     (311,520)
 EBITDA(7) ........................................       27,307        39,100        51,348        87,548       107,728
 Depreciation and amortization(8) .................        4,500         4,893         7,598        15,742        22,453
 Capital expenditures .............................        5,009        40,718       147,741       162,011        98,574
 Ratio of earnings to fixed charges(9) ............          5.2x         36.1x         11.5x          5.0x          4.2x
SELECTED DATA:
 SMI major NASCAR-sanctioned events ...............            8             8            12            15            15
 Attendance at all Winston Cup events(10) .........    4,896,000     5,327,000     5,588,000     6,091,000     6,301,000



                                                         THREE MONTHS ENDED
                                                             MARCH 31,
                                                    ----------------------------
                                                          1998          1999
                                                    --------------- ------------
                                                     (IN THOUSANDS, EXCEPT PER
                                                          SHARE, RATIOS AND
                                                           SELECTED DATA)
OTHER DATA:
 Cash flows provided by (used in):
   Operating activities ...........................    $ 29,104      $   36,396
   Financing activities ...........................       7,098              32
   Investing activities ...........................     (37,366)        (30,686)
 EBITDA(7) ........................................       3,315          19,892
 Depreciation and amortization(8) .................       4,758           9,382
 Capital expenditures .............................      36,478          30,484
 Ratio of earnings to fixed charges(9) ............          --             1.2x
SELECTED DATA:
 SMI major NASCAR-sanctioned events ...............           1(13)           4
 Attendance at all Winston Cup events(10) .........


                                                                                DECEMBER 31,
                                                                   --------------------------------------
                                                                       1994         1995         1996
                                                                   ------------ ------------ ------------
BALANCE SHEET DATA (AT END OF PERIOD)(1):
Working capital (deficit), including Acquisition Loan ............  $  (1,344)   $  (1,816)   $    3,644
Working capital (deficit), excluding Acquisition Loan(11) ........     (1,344)      (1,816)        3,644
Total assets .....................................................     93,453      136,446       409,284
Total long-term debt, including current maturities(12) ...........     47,261        1,806       115,630
Stockholders' equity .............................................     19,232       95,379       204,735



                                                                          DECEMBER 31,             MARCH 31,
                                                                   --------------------------- --------------
                                                                       1997          1998           1999
                                                                   ------------ -------------- --------------
BALANCE SHEET DATA (AT END OF PERIOD)(1):
Working capital (deficit), including Acquisition Loan ............  $  (1,988)    $ (268,326)    $ (287,538)
Working capital (deficit), excluding Acquisition Loan(11) ........     (1,988)       (14,276)       (33,488)
Total assets .....................................................    597,168        904,877        941,194
Total long-term debt, including current maturities(12) ...........    219,510        453,924        454,806
Stockholders' equity .............................................    244,114        287,120        289,260

---------
(1) The year end data for 1994 and 1995 include AMS and LMSC; for 1996 include BMS acquired in January 1996 and SPR acquired in November 1996; for 1997 include TMS which hosted it first racing event on April 6, 1997; and for 1998 include LVMS acquired in December 1998. The quarterly data for the three months ended March 31, 1998 include AMS, BMS, LMSC, SPR and TMS, and for the three months ended March 31, 1999 include LVMS. See Note 1 to the December 31, 1998 (included herein) and March 31, 1999 (incorporated by reference) Consolidated Financial Statements.

(2) On December 21, 1994, we granted options to nine employees to purchase an aggregate of 800,000 shares of common stock at an exercise price of $3.75 per share. As a result, we recorded a non-cash stock compensation charge of $3.0 million (before tax) in December 1994, which represents the difference between managements' estimate of the fair value of the common stock at the date of grant, after considering the then proposed initial public offering of our stock, and the exercise price of the options granted.

(3) Preoperating expense of new facility represents non-recurring and non-event related costs to develop, organize and open TMS.

(4) Acquisition Loan cost amortization represents financing costs incurred in obtaining the Acquisition Loan to fund the LVMS acquisition. See Notes 2 and 5 to the December 31, 1998 and March 31, 1999 Consolidated Financial Statements.

(5) The data for 1994 represents reported income from continuing operations less accretion in the estimated redemption value of certain warrants to purchase AMS stock. On December 16, 1994, AMS redeemed such warrants from NationsBank, N.A. (Carolinas).

(6) The 1994 income per share from continuing operations applicable to common stock has been prepared on a pro forma basis to reflect the 30,000,000 common shares outstanding after giving effect to a restructuring whereby AMS and LMSC became wholly-owned subsidiaries of SMI. Income per share from continuing operations applicable to common stock represents basic and diluted earnings per share. See Notes 1 and 9 to the Speedway Motorsports, Inc. and Subsidiaries December 31, 1996 Consolidated Financial Statements.


(7) EBITDA represents income from continuing operations before interest expense, income taxes and depreciation and amortization. EBITDA is included herein because we believe that certain investors find it to be a useful tool for measuring a company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, and should not be considered as a substitute for net income as an indicator of our operating performance or for cash flow as a measure of liquidity. The Company's determination and presentation of the non-GAAP measures of financial performance such as EDITDA may not be comparable to similarly titled measures reported by other companies.

(8) Amortization expense includes Acquisition Loan cost amortization of $752,000 for the year ended December 31, 1998 and $2.3 million for the three months ended March 31, 1999. See Note 2 to the December 31, 1998 and March 31, 1999 Consolidated Financial Statements.

(9) The ratio of earnings to fixed charges is computed by dividing fixed charges into income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of financing costs and the estimated interest component of rent expense. Earnings were insufficient to cover fixed charges by $4.9 million for the three months ended March 31, 1998.

(10) Source: Goodyear Tire and Rubber Company.

(11) Working capital deficit as of December 31, 1998 and March 31, 1999 excludes borrowings of $254.0 million under SMI's Revolving Credit Facility and the Acquisition Loan which was repaid and retired May 31, 1999. See Note 5 to the Speedway Motorsports, Inc. and Subsidiaries December 31, 1998 (included herein) and March 31, 1999 (incorporated by reference) Consolidated Financial Statements.

(12) As of December 31, 1998 and March 31, 1999, on a pro forma basis after giving effect to the issuance of the notes and application of the net proceeds therefrom, we would have had $132.4 million and $133.3 million, respectively, of outstanding indebtedness which would rank senior to the Notes.

(13) The Busch Series race at AMS, originally scheduled to be held in March 1998, was rescheduled to November 1998 due to poor weather conditions. Rescheduling did not materially impact revenues and operating expenses as reported for the first and fourth quarters of 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Audited Consolidated Financial Statements and related notes appearing elsewhere in this prospectus.


OVERVIEW

     We derive revenues principally from the following:

     o the sale of tickets to automobile races and other events held at our speedway facilities;

     o the licensing of television, cable network and radio rights to broadcast such events;

     o the sale of food, beverages and souvenirs during such events; and

     o the sale of sponsorships to companies that desire to advertise or sell their products or services at such events.

     We derive additional revenue from The Speedway Club, a dining and entertainment facility at LMSC, Legends Car operations, Oil-Chem, a wholly-owned subsidiary that produces an environmentally friendly motor oil additive that we intend to promote in conjunction with our speedways, and Wild Man Industries ("WMI"), a wholly owned subsidiary of FLE, that is a screen printing and embroidery manufacturer and distributor of wholesale and retail apparel.

     We classify our revenues as admissions, event-related revenues and other operating revenue. "Admissions" includes ticket sales for all of our events. "Event related revenues" includes food, beverage and souvenir sales, luxury suite rentals, sponsorship fees and broadcast right fees. "Other operating revenue" includes the Speedway Club, Legends Car, industrial park rental, WMI and Oil-Chem revenues. Our revenue items produce different operating margins. Sponsorships, broadcast rights, ticket sales and luxury suite rentals produce higher margins than concessions and souvenir sales, as well as Legends Car sales.

     We classify our expenses to include direct expense of events and other direct operating expense, among other things. "Direct expense of events" principally consists of race purses, sanctioning fees, cost of souvenir sales, compensation of certain employees and advertising. "Other direct operating expense" includes the cost of the Speedway Club and Legends Car sales, and industrial park rentals, WMI and Oil-Chem revenues.

     We sponsor and promote outdoor motorsports events. Weather conditions affect sales of tickets, concessions and souvenirs, among other things, at these events. Although we sell tickets well in advance of our events, poor weather conditions can have an effect on our results of operations.

     Significant growth in our revenues will depend on consistent investment in facilities. We have several capital projects underway at each of our speedways.


     We do not believe that our financial performance has been materially affected by inflation. We have been able to mitigate the effects of inflation by increasing prices.


RESULTS OF OPERATIONS

     In 1998, we began operating certain food and beverage concession activities through our wholly-owned subsidiary Finish Line Events, which previously had been procured from a third party. As a result, revenues and expenses associated with such concession activities for the year ended December 31, 1998 are included in event related revenues, direct expense of events and general and administrative expense. For the years ended December 31, 1996 and 1997, our operating profits from such activities under our arrangement with the outside vendor were reported as event related revenue.

     The table below shows the relationship of income and expense items relative to total revenue for the years ended December 31, 1996, 1997 and 1998 and for the three months ended March 31, 1998 and 1999.



                                               PERCENTAGE OF TOTAL REVENUE FOR          THREE MONTHS
                                                   YEAR ENDED DECEMBER 31,            ENDED MARCH 31,
                                              ----------------------------------  ------------------------
                                                 1996        1997        1998         1998         1999
                                              ----------  ----------  ----------  ------------  ----------
Revenues:
 Admissions .................................     51.4%       48.9%       46.8%        31.7%        37.3%
 Event-related revenue ......................     35.6        43.3        45.9         47.1         52.7
 Other operating revenue ....................     13.0         7.8         7.3         21.2         10.0
                                                 -----       -----       -----        -----        -----
 Total revenues .............................    100.0%      100.0%      100.0%       100.0%       100.0%
                                                 -----       -----       -----        -----        -----
Operating Expenses:
 Direct expense of events ...................     29.6        34.0        36.1         33.1         37.2
 Other direct operating expense .............      7.8         4.8         4.8         12.4          6.6
 General and administrative .................     16.6        16.4        14.9         45.5         20.4
 Depreciation and amortization ..............      7.5         8.2         9.5         26.5         13.4
 Preoperating expense of new facility .......       --         1.0          --           --           --
                                                 -----       -----       -----        -----        -----
 Total operating expenses ...................     61.5        64.4        65.3        117.5         77.6
                                                 -----       -----       -----        -----        -----
 Operating income ...........................     38.5        35.6        34.7        (17.5)        22.4
 Interest income (expense), net .............      1.3       ( 2.7)      ( 5.3)       (15.3)       (11.9)
 Other income, net ..........................      2.4          .5         1.0          5.8        ( 3.9)
 Income tax provision .......................    (16.3)      (13.5)      (12.0)        10.7        ( 2.8)
                                                 -----       -----       -----        -----        -----
 Net income .................................     25.9%       19.9%       18.4%       (16.3)%        3.8%
                                                 =====       =====       =====        =====        =====

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

     TOTAL REVENUES for the three months ended March 31, 1999 increased by $35.1 million, or 195.7%, to $53.1 million, over such revenues for the same period in 1998. This improvement was due to increases in all revenue items, particularly admissions and event related revenues.

     ADMISSIONS for the three months ended March 31, 1999 increased by $14.1 million, or 248.6%, over admissions for the same period in 1998. This increase was due primarily to hosting new NASCAR-sanctioned racing events at LVMS, which was acquired in December 1998. The increase also was due to growth in NASCAR-sanctioned racing events held at AMS during the current quarter. The growth in admissions also reflects the continued increases in attendance and in ticket prices, and additions to permanent seating capacity.

     EVENT RELATED REVENUE for the three months ended March 31, 1999 increased by $19.5 million, or 230.1%, over such revenue for the same period in 1998. This increase was due primarily to hosting NASCAR-sanctioned racing events at our newly acquired LVMS. The increase also was due to increases in broadcast rights and sponsorship fees, and to growth in attendance, including related increases in concessions and souvenir sales.

     OTHER OPERATING REVENUE for the three months ended March 31, 1999 increased by $1.5 million, or 39.9%, over such revenue for the same period in 1998. This increase was primarily attributable to revenues derived from WMI, which was acquired in October 1998, and to an increase in Legend Car revenues of 600 Racing.

     DIRECT EXPENSE OF EVENTS for the three months ended March 31, 1999 increased by $13.8 million, or 232.1%, over such expense for the same period in 1998. This increase was due primarily to hosting NASCAR-sanctioned racing events at our newly acquired LVMS. The increase also was due to higher race purses and sanctioning fees required for NASCAR-sanctioned racing events held at AMS, and to increased operating costs associated with the growth in attendance, including related increases in concessions and souvenir sales.

     OTHER DIRECT OPERATING EXPENSES for the three months ended March 31, 1999 increased by $1.3 million, or 58.7%, over such expense for the same period in 1998. The increase includes expenses associated with other operating revenues derived from WMI and with the increase in revenues derived from Legend Cars of 600 Racing.

     GENERAL AND ADMINISTRATIVE EXPENSE for the three months ended March 31, 1999 increased by $2.6 million, or 32.1%, over such expense for the same period in 1998. The increase was primarily attributable to costs associated with our newly acquired LVMS. The increase also was due to increases in operating costs associated with the growth and expansion at our other speedways.

     DEPRECIATION AND AMORTIZATION EXPENSE for the three months ended March 31, 1999 increased by $2.4 million, or 49.6%, over such expense for the same period in 1998. This increase was primarily due to property and equipment and intangible assets related to the LVMS acquisition. The increase also was due to additions to property and equipment at our other speedways.

     OPERATING INCOME for the three months ended March 31, 1999 increased $15.0 million to $11.9 million compared to an operating loss of $3.1 million for the same period in 1998. This increase was due to the factors discussed above.

     INTEREST EXPENSE, NET for the three months ended March 31, 1999 was $6.3 million compared to $2.7 million for the same period in 1998. This increase was due primarily to higher average borrowings outstanding during the three months ended March 31, 1999 as compared to the same period in 1998. The increase reflects additional borrowings to fund the LVMS acquisition.

     ACQUISITION LOAN COST AMORTIZATION of $2.3 million for the three months ended March 31, 1999 represents financing costs incurred in obtaining the Acquisition Loan to fund the LVMS acquisition. Associated deferred financing costs of $4.1 million are being amortized over the loan term which matures May 31, 1999.

     OTHER INCOME for the three months ended March 31, 1999 decreased by $870,000 from such income for the same period in 1998. This decrease results primarily from gains on sales of eight TMS condominiums in the three months ended March 31, 1998. No sales of TMS condominiums occurred in the three months ended March 31, 1999.

     INCOME TAX PROVISION. Our effective income tax rate for the three months ended March 31, 1999 and 1998 was 40%.

     NET INCOME for the three months ended March 31, 1999 increased by $4.9 million to $2.0 million, compared to a net loss of $2.9 million for the same period in 1998. This increase was due to the factors discussed above.


YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     TOTAL REVENUES for 1998 increased by $37.7 million, or 19.6%, to $229.8 million, over such revenues for 1997. This improvement was attributable to increases in all revenue items, particularly admissions and event related revenues.

     ADMISSIONS for 1998 increased by $13.6 million, or 14.4%, over admissions for 1997. This increase was due primarily to growth in NASCAR sanctioned racing events, and to hosting new IRL racing events at AMS and TMS during the current period. The growth in admissions reflects the continued increases in attendance, additions to permanent seating capacity, and increases in ticket prices.

     EVENT RELATED REVENUE for 1998 increased by $22.3 million, or 26.8%, over such revenue for 1997. This increase was due to the growth in attendance, including related increases in concessions and souvenir sales, to hosting new IRL racing events at AMS and TMS, and to increases in broadcast rights and sponsorship fees. The increase also reflects that we now operate certain food and beverage concession activities previously procured from a third party.

     OTHER OPERATING REVENUE for 1998 increased by $1.8 million, or 12.2%, over such revenue for 1997. This increase was primarily attributable to an increase in Legend Car revenues of 600 Racing.

     DIRECT EXPENSE OF EVENTS for 1998 increased by $17.7 million, or 27.1%, over such expense for 1997. This increase was due to hosting new IRL events at AMS and TMS, to increased operating costs associated with the growth in attendance and seating capacity, including related increases in concessions and souvenir sales, and to higher sanctioning fees and race purses required for NASCAR-sanctioned racing events held during the current year. This increase also reflects that we now operate certain food and beverage concession activities previously procured from a third party.

     As a percentage of admissions and event related revenues combined, direct expense of events for 1998 was 39.0% compared to 36.9% for 1997. Such increase, which was anticipated, results primarily from proportionately higher operating expenses associated with hosting IRL racing events relative to operating margins historically achieved with NASCAR sanctioned events. The increase also results because operating profits from certain food and beverage concession activities previously procured from a third party were reported as event related revenue in 1997.

     OTHER DIRECT OPERATING EXPENSE for 1998 increased by $1.8 million, or 19.5%, over such expense for 1997. The increase includes expenses associated with the increase in other operating revenues derived from Legend Cars.

     GENERAL AND ADMINISTRATIVE EXPENSE. As a percentage of total revenues, general and administrative expense decreased from 16.5% for 1997 to 14.9% for 1998. This improvement reflects continuing scale efficiencies associated with revenue increases outpacing increases in general and administrative expenses. General and administrative expense for 1998 increased by $2.7 million, or 8.4%, over such expense for 1997. The increase reflects costs associated with our now operating certain food and beverage concession activities previously procured from a third party. Increases in operating costs associated with the growth and expansion at our speedways, and to a lesser extent, the LVMS acquisition in December 1998, also contributed to this increase.

     DEPRECIATION AND AMORTIZATION EXPENSE for 1998 increased by $6.0 million, or 37.9%, over such expense for 1997. This increase was due to property and equipment of TMS placed into service upon hosting of its first racing event in April 1997, and to additions to property and equipment at AMS, BMS and LMSC. The increase was also due, to a lesser extent, the LVMS acquisition in December 1998.

     PREOPERATING EXPENSE OF NEW FACILITY for 1997 of $1.85 million consist of non-recurring and non-event related costs to develop, organize and open TMS.

     OPERATING INCOME for 1998 increased $11.4 million, or 16.7%, over such income for 1997. This increase was due to the factors discussed above.

     INTEREST EXPENSE, NET for 1998 was $12.2 million compared to $5.3 million for 1997. This increase was due to higher average borrowings outstanding in 1998, including additional borrowings to fund the LVMS acquisition, as compared to 1997. The change also reflects lower capitalized interest costs of $3.8 million during 1998 as compared to $5.8 million in 1997. The lower capitalized interest results from property and equipment of TMS being placed into service upon its opening in April 1997, and reduced capital expenditures for construction projects in 1998 as compared to 1997.

     ACQUISITION LOAN COST AMORTIZATION for 1998 of $752,000 represents financing costs incurred in obtaining the Acquisition Loan to fund the LVMS acquisition. Associated deferred financing costs of $4.0 million are being amortized over the loan term which matures May 31, 1999.

     OTHER INCOME, NET for 1998 increased by $2.2 million over such income for 1997. This increase resulted from gains on sales of fifteen TMS condominiums during 1998. No sales of TMS condominiums were recognized in 1997. The increase also reflects a gain on exercise of the SPR purchase option.

     INCOME TAX PROVISION. Our effective income tax rate for 1998 and 1997 was approximately 40%.

     NET INCOME for 1998 increased by $4.2 million, or 11.0%, over such income for 1997. This increase was due to the factors discussed above.


YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     TOTAL REVENUES for 1997 increased by $90.0 million, or 88.2%, to $192.1 million, over such revenues for 1996. This improvement was attributable to increases in all revenue items, particularly admissions and event related revenues.

     ADMISSIONS for 1997 increased by $41.6 million, or 79.3%, over admissions for 1996. This increase was due primarily to hosting major NASCAR Winston Cup series racing events at each of our then new speedways, TMS and SPR, to hosting IRL racing events at LMSC and TMS, to hosting a NASCAR Craftsman Truck Series racing event at TMS, and to growth in NASCAR sanctioned racing events held at AMS, BMS, and LMSC during the current year. The growth in admissions reflects the continued increases in attendance, additions to permanent seating capacity and, to a lesser extent, ticket prices.

     EVENT RELATED REVENUE for 1997 increased by $46.8 million, or 128.4%, over such revenue for 1996. The increase was due primarily to hosting major NASCAR Winston Cup series racing events at our then new speedways, TMS and SPR, to hosting IRL racing events at LMSC and TMS, to hosting a NASCAR Craftsman Truck Series racing event at TMS, to the growth in attendance, including related increases in concessions and souvenir sales, and to increases in broadcast rights and sponsorship fees.

     OTHER OPERATING REVENUE for 1997 increased by $1.7 million, or 12.6%, over such revenue for 1996. This increase was primarily attributable to operating revenues derived from Oil-Chem, and to rental revenues from SPR, which were acquired in April and November 1996, respectively, and to an increase in Speedway Club revenues.

     DIRECT EXPENSE OF EVENTS for 1997 increased by $35.2 million, or 116.6%, over such expense for 1996. This increase was due primarily to hosting major NASCAR Winston Cup series racing events at TMS and SPR, IRL racing events at

LMSC and TMS, and a NASCAR Craftsman Truck Series racing event at TMS, to higher operating costs associated with the growth in attendance and seating capacity at AMS, BMS and LMSC, and to increases in the size of race purses and sanctioning fees required for NASCAR sanctioned racing events held during the current year. As a percentage of admissions and event related revenues combined, direct expense of events for 1997 was 36.9% compared to 34.0% for 1996. Such increase results primarily from proportionately higher operating expenses associated with TMS's inaugural race weekend, the inaugural IRL racing events at LMSC and TMS, and at SPR, relative to operating margins historically achieved at SMI's other speedways.

     OTHER DIRECT OPERATING EXPENSE for 1997 increased by $1.2 million, or 14.7%, over such expense for 1996. The increase occurred primarily due to the expenses associated with the increase in other operating revenues derived from SPR, Oil-Chem, and the Speedway Club.

     GENERAL AND ADMINISTRATIVE EXPENSE. As a percentage of total revenues, general and administrative expense decreased from 16.6% for 1996 to 16.4% for 1997. This improvement reflects continuing scale efficiencies associated with revenue increases outpacing increases in general and administrative expenses. General and administrative expense for 1997 increased by $14.6 million, or 86.1%, over such expense for 1996. The increase was due primarily to general and administrative expenses incurred during 1997 by Oil-Chem and SPR, acquired in April 1996 and November 1996, respectively, and at TMS, and to increases in operating costs associated with the growth and expansion at AMS, BMS and LMSC.

     DEPRECIATION AND AMORTIZATION EXPENSE for 1997 increased by $8.1 million, or 107.2%, over such expense for 1996. This increase was due to property and equipment of TMS placed into service upon hosting of its first racing event in April 1997, to additions to property and equipment at AMS, BMS and LMSC, and from the property and equipment and goodwill and other intangible assets related to the acquisitions of SPR in 1996.

     PREOPERATING EXPENSE OF NEW FACILITY for 1997 of $1.85 million consist of non-recurring and non-event related costs to develop, organize and open TMS.

     OPERATING INCOME for the year ended December 31, 1997 increased by $29.0 million, or 73.8%, over such income for 1996.

     This increase was due to the factors discussed above.

     INTEREST INCOME (EXPENSE), NET for 1997 was $5.3 million, compared to interest income, net for 1996 of $1.3 million. This change was due to higher levels of average outstanding borrowings for construction funding during 1997 as compared to 1996. The change also reflects the capitalizing of $5.8 million in interest costs incurred during 1997 on TMS and other construction projects compared to $2.8 million for 1996.

     OTHER INCOME for 1997 decreased by $1.4 million over such income for 1996. This decrease was primarily due to fewer gains recognized on sales of marketable equity securities during 1997 as compared to 1996. In addition, the decrease reflects recognition of our loss in equity method investee of $97,000 in 1997 as compared to equity income of $371,000 for 1996.

     PROVISION FOR INCOME TAXES. Our effective income tax rate was approximately 40% for 1997 and 39% for 1996.

     NET INCOME for 1997 increased by $11.8 million, or 44.6%, compared to 1996. This increase was due to the factors discussed above.


SEASONALITY AND QUARTERLY RESULTS

     We have derived a substantial portion of our 1998 total revenues from admissions and event-related revenue attributable to 15 major NASCAR-sanctioned races, four IRL races, three NASCAR Craftsman Truck Series and one National Hot Rod Association Nationals racing events. In 1999, we currently will host 17 major NASCAR-sanctioned races, five IRL races, four NASCAR Craftsman Truck Series and two major National Hot Rod Association racing events.

     In 1997, our second and fourth quarters accounted for 78% of our total annual revenues and 100% of our total annual operating income. In 1998, our second and fourth quarters accounted for 74% of our total annual revenues and 97% of our total annual operating income. We sometimes produce minimal operating income or losses during our third quarter when we host only one major NASCAR race weekend. In 1999, our operating results for the first and third quarters will be significantly impacted by the additional scheduled racing events at LVMS. The concentration of racing events in the second quarter and the growth in our operations with attendant increases in overhead expenses will tend to increase operating losses or minimize operating income in future first and third quarters. Also, race dates at our various facilities may be changed from time to time, lessening the comparability of the financial results of quarters between years and increasing or decreasing the seasonal nature of our business.



                      (IN THOUSANDS, EXCEPT NASCAR-SANCTIONED EVENTS AND PER SHARE
                                                AMOUNTS)
                    ----------------------------------------------------------------
                                            1997 (UNAUDITED)
                    ----------------------------------------------------------------
                        1ST          2ND          3RD          4TH
                      QUARTER      QUARTER      QUARTER      QUARTER       TOTAL
                    ----------- ------------- ----------- ------------ -------------
Total revenues ....  $ 15,453     $ 104,141     $26,384     $ 46,148     $ 192,126
Operating
 income (loss).....    (1,065)       51,155         768       17,525        68,383
Net income
 (loss) ...........      (263)       29,517        (981)       9,905        38,178
NASCAR-sanctioned
 events ...........         2             8           2            3            15
Basic earnings
 (loss) per
 share ............  $  (0.01)    $    0.71     $ (0.02)    $   0.24     $    0.92
Diluted earnings
 (loss) per
 share ............  $  (0.01)    $    0.67     $ (0.02)    $   0.23     $    0.89



                           (IN THOUSANDS, EXCEPT NASCAR-SANCTIONED EVENTS AND PER SHARE AMOUNTS)
                    -----------------------------------------------------------------------------------
                                            1998 (UNAUDITED)                           1999 (UNAUDITED)
                    ----------------------------------------------------------------- -----------------
                        1ST          2ND           3RD          4TH                          1ST
                      QUARTER      QUARTER       QUARTER      QUARTER       TOTAL          QUARTER
                    ----------- ------------- ------------ ------------ ------------- -----------------
Total revenues ....  $ 17,960     $ 117,739     $ 41,748     $ 52,349     $ 229,796       $ 53,104
Operating
 income (loss).....    (3,147)       60,139        5,852       16,951        79,795         11,889
Net income
 (loss) ...........    (2,923)       34,614        1,895        8,785        42,371          2,008
NASCAR-sanctioned
 events ...........         1             8            2            4            15              4
Basic earnings
 (loss) per
 share ............  $  (0.07)    $    0.83     $   0.05     $   0.21     $    1.02       $   0.05
Diluted earnings
 (loss) per
 share ............  $  (0.07)    $    0.79     $   0.05     $   0.21     $    1.00       $   0.05

     Where computations are anti-dilutive, reported basic and diluted per share amounts are the same. As such, individual quarterly per share amounts may not be additive. The Busch Series race at AMS, originally scheduled to be held in March 1998, was rescheduled to November 1998 due to poor weather conditions. Rescheduling did not materially impact revenues and operating expenses as reported for the first and fourth quarters of 1998.


LIQUIDITY AND CAPITAL RESOURCES

     We have historically met our working capital and capital expenditure requirements through a combination of cash flow from operations, bank borrowings and other debt and equity offerings. We expended significant amounts of cash in 1998 for the acquisition of LVMS in December 1998, for improvements and expansion at BMS, LMSC and TMS, and the exercise of the SPR purchase option on February 17, 1998 as further described below. Significant changes in our financial condition and liquidity during 1998 resulted primarily from:

     (1) net cash generated by operations amounting to $86.4 million;

     (2) capital expenditures amounting to $98.6 million; and

     (3) net borrowings of $235.7 million, including amendment of our bank credit facility to fund the December 1998 acquisition of LVMS costing approximately $215.0 million as further described below.

     We expended significant amounts of cash in the first quarter of 1999 for improvements and expansion at its speedway facilities. Significant changes in our financial condition and liquidity during the three months ended March 31, 1999 resulted primarily from:

     (1) net cash generated by operations amounting to $36.4 million and

     (2) capital expenditures amounting to $30.5 million.

     As of December 31, 1998 and March 31, 1999, SMI had $254.1 million in outstanding borrowings under the $270.0 million Acquisition Loan.

     1999 CREDIT FACILITY AND ACQUISITION LOAN. On November 23, 1998, our unsecured credit facility dated as of August 4, 1997 was amended in connection with the December 1, 1998 acquisition of LVMS. The Acquisition Loan increased our overall borrowing limit from $175.0 million to $270.0 million to fund the LVMS acquisition and maintain a revolving credit facility for working capital and general corporate purposes. Interest, standby letters of credit terms and restrictive and required financial covenants are generally similar to those before amendment. The Acquisition Loan was obtained from NationsBank N.A., and is an unsecured, senior revolving credit facility and term loan with a $10.0 million borrowing sub-limit for standby letters of credit. Interest is based, at our option, upon (i) LIBOR plus no charge or (ii) the greater of NationsBank's prime rate or the Federal Funds Rate plus 0.5%. The Acquisition Loan was repaid and retired on May 28, 1999 with the proceeds of our sale of the Series C Notes and the 1999 Credit Facility.

     While the Acquisition Loan's maturity did not result in the use of significant working capital, the amount outstanding has been classified as a current liability in the Consolidated December 31, 1998 and March 31, 1999 Balance Sheets in accordance with generally accepted accounting principles. See
Note 5 to the December 31, 1998 Consolidated Financial Statements for discussion of additional terms and restrictive covenants of the Acquisition Loan.

     We anticipate that cash from operations, and funds available through our 1999 Credit Facility, proceeds from our sale of the Series C Notes and equity offering alternatives will be sufficient to meet our operating needs through 1999, including planned capital expenditures at our speedway facilities. Based upon anticipated future growth and financing requirements, we expect that we will, from time to time, engage in additional financing of a character and in amounts to be determined. While we expect to continue to generate positive cash flows from our existing speedway operations, and have generally experienced improvement in our financial condition, liquidity and credit availability, such resources, as well as possibly others, could be needed to fund our continued growth, including the continued expansion and improvement of our speedway facilities.

     On May 28, 1999, we entered into the 1999 Credit Facility. The 1999 Credit Facility is a secured senior revolving credit facility provided by a syndicate of banks led by NationsBank, N.A. as an agent and lender. The 1999 Credit Facility has an overall borrowing limit of $250.0 million, with a sub-limit of $10.0 million for standby letters of credit. Amounts outstanding under the 1999 Credit Facility will constitute senior indebtedness. Indebtedness under the 1999 Credit Facility is guaranteed by each of our material domestic subsidiaries and is secured by a pledge of all such subsidiaries' capital stock, limited partnership interests and limited liability company interests, as the case may be, except for Oil-Chem Corporation and its subsidiaries. The 1999 Credit Facility matures on May 31, 2004. Interest is based, at SMI's option, upon (i) LIBOR plus 0.5% to 1.25% or (ii) the greater of the Federal Funds Rate plus 0.5% or NationsBank's prime rate. Draws are permitted under the 1999 Credit Facility for working capital, capital expenditures, acquisitions, refinancing existing debt, including the Acquisition Loan, and other corporate purposes. We also agreed not to pledge our assets to any third party. In addition, we made certain financial covenants, including specified levels of net worth and ratios of (1) debt to EBITDA, (2) earnings before interest and taxes ("EBIT") to interest expense and (3) minimum net worth. The 1999 Credit Facility also limits our ability to make certain cash expenditures in excess of certain levels to acquire additional motor speedways, without the consent of the lenders, and would limit our consolidated capital expenditures to certain levels. The 1999 Credit Facility contains certain other limitations or prohibitions concerning the incurrence of other indebtedness, guarantees, asset sales, mergers, investments, dividends, distributions and redemptions. The 1999 Credit Facility permits additional indebtedness, within certain parameters.

     EXERCISE OF SPR PURCHASE OPTION. On February 17, 1998, the real estate purchase option on SPR was consummated for an $18.0 million net cash outlay by SMI, thereby transferring ownership of the SPR complex to SMI and eliminating its capital lease obligation. The purchase transaction was funded with borrowings from our previous credit facility.

     ACQUISITION OF LVMS. On December 1, 1998, we acquired certain tangible and intangible assets, including the real and personal property and operations of LVMS, an industrial park and certain adjacent unimproved land for approximately $215.0 million consisting principally of a net cash outlay of $210.4 million and assumed associated deferred revenue. The acquisition was financed through borrowings under the Acquisition Loan.

     MAY 1999 IRL RACE EVENT CANCELLED AFTER ACCIDENT. LMSC cancelled its May 1, 1999 IRL event after three spectators were killed and eight others injured when debris from an on-track accident at LMSC entered a grandstand during the race. We are investigating this incident and have not reached any final conclusion regarding it. We are offering refunds to paid ticket holders for the IRL event, and will be pursuing recovery of associated race purse and sanction fees. On May 28, 1999, a wrongful death lawsuit was filed against SMI, IRL and H.A. Wheeler by Laurie Ann Mobley Helton, as Administratrix of the Estate of Dexter Barry Mobley, Sr. This lawsuit seeks unspecified compensatory and punitive damages arising from the May 1999 IRL accident that resulted in a fatal injury to Dexter Mobley, Sr. SMI has not yet filed an answer to this lawsuit but intends to defend itself against the lawsuit's allegations. For further discussion of this matter, see "Risk Factors -- Liability for Personal Injuries and Product Liability Claims Could Significantly Affect Our Financial Condition and Results of Operations" and " -- Adverse Outcomes in Legal Proceedings to Which We Are a Party Could Adversely Affect Our Financial Condition and Results of Operations." We are presently unable to determine whether this incident will result in additional claims by injured parties or their representatives or other liabilities that may have a material adverse effect on us.


CAPITAL EXPENDITURES

     Significant growth in our revenues depends, in large part, on consistent investment in facilities. Therefore, we expect to continue to make substantial capital improvements in our facilities to meet increasing demand and to increase revenue. Currently, a number of significant capital projects are underway.

     In 1998, AMS installed lighting for its inaugural IRL night race in August. In 1998, BMS added approximately 19,000 permanent grandstand seats, including 42 new luxury suites, featuring a new stadium-style terrace section and mezzanine level facilities, and made other site improvements. LMSC added approximately 12,000 permanent seats, including 12 new luxury suites, also featuring a stadium-style terrace section and mezzanine level facilities. Also in 1998, LMSC and SPR further expanded their parking areas, and SPR acquired adjoining land to provide an additional entrance, to accommodate the increases in attendance and to ease congestion, and made other site improvements. SPR also was partially reconfigured into a stadium-style road course featuring "The Chute" which provides spectators improved sight lines and expanded viewing areas. In 1998, TMS significantly expanded its parking areas and improved traffic control, which dramatically reduced travel congestion, and added approximately 3,000 permanent seats, among making other site improvements.

     In 1999, AMS plans to continue improving and expanding its on-site roads and available parking, as well as reconfiguring traffic patterns and entrances, to ease congestion and improve traffic flow. BMS is reconstructing and expanding its dragstrip with permanent grandstand seating, luxury suites, and extensive fan amenities and facilities. Construction of the Bristol Dragway is expected to be completed in 1999. LMSC plans to add approximately 10,000 permanent seats, further expand concessions, restroom and other fan amenities facilities, and make other site improvements. In 1999, LVMS plans to add approximately 15,000 permanent seats, expand concessions, restroom and other fan amenities facilities, and make other site improvements. SPR plans to further expand and improve seating and viewing areas to increase spectator comfort and enjoyment. Also in 1999, pending governmental approvals, we expect to begin major renovations at SPR, including its on-going reconfiguration into a "stadium-style" road racing course, the addition of approximately 45,000 permanent seats, and improving and expanding concessions, restroom and other fan amenities facilities. Construction of the Texas Motor Speedway Club and corporate offices was substantially completed with their opening in March 1999. In 1999, after adding approximately 25,000 permanent seats, our total permanent seating capacity at our motorsports facilities will exceed 690,000 and the total number of luxury suites will be approximately 659.

     The estimated aggregate cost of capital expenditures in 1999 will approximate $60 million. Numerous factors, many of which are beyond our control, may influence the ultimate costs and timing of various capital improvements at our facilities, including:

     o undetected soil or land conditions;

     o additional land acquisition costs;

     o increases in the cost of construction materials and labor;

     o unforeseen changes in the design;

     o litigation;

     o accidents or natural disasters affecting the construction site; and

     o national or regional economic changes.

     In addition, the actual cost could vary materially from our estimates if our assumptions about the quality of materials or workmanship required or the cost of financing such construction were to change. Construction is also subject to state and local permitting processes, which if changed, could materially affect the ultimate cost.

     In addition to expansion and improvements of our existing speedway facilities and business operations, we are continually evaluating new opportunities that will add value for our stockholders, including the acquisition and construction of new speedway facilities, the expansion and development of our existing Legends Cars and Oil-Chem products and markets and the expansion into complementary businesses.


DIVIDENDS

     We have not paid any cash dividends on our common stock to date and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain our earnings to provide funds for our operations and for capital projects and acquisitions. In addition, the 1999 Credit Facility will include covenants that prohibit our payment of cash dividends and the indenture governing the Notes includes covenants that restrict our ability to pay cash dividends.


IMPACT OF NEW ACCOUNTING STANDARDS

     We adopted SFAS No. 130 "Reporting Comprehensive Income" in 1998. SFAS No. 130 specifies that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Because we do not have material items of other comprehensive income, adoption did not result in presentation or financial statements significantly different from that under previous accounting standards.

     We also adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" in 1998. SFAS No. 131 establishes standards for reporting selected information about operating segments determined using quantitative thresholds and a "management approach," which reflects how the chief operating decision maker evaluates segment performance and allocates resources. The combined operations of our speedways comprise one operating segment, and encompasses all admissions and event related revenues and associated expenses. Other SMI operations presently are not considered significant relative to those of the speedways. As such, adoption had no effect on our financial statements or disclosures.


YEAR 2000 COMPLIANCE

     The ability of automated systems to recognize the date change from December 31, 1999 to January 1, 2000 is commonly referred to as the Year 2000 matter. We have assessed the potential impact of the Year 2000 matter on our operations based on current and foreseeable computer and other automated system applications, including those of our significant third party vendors, suppliers and customers. The nature of our business does not require significant reliance on automated systems applications except for our ticketing systems, which presently are believed to be compliant. For critical systems, contingency plans may include utilizing alternative processing methods and manual processes, among others.

     Should Year 2000 problems arise, we believe interruption to our operations would be limited principally to delays in capital projects during the first two months of 2000. Also, we are not aware of any significant potential Year 2000 problems or risks involving third parties based on the nature of our relationships with third parties such as NASCAR and other sanctioning bodies, network and cable television companies, major sponsors, and financial services companies. We believe that any potential adverse consequences or risk of financial loss from Year 2000 issues are substantially mitigated as our first significant racing event, as presently scheduled, does not occur until March 2000. Although Year 2000 problems could cause temporary minor inconveniences, we and third parties likely would have over two months to resolve any significant Year 2000 matters that might arise.

     While no assurances can be given, our assessment has determined that the potential consequences of Year 2000 problems, if any, would not materially adversely impact our business, or cause us to incur potential liabilities to third parties if our systems were not Year 2000 compliant. The costs associated with modifying our computer software and other automated systems for Year 2000 matters has not been, and is not expected to be, significant. The aggregate incremental costs associated with our Year 2000 compliance are expected to be less than $100,000. In addition, we are not aware of any Year 2000 issues which would materially adversely affect our financial condition, liquidity or future results of operations.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     INTEREST RATE RISK. SMI's financial instruments with market risk exposure consist only of bank revolving credit facility and acquisition loan borrowings which are sensitive to changes in interest rates. The weighted-average interest rate on borrowings under the credit facility and acquisition loan during the year ended December 31, 1998 and the three months ended March 31, 1999 was 6.4%, and the total outstanding balance was $254.1 million as of December 31, 1998 and March 31, 1999. A change in interest rates of one percent on this balance would cause a change in interest expense of approximately $2.5 million. Our senior subordinated notes payable and convertible subordinated debentures are fixed interest rate debt obligations. See Note 5 to the December 31, 1998 Consolidated Financial Statements for information on the terms and conditions, including redemption and conversion features, of SMI's debt obligations. The carrying values of short and long-term debt approximate their fair value as of December 31, 1998 and March 31, 1999. The table below presents the principle balances outstanding, maturity dates, and interest rates as of December 31, 1998 (dollars in thousands):



                                                                   PRINCIPAL      MATURITY
                                                     INTEREST       BALANCE         DATE
                                                 ---------------- ----------- ---------------
   Revolving credit facility and bridge loan ... Variable          $254,050   May 1999
   Senior subordinated notes ................... Fixed -- 8.5%      124,674   August 2007
   Convertible subordinated debentures ......... Fixed -- 5.75%      74,000   September 2003

     EQUITY PRICE RISK. SMI has marketable equity securities, all classified as "available for sale", with an aggregate cost of $2.1 million and $2.4 million, and fair market value of $1.4 million and $1.7 million, as of December 31, 1998 and March 31, 1999, respectively. Such investments are subject to price risk. We attempt to minimize price risk generally through portfolio diversification.

     There has been no significant change in our interest rate risk or equity price risk as of and during the three months ended March 31, 1999.


ENVIRONMENTAL MATTERS

     Our property at LMSC includes areas that were used as solid waste landfills for many years. Landfilling of general categories of municipal solid waste on the LMSC property ceased in 1992. There are two landfills currently operating at LMSC, however, that are permitted to receive inert debris and waste from land clearing activities ("LCID" landfills). Two other LCID landfills on the LMSC property were closed in 1994. LMSC intends to allow similar LCID landfills to be operated on the LMSC property in the future. LMSC also leases certain LMSC property to a BFI subsidiary for use as C&D landfill, which can receive solid waste resulting solely from construction, remodeling, repair or demolition operations on pavement, buildings or other structures, but cannot receive inert debris, land-clearing debris or yard debris. In addition, the BFI subsidiary owns and operates an active solid waste landfill adjacent to LMSC. We believe that the active solid waste landfill was constructed in such a manner as to minimize the risk of contamination to surrounding property. We also believe that our operations, including the landfills and facilities on our property, are in substantial compliance with all applicable federal, state and local environmental laws and regulations. We are not aware of any situations related to landfill operations which we expect would materially adversely affect our financial position or future results of operations.


         NATIONAL ASSOCIATION FOR STOCK CAR AUTO RACING, INC. (NASCAR)

     The National Association for Stock Car Auto Racing, Inc. has been influential in the growth and development of professional stock car racing. NASCAR is owned and operated by Bill France, Jr. and other members of the France family and is the premier official sanctioning body of professional stock car racing in the United States. Its officials supervise the conduct of all races that constitute the Winston Cup and Busch stock car Series. We derive a substantial majority of our total revenues from NASCAR-sanctioned racing events. We hosted 15 major NASCAR-sanctioned events in 1997 and 1998. We are scheduled to host 17 NASCAR-sanctioned racing events in 1999. See "Risk Factors -- Nonrenewal of a NASCAR Event License or a Deterioration in Our Relationship with NASCAR Could Adversely Affect Our Profitability" and "-- High Competition in the Motorsports Industry Could Hinder Our Ability to Maintain or Improve Our Position in the Industry."


OVERVIEW OF STOCK CAR RACING

     Professional stock car racing developed in the southeastern United States in the 1930s. It began to mature in 1947, when Bill France, Sr. organized NASCAR in Daytona Beach, Florida. The first NASCAR-sanctioned race was held on June 19, 1949 in Charlotte. The "superspeedway era" of stock car racing began in 1959, when the France family completed construction of the Daytona International Speedway and sponsored the first "Daytona 500." A superspeedway is generally considered to be a banked, paved track longer than one mile. Superspeedways were built in the early 1960s near Atlanta (AMS), near Charlotte
(LMSC) and elsewhere in the Southeast. NASCAR also sanctions Winston Cup races on shorter tracks, such as BMS, which was built in 1961. The industry began to gather momentum in the mid-1960s, when major North American automobile and tire producers first offered engineering and financial support. In the late 1960s, NASCAR decided to create a more elite circuit focused on the best drivers. Accordingly, it reduced the number of races in its premier series from approximately 50 to approximately 30. In 1971, R.J. Reynolds began to sponsor NASCAR racing by developing the Winston Cup series as a marketing outlet for its products.

     NASCAR events, particularly Winston Cup races, enjoy a large and growing base of spectator support. Based on information developed independently by Goodyear Tire and Rubber, spectator attendance at Winston Cup events increased at a compound annual growth rate of 6.5% from 1994 to 1998. The entire Winston Cup series is broadcast to national television audiences by six networks: ABC, CBS, NBC, ESPN, TBS and TNN. Increased media coverage has led to national recognition of several "star" NASCAR drivers. The result has been not only record NASCAR race attendance, but also increasing revenues to track owners, such as SMI, for broadcast rights and sponsorship fees.

     We believe that the increasing payments for broadcast rights and sponsorship fees are a result of the demographic appeal of the spectator base to advertisers. Surveys published by NASCAR indicate that: 38% of Winston Cup spectators are women; 53% work in professional, managerial or skilled labor jobs; 58% are married; and 65% own homes. The median annual family income of Winston Cup spectators has been estimated in NASCAR publications at $39,280. Corporate sponsors of NASCAR-sanctioned events now include most major North American automobile producers and parts manufacturers, the largest and best-known food, beverage and tobacco companies and leading firms in other manufacturing and consumer products industries. See "Risk Factors -- "Government Regulation of Certain Motorsports Sponsors Could Negatively Impact the Availability of Promotion, Sponsorship and Advertising Revenue For Us."

GOVERNANCE OF STOCK CAR RACING

     NASCAR regulates its membership, including drivers and their crews, team owners and track owners, the composition of race cars and the sanctioning of races. It sanctions events by means of one-year agreements executed with track owners, each of which specifies the race date, the sanctioning fee and the purse payable by the track owner. NASCAR officials control qualifying procedures, the line-up of the cars, the start of the race, the control of cars throughout the race, the election to stop or delay a race, "pit" activity, "flagging," the positioning of cars, the assessment of lap and time penalties and the completion of the race.


ECONOMICS OF STOCK CAR RACING

     SPONSORS. Sponsors are active in all phases of professional stock car racing. They support drivers and teams by funding certain costs of their operations. Sponsors also support track owners by funding certain costs of specific races. In return, sponsors receive advertising exposure on television and radio, through newspapers, printed brochures and advertisements and at the track on race day. Companies negotiate sponsorship arrangements with reference to a team's racing success and spectator and viewer demographic characteristics. A "major" team's primary sponsor pays annually from $5.0 million to $9.0 million to the team.

     TEAM OWNERS. In most instances, team owners underwrite the financial risk of placing their teams in competition. They contract with drivers, hire pit crews and mechanics and syndicate sponsorship of their teams. We estimate that Winston Cup teams spend up to approximately $10.0 million per season.

     DRIVERS. A substantial majority of drivers contract independently with team owners while a few drivers own their own teams. Drivers receive income from contracts with team owners, sponsorship fees and prize money. Successful drivers also may receive income from personal endorsement fees and souvenir sales. The personality and racing success of a driver can be an important marketing advantage for a team owner because it can attract corporate sponsorships.

     TRACK OWNERS. Track owners market and promote events at their facilities and negotiate directly with television and radio networks for coverage of such events. The revenue sources of track owners include admissions, sponsorships, advertising and broadcast fees, concessions and souvenir sales.


THE WINSTON CUP

     NASCAR's premier circuit is the Winston Cup Series, which currently begins with the "Daytona 500" in February and concludes with the "NAPA 500" in November. Including two "all-star" races, 36 races are licensed annually to tracks operating in 17 states. The 1999 Winston Cup schedule is as follows:

DATE                RACE                                       LOCATION
-----------------   ----------------------------------------   -----------------------
   February 7       "Bud Shootout"                             Daytona Beach, Fla.
   February 14      "Daytona 500"                              Daytona Beach, Fla.
   February 21      "Dura-Lube/Big Kmart 400"                  Rockingham, N.C.
   MARCH 7          "LAS VEGAS 400"                            LAS VEGAS, NEV. (LVMS)
   MARCH 14         "CRACKER BARREL OLD COUNTRY STORE 500"     HAMPTON, GA. (AMS)
   March 21         "TranSouth Financial 400"                  Darlington, S.C.
   MARCH 28         "PRIMESTAR 500"                            FORT WORTH, TX. (TMS)
   APRIL 11         "FOOD CITY 500"                            BRISTOL, TN. (BMS)
   April 18         "Goody's Body Pain 500"                    Martinsville, Va.
   April 25         "DieHard 500"                              Talledega, Ala.
   May 2            "California 500 by NAPA"                   Fontana, Ca.
   May 15           "Pontiac Excitement 400"                   Richmond, Va.
   MAY 22           "THE WINSTON"                              CONCORD, N.C. (LMSC)
   MAY 30           "COCA-COLA 600"                            CONCORD, N.C. (LMSC)
   June 6           "MBNA Platinum 400"                        Dover, Del.
   June 13          "Michigan 400"                             Brooklyn, Mich.
   June 20          "Pocono 500"                               Long Pond, Penn.
   JUNE 27          "SAVE MART/KRAGEN 350"                     SONOMA, CA. (SPR)
   July 3           "Pepsi 400"                                Daytona Beach, Fla.
   July 11          "Jiffy Lube 300"                           Loudon, N.H.
   July 25          "Pocono Raceway"                           Long Pond, Penn.
   August 7         "Brickyard 400"                            Indianapolis, Ind.
   August 15        "Frontier at The Glen"                     Watkins Glen, N.Y.
   August 22        "Pepsi 400"                                Brooklyn, Mich.
   AUGUST 28        "GOODY'S HEADACHE POWDER 500"              BRISTOL, TN. (BMS)
   September 5      "Pepsi Southern 500"                       Darlington, S.C.
   September 11     "Exide NASCAR Select Batteries 400"        Richmond, Va.
   September 19     "New Hampshire 300"                        Loudon, N.H.
   September 26     "MBNA Gold 400"                            Dover, Del.
   October 3        "NAPA Auto Care 500"                       Martinsville, Va.
   OCTOBER 10       "UAW-GM QUALITY 500"                       CONCORD, N.C. (LMSC)
   October 17       "Winston 500"                              Talledega, Ala.
   October 24       "Rockingham 400"                           Rockingham, N.C.
   November 7       "Checker Auto Parts/Dura Lube 500 K"       Phoenix, Ariz.
   November 14      "Jiffy Lube Miami 400"                     Miami. Fla.
   NOVEMBER 21      "NAPA 500"                                 HAMPTON, GA. (AMS)

     As the table indicates, no track currently sponsors more than two Winston Cup Series events. SMI holds licenses for two such events at each of AMS, BMS and LMSC, and one such event at each of SPR, LVMS and TMS. LMSC also holds the license for the all-star race held in May, "The Winston." Every Winston Cup event in 1999 has been or is scheduled to be televised on ABC, CBS, NBC, ESPN, TBS or TNN.


THE BUSCH SERIES

     The second-tier NASCAR circuit is the Busch Series, which in 1999 is scheduled to include 32 races held at 26 tracks in 20 states. Many track owners who hold Winston Cup licenses also hold Busch Series events on the day preceding a Winston Cup event. Accordingly, Winston Cup drivers will occasionally compete in Busch Series races, which can boost overall attendance. We are licensed for seven such events in 1999: the "Sam's Town 300" at LVMS on March 6, the "Yellow Freight 300" at AMS on March 13, the "Coca-Cola 300" at TMS on March 27, the "Moore's Snack Food 250" at BMS on April 10, the "CARQUEST Auto Parts 300" at LMSC on May 29, the "Food City 250" at BMS on August 27, and the "All Pro Auto Parts Bumper to Bumper 300" at LMSC on October 9, all of which were or are scheduled to be televised. Each of the Busch Series events at our tracks will be conducted on the day before a Winston Cup event.

OTHER MOTORSPORTS

     Other motorsports include NASCAR-sanctioned Craftsman Truck racing, stock car racing not sanctioned by NASCAR, "Indy car" racing, "Formula One" racing and sports car racing.

     CRAFTSMAN TRUCK RACING. In 1995, a new NASCAR-sanctioned Craftsman Truck circuit was introduced to the public. According to statistics compiled by Goodyear, Craftsman Truck events attracted 938,775 spectators to 27 events in 1998. In 1999, 25 Craftsman Truck Series events will be held at 24 tracks in 20 states. We are scheduled to promote one Craftsman Truck Series race at BMS, one at LVMS, and two at TMS.

     STOCK CAR RACING. NASCAR sanctions nearly all of the major stock car racing events. Another, less-well-known association is the American Race Car Association, which sanctions a stock car racing circuit that ranks in prestige just below the Busch circuit. In 1999, SMI is scheduled to sponsor two ARCA races at AMS and two at LMSC.

     INDY CAR RACING. "Indy cars" take their name from the Indianapolis Motor Speedway, of Indianapolis, Indiana, which holds the "Indianapolis 500" on the last Sunday before Memorial Day every year. Indy car racing is sanctioned by two associations, the Championship Auto Racing Team ("CART") and the IRL. For the remainder of 1999, SMI is scheduled to host one IRL event each at AMS and LVMS and two IRL events at TMS.

     FORMULA ONE AND SPORTS CAR RACING. Formula One car races are held on road courses in Europe, Australia and Japan and are sanctioned by the Federation Internationale de l'Automobile ("FIA"). SMI has never sponsored a Formula One race and has no plans to do so. Sports car racing is sanctioned in the United States by the Sports Car Club of America ("SCCA") and by Professional SportsCar Racing ("PSR"), formerly the International Motor Sports Association, which sponsor races held on road courses throughout the country. We occasionally lease our tracks for sports car racing events.

                                    BUSINESS

     SMI is a leading promoter, marketer and sponsor of motorsports activities in the United States. We have one of the largest portfolios of major speedway facilities in the motorsports industry. We own and operate AMS, BMS, LVMS, LMSC, SPR and TMS. We also provides event food, beverage, and souvenir merchandising services through our FLE subsidiary. We also manufacture and distribute smaller-scale, modified racing cars and parts through our 600 Racing subsidiary.

     We currently will sponsor 17 major annual racing events in 1999 sanctioned by NASCAR, including ten races associated with the Winston Cup and seven races associated with the Busch Series. We will also sponsor five IRL racing events, four NASCAR Craftsman Truck Series racing events, and two major NHRA racing events in 1999.

     On December 1, 1998, we acquired LVMS, an industrial park and certain adjacent unimproved land for approximately $215.0 million. LVMS is located in one of the most recognized, leading markets in the United States and the world, and its acquisition is a major strategic transaction that is expected to enhance our overall operations as well as broadcast and sponsorship opportunities. LVMS is a newly constructed 1.5 mile, lighted, asphalt superspeedway, with several other on-site race tracks, and has permanent seating capacity of approximately 107,000, including 102 luxury suites, as of December 31, 1998. The superspeedway's configuration readily allows for significant future expansion. LVMS currently hosts several annual NASCAR-sanctioned racing events, including a Winston Cup Series, Busch Series, Craftsman Truck Series, two Winston West Series, and two Winston Southwest Series racing events. Additional major events held annually include IRL, World of Outlaws, AMA, and drag racing events, among others.

     As of December 31, 1998, our total permanent seating capacity exceeded 665,000, the largest in the motorsports industry. Management believes that spectator demand for our largest events exceeds existing permanent seating capacity at each of our speedways. In 1998, we added more than 140,000 permanent seats, including approximately 19,000 at BMS, 12,000 at LMSC, 3,000 at TMS, and the acquisition of LVMS. At December 31, 1998, AMS had permanent seating capacity of approximately 124,000; BMS, 134,000; LMSC, 147,000; LVMS, 107,000; and TMS, 153,000, in each case excluding infield admission, temporary seats and general admission. Also at December 31, 1998, we had a total of 659 suites luxury suites, with 141 at AMS, 97 at BMS, 125 at LMSC, 102 at LVMS, and 194 at TMS. SPR currently does not have permanent seating capacity but provides temporary seating and suites for approximately 24,000 spectators in addition to other general admission seating arrangements along its 2.52 mile road course.

     In 1998, we derived approximately 77% of our total revenues from events sanctioned by NASCAR. We have experienced substantial growth in revenues and profitability as a result of the continued improvement and expansion of and investment in our facilities, our consistent marketing and promotional efforts and the overall increase in popularity of Winston Cup, Busch and other motorsports events in the United States.

     Television broadcast and naming rights values are rising. Published 1998 NASCAR Winston Cup television ratings indicated that our events achieved four of the top eight ratings, which would have been five of such top events if LVMS' operations for 1998 were included, and were above the average for all Winston Cup events. In February 1999, we obtained the motorsports industry's first facility naming rights agreement which renamed Charlotte Motor Speedway as Lowe's Motor Speedway for gross fees aggregating approximately $35.0 million over the ten year term of the agreement. Also, we jointly announced with NASCAR in February 1999 that we would be part of a newly formed NASCAR television negotiating alliance. We believe these positive developments bode well for our television contract renegotiations in 2000 and beyond and for future naming rights possibilities.


INDUSTRY OVERVIEW

     Motorsports is currently the fastest growing spectator sport in the United States, with NASCAR the fastest growing industry segment. In 1998, NASCAR sanctioned 93 Winston Cup, Busch and Craftsman Truck Series races, which were attended by approximately 9.3 million spectators. Attendance of these NASCAR events has increased at a compound annual growth rate of 10.8% since 1994. Based on information developed independently by Goodyear, spectator attendance at Winston Cup events increased at a compound annual growth rate of 6.5% from 1994 to 1998 while spectator attendance at Busch Series events increased at a compound annual growth rate of 12.7% for the same period. In 1998, IRL sanctioned events were attended by approximately 1.3 million spectators. Races are generally heavily promoted, with a number of supporting events surrounding the main event, for a total weekend experience.

     In recent years, television coverage and corporate sponsorship have increased for NASCAR-related events. All NASCAR Winston Cup and Busch Series events sponsored by SMI are currently broadcast by ABC, CBS, ESPN, TBS or

TNN. Also, all IRL events sponsored by us are currently broadcast. We have entered into television rights contracts for all its major sanctioned events. According to NASCAR, major national corporate sponsorship of NASCAR-sanctioned events (which currently includes over 80 Fortune 500 companies) also has increased significantly. Sponsors include such companies as Coca-Cola, General Motors, Cracker Barrel, NAPA, PRIMESTAR, Save Mart, Kragen, Food City, Goody's and RJR Nabisco.

     We intend to do all of the following to promote our speedways:

     o increase the exposure of our current Winston Cup, Busch Series, IRL and NHRA events;
     o add television coverage to other speedway events;
     o increase broadcast and sponsorship revenues; and
     o schedule additional racing and other events at each of our speedway facilities.

     The dramatic increase in corporate interest in the sport has been driven by the attractive advertising demographics of stock car and other motorsports racing fans. In addition, brand loyalty, as measured by fans using sponsors' products, is the highest of any nationally televised sport according to a study published by Performance Research in 1997. Speedway operations generate high operating margins and are protected by high barriers to competitive entry, including capital requirements for new speedway construction, marketing, promotional and operational expertise, and license agreements with NASCAR. Industry competitors are actively pursuing internal growth and industry consolidation due to all of the following factors:

     o popular and accessible drivers;
     o strong fan brand loyalty;
     o a widening demographic reach;
     o increasing appeal to corporate sponsors; and
     o rising broadcast revenues.


OPERATING STRATEGY

     Our operating strategy is to increase revenues and profitability through the promotion and production of racing and related events at modern facilities, which serve to enhance customer loyalty. We market our scheduled events throughout the year both regionally and nationally via television, radio and newspaper advertising, facility tours, satellite links for media outlets, direct mail campaigns, pre-race promotional activities and other innovative marketing activities. The key components of this strategy are as follows:

     o COMMITMENT TO QUALITY AND CUSTOMER SATISFACTION. Upon assuming control of LMSC in 1975, we embarked upon a series of capital improvements, including the construction of additional permanent grandstand seating, new luxury suites, trackside dining and entertainment facilities and a condominium complex overlooking the track. In 1992, LMSC became the first and only superspeedway in North America to offer nighttime racing, and now all of our speedways, except SPR, offer it. Following the purchase of AMS in 1990, we began to implement a similar strategy of constructing additional grandstand seating, luxury suites and condominiums.

     We continue to improve and construct new concessions, restrooms and other fan amenities at each of our speedways to increase spectator comfort and enjoyment. For example, BMS has relocated various souvenir, concessions and restroom facilities to the mezzanine level, and added new permanent seating, all of which feature new stadium-style terrace sections to increase spectator convenience and accessibility. In 1997, LMSC opened the Diamond Tower Terrace, a "state-of-the-art" 25,000 seat grandstand, also featuring a unique mezzanine level concourse, which was further expanded in 1998 with the addition of 12,000 permanent seats.

     We continue to reconfigure traffic patterns, entrances, and expand on-site roads and available parking at each of our speedways to ease congestion caused by the increases in attendance. For example, in 1998 SPR acquired adjoining land to provide an additional entrance and significantly expand spectator parking areas. Also, TMS has significantly expanded its parking areas and improved traffic control dramatically reducing travel congestion. Finally, LVMS and TMS were designed to maximize spectator comfort and enjoyment, and further design improvements are expected as management acquires operating experience with these new facilities.

     o INNOVATIVE MARKETING AND EVENT PROMOTION. We believe that the marketing of our scheduled events throughout the year, both regionally and nationally, is important. We market our events by offering tours of our facilities, providing satellite links for media outlets, conducting direct mail campaigns and staging pre-race promotional activities such as live music, skydivers and daredevil stunts. Our marketing program also includes the solicitation of prospective event sponsors.

Sponsorship provisions for a typical NASCAR-sanctioned event include luxury suite rentals, block ticket sales and SMI-catered hospitality, as well as souvenir race program and track signage advertising. Recent examples of marketing innovations include our announcement of our facility naming rights agreement involving Lowe's Home Improvements Warehouse in early 1999 -- a first in the motorsports industry. Another industry first was our joint venture with Turner Sports, in which LMSC's October 1998 NASCAR Winston Cup race was broadcast on pay-per-view DirectTv, as well as on TBS. Subscribers to DirectTv received the full broadcast of the race plus continuous broadcasts from four in-car cameras, along with constantly updated graphics of various driver, car and race statistics.

     We also own The Speedway Club, an exclusive dining and entertainment facility located on the fifth and sixth floors of Smith Tower at LMSC. We have constructed a similar office tower adjoining the main grandstand and overlooking turn one at TMS that houses The Texas Motor Speedway Club. We are conducting a membership drive for The Texas Motor Speedway Club, which contains a first-class, year-round restaurant-entertainment club and a health-fitness club. The Texas Motor Speedway Club celebrated its grand opening in March 1999. Open year-round, these two VIP clubs are a focal point of our efforts to improve the amenities and enhance the comfort of our facilities for the benefit of spectators.

     o UTILIZATION OF MEDIA. We currently negotiate directly with network and cable television companies for live coverage of our NASCAR-sanctioned races.

     o In May 1996, AMS signed a four-year television rights agreement with ESPN for NASCAR seasons for 1997 through 2000.

     o Also in May 1996, BMS renegotiated a seven-year television rights agreement with ESPN covering the April and August NASCAR Winston Cup and related races through the NASCAR season for 2002.

     o In May 1996, LMSC signed a three-year television rights agreement with Turner Sports, Inc. with a Turner Sports renewal right for the fourth year. The Turner Sports agreement covers the May and October NASCAR and ARCA races at LMSC to be broadcast on TBS through the NASCAR season for 2000. In 1997, LMSC entered into a five-year television rights agreement with TNN for "The Winston" race and associated events to be held through 2002.

     o LVMS has a five-year television rights agreement with ESPN covering the March NASCAR Winston Cup and related races through the NASCAR season for 2002.

     o In November 1996, SPR renegotiated a three-year television rights agreement with ESPN covering its June NASCAR Winston Cup races through the NASCAR season for 1999.

     o In August 1996, TMS signed a four-year television rights agreement with CBS Sports for the March races at TMS through the NASCAR season for 2000.

     We also broadcast all of our NASCAR Winston Cup and Busch Series racing events over our proprietary radio Performance Racing Network, which is syndicated to more than 500 stations. Performance Racing Network also sponsors a weekly racing-oriented program throughout the NASCAR season, which is syndicated to more than 175 stations. We also seek to increase the visibility of our racing events and facilities through local and regional media interaction. For example, each January SMI sponsors a four-day media tour at LMSC to promote the upcoming Winston Cup season. In 1999, this event featured Winston Cup drivers and attracted media personnel representing television networks and stations from throughout the United States. In addition, in early 1999, a similar media tour was staged at TMS which also featured Winston Cup drivers and was attended by numerous media personnel from throughout the United States.


GROWTH STRATEGY

     We believe that we can achieve our growth objectives by increasing attendance and revenues at existing facilities and by expanding our promotional and marketing expertise to take advantage of opportunities in attractive new markets. We intend to continue implementing our growth strategy through the following means:

     o EXPAND AND IMPROVE EXISTING FACILITIES. We believe that spectator demand for our largest events exceeds existing permanent seating capacity. We plan to continue our expansion by adding permanent grandstand seating and luxury suites, and making other significant renovations and improvements at each of our speedways in 1999, as further described in " -- Motorsports Facilities" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Expenditures."

     o We completed major renovations at AMS in 1997, including reconfiguration into a "state-of-the-art" 1.54 mile, lighted, quad-oval superspeedway, adding approximately 22,000 permanent seats, including 58 new suites, and changing the start-finish line location. AMS installed lighting for its inaugural IRL night race in August, and now all of our speedways, except SPR, offer nighttime racing.

     o In 1998, BMS continued its expansion by adding approximately 19,000 permanent seats, including 42 new luxury suites, and LMSC added approximately 12,000 permanent seats, including 12 new luxury suites.

     o In 1998, SPR purchased adjoining land to provide an additional entrance and further expand its parking areas to improve traffic flow and ease congestion caused by the growth in attendance. Also in 1998, SPR was partially reconfigured into a stadium-style road course featuring "The Chute" which provides spectators improved sight lines and expanded viewing areas for increased spectator comfort and enjoyment.

     o TMS opened in April 1997 as the second-largest sports facility in the United States. Since its inaugural Winston Cup event in 1997, TMS has significantly expanded its parking areas and improved traffic control dramatically reducing travel congestion.

     In 1999, as a result of our plans to add more than 25,000 permanent seats, exclusive of SPR, our total permanent seating capacity at our motorsports facilities will exceed 690,000 and the total number of luxury suites will be approximately 659. In 1999, BMS is reconstructing and expanding its dragstrip into a "state-of-the-art" dragway with permanent grandstand seating, luxury suites, and extensive fan amenities and facilities. Also in 1999, we expect to continue major renovations at SPR, including its on-going reconfiguration into a stadium-style road racing course, the addition of approximately 45,000 permanent seats, and further improving and expanding concessions, restroom and other fan amenities facilities. We continue to improve and expand concessions, restroom and other fan amenities facilities at each of our speedways, as well as reconfiguring traffic patterns, entrances, and expanding on-site roads and available parking to ease congestion caused by the increases in attendance, consistent with management's commitment to quality and customer satisfaction. We believe that the expansion and improvements will generate additional admissions and event-related revenues.

     o MAXIMIZE MEDIA EXPOSURE AND ENHANCE BROADCAST AND SPONSORSHIP REVENUES. NASCAR-sanctioned stock car racing is experiencing significant growth in television viewership and spectator attendance. This growth has allowed us to expand our television coverage to include more races and to negotiate more favorable broadcast rights fees with television networks as well as to negotiate more favorable contract terms with sponsors. We believe that spectator interest in stock car racing will continue to grow, thereby increasing broadcast media and sponsors' interest in the sport. We intend to increase media exposure of our current NASCAR and IRL events, to add television coverage to other speedway events and to further increase broadcast and sponsorship revenues. For instance, with over 30 million people visiting Las Vegas annually, we believe the newly acquired LVMS has the potential to significantly increase broadcasting and sponsorship revenues. Also, the acquisition of SPR marked our entry into the Northern California television market, which is currently the 5th largest television market in the United States.

     The LVMS acquisition is a major strategic transaction for us. It achieves a critical mass west of the Mississippi River that will enhance our overall operations, as well as broadcast and sponsorship opportunities. We intend to capitalize on its top market entertainment value to further grow LVMS, the sport of NASCAR and other racing series.

     We are strategically positioned with speedways in six of the premier markets in the United States, including three of the top ten television markets. Also, our NASCAR Winston Cup events in 1998 achieved four of the top eight Winston Cup television ratings, and rankings above the average for all Winston Cup events. In February 1999, we obtained our naming rights agreement involving Lowe's Home Improvements Warehouse -- a first in the motorsports industry, and jointly announced we would be part of a newly formed NASCAR television negotiating alliance. We believe these positive developments bode well for our television contract renegotiations in 2000 and beyond and for future naming rights possibilities. Another example of our being a leading promoter is our joint venture with Turner Sports in which LMSC's October 1998 NASCAR Winston Cup race was broadcast on pay-per-view DirectTV, as well as on TBS. Subscribers to DirectTV received the full broadcast of the race plus continuous broadcasts from four in-car cameras, along with constantly updated graphics of various driver, car and race statistics.

     o FURTHER DEVELOP FINISH LINE EVENTS. In January 1998, we formed FLE to consolidate our food, beverage and souvenir operations. FLE provides event food, beverage, and souvenir merchandising services, as well as expanded ancillary support services, to all of our facilities and other unaffiliated sports-related venues. We believe this provides better products and expanded services to our customers, enhancing the overall entertainment experience for spectators, while allowing us to achieve substantial operating efficiencies.

     o FURTHER DEVELOP 600 RACING. In 1992, we developed the Legends Circuit for which we manufacture and sell cars and parts used in Legends Circuit racing events. We are the official sanctioning body for the Legends Circuit. At retail prices starting at less than $12,400, we believe that Legends Cars are economically affordable to a new group of racing enthusiasts who previously could not race on an organized circuit. Legends Cars are an important part of our business as revenues from this business have grown from $5.7 million in 1994 to $10.9 million in 1998. As an extension of the Legends Car concept, we released in late 1997 a new smaller, lower priced "Bandolero" stock car, which appeals largely to younger racing enthusiasts. We intend to further broaden the Legends Car Circuit, increasing the number of sanctioned races and tracks at which Legend and Bandolero Car races are held in 1999.

     o INCREASE DAILY USAGE OF EXISTING FACILITIES. We constantly seek revenue-producing uses for our speedway facilities on days not committed to racing events. Such other uses include car and truck shows, motorcycle racing, auto fairs, driving schools, vehicle testing and settings for television commercials, concerts, holiday season festivities, print advertisements and motion pictures. In 1998, we began hosting a summer Legend Cars series at AMS and TMS, and in 1999 are planning to begin a similar series at LVMS and SPR. Other examples of increased usage include LMSC's hosting of the 35th Anniversary of the Mustang celebration, and TMS's spring and fall Autofests in 1999. We are also currently attempting to schedule music concerts at certain facilities with one concert already scheduled at AMS in 1999. Non-race-day track rental revenues were $1.7 million in 1996, $3.0 million in 1997 and $3.9 million in 1998.

     Along with such increased daily usage of the facilities, we hosted one new IRL race event at both AMS and TMS in 1998. The TMS and LMSC races were attended by the second and third largest crowds, respectively, ever for an IRL event, exclusive of the Indianapolis 500. In 1999, we are hosting five IRL events, including those at LVMS. Also, the IRL season championship finale has been moved to TMS coupled with a NASCAR Craftsman Truck Series race. With more than twelve different track configurations at LVMS, including a 2.5 mile road course, 1/4 mile dragstrip, 1/8 mile dragstrip, 1/2 mile clay oval, 3/8 mile paved oval and several other race courses, we plan to capitalize on our top market entertainment value to further grow the speedways and other racing series, and to promote new expanded venues.

     o ACQUIRE AND DEVELOP ADDITIONAL MOTORSPORTS FACILITIES. We also consider growth by acquisition and development of motorsports facilities as appropriate opportunities arise. We acquired BMS in January 1996, SPR in November 1996, and LVMS in December 1998. In 1997, we completed construction of TMS. We continuously seek to locate, acquire, develop and operate venues which we feel are underdeveloped or underutilized and to capitalize on markets where the pricing of sponsorships and television rights are considerably more lucrative.


OPERATIONS

     Our operations consist principally of racing and related events. We also sell Legends and Bandolero Cars. We are the official sanctioning body for the Legends and Bandolero Car Racing Circuits. Our other activities are ancillary to our core business of racing.


RACING AND RELATED EVENTS

     NASCAR-sanctioned races are held annually at each of our speedways. The following are summaries of racing events scheduled in 1999 at each of our speedways. We are actively pursuing the scheduling of additional motorsports racing and other events.

     o AMS. In March 1999, AMS conducted the Cracker Barrel Old Country Store 500 Winston Cup Series race and the Yellow Freight 300 Busch Series race. AMS is scheduled to promote the last Winston Cup Series race of the season, as well as several other races and events. Its NASCAR-sanctioned racing schedule is as follows:



DATE                                                          CIRCUIT
-------------                   EVENT                      ------------
March 13        "Yellow Freight 300"                       Busch
March 14        "Cracker Barrel Old Country Store 500"     Winston Cup
November 21     "NAPA 500"                                 Winston Cup

     In 1999, AMS is also scheduled to promote an IRL event and two ARCA races.


     o BMS. In April 1999, BMS conducted the Food City 500 Winston Cup Series race and the Moore's Snack Food 250 Busch Series race. BMS is scheduled to promote one more Winston Cup Series race and Busch Series race, as well as several other races and events. Its NASCAR-sanctioned racing schedule is as follows:

DATE          EVENT                             CIRCUIT
-----------   -------------------------------   ------------
April 10      "Moore's Snack Food 250"          Busch
April 11      "Food City 500"                   Winston Cup
August 27     "Food City 250"                   Busch
August 28     "Goody's Headache Powder 500"     Winston Cup

     In 1999, BMS is also scheduled to promote a NASCAR Craftsman Truck Series event and the NHRA's "The Winston No-Bull Showdown" all-star race.

     o LMSC. In May 1999, LMSC conducted the Coca-Cola 600 Winston Cup Series race, The Winston, and the CARQUEST Auto Parts 300 Busch Series race and is scheduled to promote one other Winston Cup Series race and one other Busch Series race, as well as several other races and events. Its NASCAR-sanctioned racing schedule is as follows:



DATE           EVENT                                         CIRCUIT
------------   -------------------------------------------   ----------------------------
May 22         "The Winston"                                 Winston Cup (all-star race)
May 29         "CARQUEST Auto Parts 300"                     Busch
May 30         "Coca-Cola 600"                               Winston Cup
October 9      "All Pro Auto Parts Bumper to Bumper 300"     Busch
October 10     "UAW-GM Quality 500"                          Winston Cup

     For the remainder of 1999, LMSC is also scheduled to promote two ARCA races.

     o LVMS. In March 1999, LVMS conducted the Las Vegas 400 Winston Cup Series race and the Sam's Town 300 Busch Series race, among others. Its
NASCAR-sanctioned racing schedule is as follows:



DATE        EVENT                CIRCUIT
---------   ------------------   ------------
March 6     "Sam's Town 300"     Busch
March 7     "Las Vegas 400"      Winston Cup

     In 1999, LVMS is also scheduled to promote one NASCAR Craftsman Truck Series event, one IRL event, two NASCAR Winston West and two Winston Southwest Series events, and various AMA, NHRA, World of Outlaws and other events.

     o SPR. In 1999, SPR is scheduled to promote one Winston Cup Series race, as well as several other races and events. Its NASCAR-sanctioned racing schedule is as follows:



DATE        EVENT                        CIRCUIT
---------   --------------------------   ------------
June 27     "Save Mart / Kragen 350"     Winston Cup

     In 1999, SPR is also scheduled to promote a NHRA Nationals event, a NASCAR Winston Southwest Series event, and various AMA, Sports Car Club of America and other racing events.

     o TMS. In March 1999, TMS conducted the PRIMESTAR 500 Winston Cup Series race and the Coca-Cola 300 Busch Series race, and will promote several other races and events. Its NASCAR-sanctioned racing schedule is as follows:



DATE         EVENT               CIRCUIT
----------   -----------------   ------------
March 27     "Coca-Cola 300"     Busch
March 28     "PRIMESTAR 500"     Winston Cup

     In 1999, TMS is also scheduled to promote two NASCAR Craftsman Truck Series events and two IRL events.

     The following table shows selected revenues for the years ended December 31, 1996, 1997 and 1998. All amounts for 1996, 1997 and 1998 exclude information for LVMS before the December 1, 1998 acquisition.



                                         YEAR ENDED
                              ---------------------------------
                                                                 THREE MONTHS ENDED
                                 1996       1997        1998       MARCH 31, 1999
                              ---------- ---------- ----------- -------------------
                                       (IN THOUSANDS)
Admissions ..................  $ 52,451   $ 94,032   $107,601         $19,826
Sponsorship revenue .........     6,989     14,646     18,346           5,316
Broadcast revenue ...........     5,299     17,947     20,014           8,742
Other .......................    37,374     65,501     83,835          19,220
                               --------   --------   --------         -------
 Total ......................  $102,113   $192,126   $229,796         $53,104
                               ========   ========   ========         =======

     ADMISSIONS. Grandstand ticket prices at our NASCAR-sanctioned events in 1999 range from $15.00 to $130.00. In general, we are raising ticket prices as the cost of living increases.

     SPONSORSHIP REVENUE. Our revenue from corporate sponsorships is paid in accordance with negotiated contracts. The identities of sponsors and the terms of sponsorship change from time to time. We currently have sponsorship contracts with such major manufacturing and consumer products companies as Coca-Cola, General Motors, Miller Brewing Company, Anheuser-Busch, NAPA, Cracker Barrel, PRIMESTAR, Goody's, Save Mart, Kragen, Chevrolet and Ford. Some contracts allow the sponsor to name a particular racing event, as in the "Coca-Cola 600" and the "UAW-GM Quality 500." Other consideration ranges from "Official Car" designation, as with Ford at AMS, and Chevrolet at BMS, LMSC, LVMS, SPR and TMS, to exclusive advertising and promotional rights in the sponsor's product category, as with Anheuser-Busch at AMS, BMS, LVMS and TMS, Coors also at TMS, and Miller at LMSC. Also, we obtained a naming rights agreement in early 1999 renaming Charlotte Motor Speedway as Lowe's Motor Speedway at Charlotte. None of our event sponsors individually accounted for as much as 5% of total revenues in 1998.

     BROADCAST REVENUE. We have negotiated contracts with television networks and stations for the broadcast coverage of all of its NASCAR-sanctioned events. We have contracts with ABC, CBS, ESPN, TBS and TNN covering events at AMS, BMS, LMSC, LVMS, SPR and TMS. We also broadcast all of our NASCAR Winston Cup and Busch Series races over our proprietary Performance Racing Network, which is syndicated to more than 500 stations. Performance Racing Network also sponsors a weekly racing-oriented program throughout the NASCAR season, which is syndicated to more than 175 stations. We derive revenue from the sale of commercial time on Performance Racing Network. None of our broadcast contracts individually accounted for as much as 5% of total revenues in 1998.

     OTHER REVENUE. We derive other revenue from the sale of souvenirs and concessions, from fees paid for catering "hospitality" receptions and private parties at our speedways and from parking. Also, as of December 31, 1998, our speedway facilities include a total of approximately 659 luxury suites available for leasing to corporate sponsors or others at current 1999 annual rates ranging from $20,000 to $100,000. LMSC has also constructed 40 open-air boxes, each containing 32 seats, which are currently available for renting by corporate sponsors or others at annual rates of up to $37,000. Our tracks and related facilities often are leased to others for use in driving schools, testing, research and development of race cars and racing products, use as settings for commercials and motion pictures, and other outdoor events. We also derive other revenue from the sale of Legend and Bandolero cars and parts, and industrial park rental revenues.

     QUAD-CITIES INTERNATIONAL RACEWAY PARK. In October 1996, we signed a joint management and development agreement with Quad-Cities International Raceway Park. We will serve in an advisory capacity for the development of a multi-use facility, which includes a speedway in northwest Illinois. The agreement also grants us the option to purchase up to 40% equity ownership in the facility. The option has not been exercised.


600 RACING AND THE LEGENDS CARS CIRCUIT

     Introduced in 1992, Legends Cars are 5/8-scale versions of the modified cars driven by legendary early NASCAR racers. Designed primarily to race on "short" tracks of 3/8-mile or less, they are currently available in eight body styles modeled after classic sedans and coupes. Legends Circuit races are sanctioned by our subsidiary, 600 Racing, and continue to be the fastest growing short track racing division in motorsports. More than 1,500 sanctioned races were held nationwide in 1998, and 600 Racing is now the third largest short track sanctioning body in terms of membership behind NASCAR and IMCA. Since 1995, Legends Cars have been manufactured by 600 Racing at a leased 92,000-square-foot facility located approximately two miles from LMSC.

     We believe that the Legends Car is one of only a few complete race cars manufactured in the United States for a retail price of less than $12,400. At these retail prices, we believe that Legends Cars are economically affordable to a new group of racing enthusiasts who otherwise could not race on an organized circuit. Legends Cars are not designed for general road use. Cars and parts are currently marketed and sold through approximately 45 distributors doing business throughout the United States, Canada, and Europe.

     In late 1997, 600 Racing released a new "Bandolero" line of smaller, lower-priced, entry level stock cars, which is expected to appeal to younger racing enthusiasts. We further broadened the Legends Car Circuit in 1998, increasing the number of sanctioned races and tracks at which Legend and Bandolero Car races are held. In 1998, 600 Racing also began conducting sanctioned Legend and Bandolero Car races at AMS and TMS, as well as again at LMSC, and in 1999, plans to begin at both SPR and LVMS.

OTHER ACTIVITIES

     We also own Smith Tower, a seven-story, 135,000 square foot building adjoining the main grandstand and overlooking the principal track at LMSC. Smith Tower houses the Speedway Club, the corporate offices of LMSC and office space leased to others. The Speedway Club is an exclusive dining and entertainment facility located on the fifth and sixth floors of Smith Tower. We have constructed a similar office tower adjoining the main grandstand and overlooking the track at TMS. This TMS tower houses The Texas Motor Speedway Club and the corporate offices of TMS. We are currently conducting a membership drive for The Texas Motor Speedway Club, which contains a first class, year round dining-entertainment club and a health-fitness club. The Texas Motor Speedway Club opened in March 1999. Open year-round, these two VIP clubs are a focal point of our efforts to improve the amenities and enhance the comfort of our facilities for the benefit of spectators.

     We have built 46 trackside condominiums at AMS of which 41 were sold as of December 31, 1998. Also, the Company completed construction of 76 condominiums at TMS above turn two of the speedway, 66 of which have been sold or contracted for sale as of December 31, 1998. We built and sold 40 trackside condominiums at LMSC in the 1980's and another 12 units at LMSC from 1991 to 1994. Some are used by team owners and drivers, which is believed to enhance their commercial appeal.


COMPETITION

     We are the leading motorsports promoter in the local and regional markets served by AMS, BMS, LMSC, LVMS, SPR and TMS, and compete regionally and nationally with other speedway owners to sponsor events, especially NASCAR, IRL and NHRA sanctioned events. We also must compete for spectator interest with all forms of professional and amateur spring, summer and fall sports conducted in and near Atlanta, Bristol, Charlotte, Las Vegas, Fort Worth, and Sonoma. We also compete for attendance with a wide range of other available entertainment and recreational activities.


MOTORSPORTS FACILITIES

     o ATLANTA MOTOR SPEEDWAY. AMS is located on 870 acres of land in Hampton, Georgia, approximately 30 miles south of downtown Atlanta. Built in 1960, today it is a modern, attractive facility. In 1996, SMI completed 17 new suites at AMS, reconfigured AMS's main entrances and expanded on-site roads to ease congestion caused by the increases in attendance. In November 1997, SMI completed major renovations at AMS, including its reconfiguration into a "state-of-the-art" 1.54 mile, lighted, quad-oval superspeedway, the addition of approximately 22,000 permanent seats, including 58 new suites, and changing the start-finish line location. Other significant improvements in 1997 included new scoreboards, new garage areas, and new infield media and press box centers. Lighting was installed for its inaugural IRL night race in August 1998. At December 31, 1998, AMS had permanent seating capacity of approximately 124,000, including 141 new luxury suites. In 1999, AMS plans to improve and expand its on-site roads and available parking, as well as reconfiguring traffic patterns and entrances, to ease congestion and improve traffic flow. AMS has constructed 46 condominiums overlooking the Atlanta speedway and is in the process of selling the four remaining condominiums.

     o BRISTOL MOTOR SPEEDWAY. In January 1996, SMI acquired 100% of the capital stock of BMS. BMS is located on approximately 550 acres in Bristol, Tennessee and is a one-half mile, lighted, 36-degree banked concrete oval. BMS also owns and operates a one-quarter mile lighted dragstrip. BMS is one of the most popular facilities in the Winston Cup circuit among race fans due to its 36 degree banked turns and lighted nighttime races. We believe that spectator demand for its Winston Cup events at BMS exceeds existing permanent seating capacity. In 1996, BMS added approximately 6,000 permanent grandstand seats and relocated various souvenir, concessions and restroom facilities to the mezzanine level to increase spectator convenience and accessibility. In 1997, BMS added approximately 39,000 permanent grandstand seats and constructed 55 new suites for a net increase of 31. In 1998, BMS added approximately 19,000 permanent grandstand seats, including 42 new luxury suites, again featuring a new stadium-style terrace section and mezzanine level facilities for enhanced spectator convenience and assessibility, and made other site improvements. At December 31, 1998, BMS had permanent seating capacity of approximately 134,000, including 97 luxury suites. In 1999, BMS is reconstructing and expanding its dragstrip into a "state-of-the-art" dragway with permanent grandstand seating, luxury suites, and extensive fan amenities and facilities. Construction of the Bristol Dragway is expected to be completed in 1999, and its inaugural NHRA sanctioned Winston Showdown will be hosted in July 1999. Bristol Dragway will also host regional and weekly drag racing events, as well as various auto shows.

     o LOWE'S MOTOR SPEEDWAY (FORMERLY CHARLOTTE MOTOR SPEEDWAY). LMSC is located in Concord, North Carolina, approximately 12 miles northeast of uptown Charlotte. On Winston Cup race days it uses more than 1,000 acres of land, some of which is leased from others. LMSC was among the first superspeedways built and today is a modern, attractive facility. The principal track is a 1.5-mile banked asphalt quad-oval facility in excellent condition, having been repaved in 1994, and was the first superspeedway in North America lighted for nighttime racing. LMSC also has three lighted "short" tracks (a 1/5-mile asphalt oval, a 1/4-mile asphalt oval and a 1/5-mile dirt oval), as well as a 2.25-mile asphalt road course. SMI has consistently improved and increased spectator seating arrangements at LMSC. In 1997, LMSC added a "state-of-the-art" 25,000 seat grandstand, featuring a unique mezzanine level concourse and 26 new suites, among other site improvements. In 1998, LMSC added approximately 12,000 permanent seats, including 12 new luxury suites, again featuring a new stadium-style terrace section and mezzanine level facilities for enhanced spectator convenience and assessibility. LMSC also further expanded parking areas to accommodate the increases in attendance and to ease congestion. At December 31, 1998, LMSC had permanent seating capacity of approximately 147,000, including 125 luxury suites. In 1999, LMSC added approximately 10,000 permanent seats, further expanded concessions, restroom and other fan amenities, and made other site improvements.

     o LAS VEGAS MOTOR SPEEDWAY. LVMS, located on approximately 1,300 acres in Las Vegas, Nevada, is a 1.5 mile, lighted, asphalt superspeedway, and includes several other on-site race tracks and a 1.4 million square foot on-site industrial park. The other race tracks include a 1/4 mile dragstrip, 1/8 mile dragstrip, 2.5 mile road course, 1/2 mile clay oval, 3/8 mile paved oval, motocross and other off-road race courses. Construction of LVMS was substantially completed in 1997 and its first major NASCAR Winston Cup Series race was held in March 1998. As of December 31, 1998, construction of the 1.4 million square foot industrial park was nearing completion and is expected to commence operations in early 1999. The industrial park is expected to be leased under triple net operating leases primarily to businesses and individuals involved in racing and related industries. At December 31, 1998, LVMS had permanent seating capacity of approximately 107,000, including 102 luxury suites. In 1999, LVMS plans to add approximately 15,000 permanent seats, expand concessions, restroom and other fan amenities facilities, and make other site improvements.

     o SEARS POINT RACEWAY. SPR, located on approximately 1,500 acres in Sonoma, California, consists of a 2.52-mile, twelve-turn road course, a one-quarter mile dragstrip, and a 157,000 square foot industrial park. SPR currently does not have permanent seating capacity but provides temporary seating and suites for approximately 24,000 spectators in addition to other general admission seating arrangements along its 2.52 mile road course. In 1997, SPR made various parking, road improvements and grading changes to improve spectator sight lines, and to increase and improve seating and facilities for spectator and media amenities. In 1998, SPR acquired adjoining land to provide an additional entrance and expanded spectator parking areas to accommodate the increases in attendance and to ease congestion. Also in 1998, SPR was partially reconfigured into a stadium-style road course featuring "The Chute" which provides spectators with improved sight lines and expanded viewing areas. Pending governmental approvals, in 1999, SMI expects to begin major renovations at SPR, including its on-going reconfiguration into a "stadium-style" road racing course, the addition of approximately 45,000 permanent seats, and improving and expanding concessions, restroom and other fan amenities facilities.

     o TEXAS MOTOR SPEEDWAY. TMS, located on approximately 1,360 acres in Fort Worth, Texas, is a 1.5-mile, lighted, banked, asphalt quad-oval superspeedway with a permanent seating capacity of approximately 153,000, including 194 suites, and 76 condominiums. TMS, the second-largest sports facility in the United States in terms of permanent seating capacity, hosted its first major NASCAR Winston Cup race on April 6, 1997, preceded by a Busch race. TMS was designed to maximize spectator comfort and enjoyment, and further design improvements are expected at TMS as management acquires operating experience with this new facility. The TMS facilities are subject to a lease transaction with the Fort Worth Sports Authority as of December 31, 1998. See Note 2 to the Consolidated Financial Statements for information on the terms and conditions of the lease transaction. In addition to adding approximately 3,000 permanent seats, among other site improvements, TMS significantly expanded its parking areas and improved traffic control dramatically reducing travel congestion.

     In addition, TMS has constructed an office tower adjoining the main grandstand and overlooking the speedway, similar to The Speedway Club at LMSC. This TMS tower houses The Texas Motor Speedway Club and corporate offices. The Company is currently conducting a membership drive for The Texas Motor Speedway Club which opened in March 1999.

                                   MANAGEMENT

     Our directors are elected at the annual meetings of stockholders to serve staggered terms of three years and until their successors are elected and qualified. The Board of Directors currently consists of seven directors. The terms of Messrs. Brooks and Gambill expire at the 2002 annual meeting; the terms of Messrs. Wheeler and Clark expire at the 2000 annual meeting; and the terms of Messrs. Smith and Benton expire at the 2001 annual meeting. The term of Mr. Kemp expires at the 2002 annual meeting. Messrs. Brooks and Gambill were reelected at the 1999 Annual Meeting. Officers are elected by the Board of Directors to hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are elected and qualified. Our directors and executive officers are as follows:




NAME                             AGE  PRINCIPAL POSITION(S) WITH THE COMPANY
------------------------------- ----- -----------------------------------------------
O. Bruton Smith ...............  72   Chief Executive Officer and Chairman
H.A. "Humpy" Wheeler ..........  60   President, Chief Operating Officer and
                                      Director of SMI; President and General Manager
                                      of LMSC
William R. Brooks .............  49   Vice President, Treasurer, Chief Financial
                                      Officer and Director
Edwin R. Clark ................  44   Executive Vice President and Director of SMI;
                                      President and General Manager of AMS
William P. Benton .............  75   Director
Mark M. Gambill ...............  48   Director
Jack F. Kemp ..................  63   Director

     The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for the past five years of each SMI director and director-nominee are set forth below.

     O. BRUTON SMITH, 72, has been Chief Executive Officer and a director of LMSC, a wholly-owned subsidiary of SMI, since 1975. He was a founder of LMSC in 1959 and was an executive officer and director of LMSC until 1961, when it entered reorganization proceedings under the bankruptcy laws. Mr. Smith became Chairman and Chief Executive Officer, President and a director of AMS upon acquiring it in 1990. He became Chief Executive Officer of SMI upon its organization in December 1994 and became the Chairman and CEO of BMS upon its acquisition in January 1996, SPR upon its acquisition in November 1996, and TMS in 1995. Mr. Smith became the President of LVMS upon its acquisition on December 1, 1998. Mr. Smith also is the Chairman, Chief Executive Officer, a director and controlling stockholder of Sonic Automotive, Inc. ("SAI"), (NYSE: symbol SAH), and serves as the president and a director of each of SAI's operating subsidiaries. SAI is believed to be one of the ten largest automobile retail dealership groups in the United States and is engaged in the acquisition and operation of automobile dealerships principally in the southeastern United States. Mr. Smith has entered into an employment agreement with SAI pursuant to which he has agreed to devote 50% of his business time to the affairs of SAI. Mr. Smith also owns and operates Sonic Financial Corporation ("Sonic Financial"), among other private businesses.

     H.A. "HUMPY" WHEELER, 60, was hired by LMSC in 1975 and has been a director and General Manager of LMSC since 1976. Mr. Wheeler was named President of LMSC in 1980 and became a director of AMS upon its acquisition in 1990. He became President, Chief Operating Officer and a director of SMI upon its organization in December 1994. Mr. Wheeler has been a Vice President and a director of BMS and SPR since their acquisition in 1996, and of TMS since its formation in 1995. Mr. Wheeler also became Vice President of LVMS upon its acquisition on December 1, 1998.

     WILLIAM R. BROOKS, 49, joined Sonic Financial from PricewaterhouseCoopers in 1983. Mr. Brooks has been Vice President of LMSC for more than five years and has been Vice President and a director of AMS, BMS and SPR since their acquisition, and TMS since its formation. Mr. Brooks became Vice President of LVMS upon its acquisition on December 1, 1998. Mr. Brooks has been Vice President, Treasurer, Chief Financial Officer and a director of SMI since its organization in December 1994 and has been the President and a director of Speedway Funding Corp., the Company's financing subsidiary, since 1995. Mr. Brooks has also served as a director of SAI since its formation in 1997 and served as its Chief Financial Officer from February to April 1997.

     EDWIN R. CLARK, 44, became Vice President and General Manager of AMS in 1992 and was promoted to President and General Manager of AMS in 1995. Prior to that appointment, he had been LMSC' Vice President of Events since 1981. Mr. Clark became Executive Vice President of SMI upon its organization in December 1994 and became a director of SMI in 1995.

     WILLIAM P. BENTON, 75, became a director of SMI in 1995. Since January 1997, Mr. Benton has been the Executive Director of Ogilvy & Mather, a world-wide advertising agency. He is also a consultant to the Chairman and Chief Executive Officers of TI Group and Allied Holdings, Inc. Prior to his appointment at Ogilvy & Mather, Mr. Benton served as Vice Chairman of Wells, Rich, Greene/BDDP Inc., an advertising agency with offices in New York and Detroit. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing Worldwide in 1984 after a 37-year career with that company. In addition, Mr. Benton serves as a director of SAI.

     MARK M. GAMBILL, 48, became a director of SMI in 1995. Mr. Gambill has been employed continuously since 1972 by First Union Capital Markets and its predecessor entities. First Union Capital Markets is the investment banking subsidiary of First Union Corporation. In 1996, he was named President of Wheat First Butcher Singer, which was subsequently purchased by First Union in 1998. In 1999, Mr. Gambill was named Managing Director and Head of Equity Capital Markets of First Union Capital Markets. Previously, Mr. Gambill acted as head of various divisions including Corporate and Public Finance, Taxable Fixed Income, and Equity Sales, Trading and Research.

     JACK F. KEMP, 63, became a director of SMI in 1999. Mr. Kemp is a co-director of Empower America, a public policy and advocacy organization he co-founded in 1993. Prior to founding Empower America, Mr. Kemp served four years as Secretary of Housing and Urban Development. Mr. Kemp received the Republican Party's nomination for Vice President in August of 1996. In 1995, Mr. Kemp served as Chairman of the National Commission on Economic Growth and Tax Reform. Before his appointment to the Cabinet, Mr. Kemp represented the Buffalo area and western New York for 18 years in the United States House of Representatives from 1971 to 1989. He served for seven years in the Republican Leadership as Chairman of the House Republican Conference after a 13-year career as a professional football quarterback with the San Diego Chargers and the Buffalo Bills.


                              CERTAIN TRANSACTIONS

     LMSC holds a note from a partnership in which Mr. Smith, our Chairman and Chief Executive officer, is a partner. The outstanding balance due thereunder at December 31, 1998 was $798,000 and at March 31, 1999 was $810,000 including accrued interest. The note due from such partnership is collateralized by certain land owned by the partnership and is payable on demand. The note bears interest at 1% over prime.

     Sonic Financial, an affiliate of SMI through common ownership, has made several loans and cash advances to AMS prior to 1996. Such loans and advances stood at approximately $2.6 million at December 31, 1998 and March 31, 1999. Of such amount, approximately $1.8 million bears interest at 3.83% per annum. The remainder of the amount bears interest at 1% over prime.

     From time to time during 1998 and 1999 we paid certain expenses and made cash advances for various corporate purposes on behalf of Sonic Financial. At December 31, 1998 and March 31, 1999, we had a net receivable from Sonic Financial of approximately $1.0 million and $909,000, respectively.

     Prior to the completion of our initial public offering, LMSC joined with Sonic Financial in filing consolidated federal income tax returns for several years. It did so for the period of 1995 ending with the restructuring consummated prior to the completion of the initial public offering. Under applicable federal tax law, each corporation included in Sonic Financial's consolidated return is jointly and severally liable for any resultant tax. Under a tax allocation agreement dated January 27, 1995, however, LMSC agreed to pay Sonic Financial, in the event that additional federal income tax is determined to be due, an amount equal to LMSC' separate federal income tax liability computed for all periods in which LMSC and Sonic Financial have been members of Sonic Financial's consolidated group. Also pursuant to such agreement, Sonic Financial agreed to indemnify LMSC for any additional amount determined to be due from Sonic Financial's consolidated group in excess of the federal income tax liability of LMSC for such periods. The tax allocation agreement establishes procedures with respect to tax adjustments, tax claims, tax refunds, tax credits and other tax attributes relating to periods ending prior to the time that LMSC left Sonic Financial's consolidated group. Pursuant to such agreement, amounts payable by LMSC for tax adjustments, if any, shall in no event exceed the sum of $1.8 million plus the amount of any tax adjustments for which LMSC may receive future tax benefits.

     At December 31, 1998 and March 31, 1999, SMI had a note receivable from Mr. Smith for approximately $842,000 and $1.6 million, respectively, including accrued interest. The principal balance of the note represents premiums paid by SMI under the split-dollar life insurance trust arrangement on behalf of Mr. Smith, in excess of cash surrender value. The note bears interest at 1% over prime.

     At December 31, 1998 and March 31, 1999, SMI owed approximately $1.5 million to a former shareholder of LVMS who is now a LVMS officer and employee. The amount is due in equal monthly payments through December 2003 at 6.4% imputed interest.


                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     In 1997, we sold the Series A Notes which we subsequently exchanged on October 22, 1997 for registered Series B Notes. We privately sold the Series C Notes on May 11, 1999. In connection with the May 11, 1999 transaction, we entered into a registration rights agreement, which requires us to file a registration statement under the Securities Act of 1933 with respect to the registration of the Series C Notes. Upon the effectiveness of that registration statement, we are required to offer to the holders of all the old notes the opportunity to exchange their old notes for a like principal amount of registered exchange notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act of 1933.

     The registration rights agreement further provides that we must use our reasonable best efforts to:

      o cause the registration statement with respect to this exchange offer to be declared effective by the Commission within 120 days of the date on which we issued the Series C Notes; and

      o consummate this exchange offer within 30 business days from the date on which the registration statement is declared effective.

     Except as provided below, our obligations with respect to the registration of the Series C Notes and exchange of the Series B Notes will terminate upon the completion of this exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and the summary in this prospectus of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to that agreement. Following the completion of this exchange offer, except as set forth below, (A) holders of Series C Notes not tendered will not have any further registration rights and those Series C Notes will continue to be subject to certain restrictions on transfer and (B) holders of Series B Notes not tendered will not have any further rights under the registration rights agreement. Accordingly, the liquidity of the market for the old notes could be adversely affected upon consummation of this exchange offer.

     In order to participate in this exchange offer, a holder must represent to us, among other things, that:

     o the registered exchange notes acquired pursuant to this exchange offer are being obtained in the ordinary course of business of the holder;

     o the holder is not engaging in and does not intend to engage in a distribution of the exchange notes;

     o the holder does not have an arrangement or understanding with any person to participate in a distribution of the exchange notes; and

     o the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act of 1933, of SMI.

     Pursuant to the registration rights agreement if:

     o we determine that we are not permitted to effect this exchange offer as contemplated by this prospectus because of any change in applicable law or Commission policy, or

     o any holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of this exchange offer:

          o that it is prohibited by law or Commission policy from participating in this exchange offer;

          o that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales; or

          o that it is a broker-dealer and owns Series C Notes acquired directly from us or our affiliate, we will be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act of 1933 in respect of the unregistered notes. For purposes of the foregoing, "Transfer Restricted Securities" means each Series C Note until:

      o the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

      o following the exchange by a broker-dealer in the exchange offer of a Series C Note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus;

      o the date on which such Series C Note has been electively registered under the Securities Act of 1933 and disposed of in accordance with such "shelf" registration statement; or

      o the date on which such Series C Note is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Act.

     Other than as set forth above, no holder will have the right to participate in the shelf registration statement nor otherwise require that we register such holder's shares of unregistered Series C Notes under the Securities Act of 1933. See " -- Procedures for Tendering."

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued pursuant to the exchange offer in exchange for Series C Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is our "affiliate" within the meaning of Rule 405 promulgated under the Securities Act of 1933, or a broker-dealer who purchased unregistered notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act of 1933) without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933; PROVIDED that the exchange notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes.

     Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution." Broker-dealers who acquired unregistered notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act of 1933 in order to sell the Series C Notes.

     Holders of Series B Notes currently hold registered securities. If we fail to complete this exchange offer, as discussed above, holders of Series B Notes are only entitled under the registration rights agreement relating to the Series C Notes to liquidated damages as discussed under "Description of Exchange Notes -- Liquidated Damages." To the extent a holder is able currently to transfer their Series B Notes, they will be able to transfer exchange notes received in this exchange offer.


CONSEQUENCES OF FAILURE TO EXCHANGE

     Following the completion of the exchange offer (except as set forth under " -- Purpose and Effect" above), (A) holders of Series C Notes not tendered will not have any further registration rights and those Series C Notes will continue to be subject to certain restrictions on transfer and (B) holders of Series B Notes not tendered will not have any further rights under the registration rights agreement. Accordingly, the liquidity of the market for a holder's old notes could be adversely affected upon completion of the exchange offer if the holder does not participate in the exchange offer.


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly
tendered and not withdrawn prior to 5:00 p.m., New York City time, on     ,
1999, or such date and time to which we extend the offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the exchange notes are substantially the same as the form and terms of the old notes except, with respect to the Series C Notes, the exchange notes have been registered under the Securities Act of 1933 and will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the old notes and will be issued pursuant to, and entitled to the benefits of, the Indenture dated as of May 11, 1999.

     As of May 26, 1999, old notes representing $250 million in aggregate principal amount were outstanding. This prospectus, together with the letter of transmittal, is being sent to registered holders and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     We shall be deemed to have accepted validly tendered old notes when, as, and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder
thereof as promptly as practicable after      , 1999, unless the exchange offer
is extended.

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See " -- Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date shall be 5:00 p.m., New York City time, on      ,
1999, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

      o to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under " -- Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

      o to amend the terms of the exchange offer in any manner.

   In the event that we make a material or fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement of which this prospectus is a part.


PROCEDURES FOR TENDERING

     Only a holder of old notes may tender the old notes in the exchange offer. Except as set forth under " -- Book-Entry Transfer," to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

     o certificates for such old notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

     o a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such old notes, if that procedure is available, into the exchange agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

     o the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under " -- Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND ANY LETTER OF TRANSMITTAL OR OLD NOTES TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless old notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal; or

     o for the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "eligible institution").

     If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the old notes.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes that would, in the opinion of counsel, be unlawful to accept. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as
practicable following     , 1999, unless we extend this exchange offer.

     In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under " -- Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of this exchange offer.

     By tendering, each holder will represent to us that, among other things:

     o the exchange notes acquired pursuant to this exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the registered holder;

     o the holder is not engaging in and does not intend to engage in a distribution of such exchange notes;

     o the holder does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

     o the holder is not our "affiliate," as defined under Rule 405 of the Securities Act of 1933.

     In all cases, issuance of exchange notes for old notes that are accepted for exchange pursuant to this exchange offer will be made only after timely receipt by the exchange agent of certificates for such notes or a timely Book-Entry Confirmation of such old notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal) and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged old notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of this exchange offer.

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."


BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account in respect of the old notes at the Book-Entry Transfer Facility for purposes of this exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of old notes being tendered by causing the Book-Entry Transfer Facility to transfer such old notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under " -- Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept this exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.


GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the old notes desires to tender such old notes and the old notes are not immediately available, or time will not permit such holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

      o the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of unregistered notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc, ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered unregistered notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

     o the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.


WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal of a tender of old notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the exchange agent at its address set forth under " -- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the old notes to be withdrawn;

     o identify the old notes to be withdrawn (including the certificate number or numbers and principal amount of such old notes);

     o in the case of a written notice of withdrawal, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender; and

     o specify the name in which any such old notes are to be registered, if different from that of the person having deposited the old notes.

     All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by us. Such determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn notes may be retendered by following one of the procedures under " -- Procedures for Tendering" at any time on or prior to the expiration date.


CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of this exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend this exchange offer if, at any time before the acceptance of such old notes for exchange or the exchange of the exchange notes for such old notes, we determine that this exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures governing the notes under the Trust Indenture Act of 1939, as amended. In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     All executed letters of transmittal should be directed to the exchange agent. U.S. Bank Trust National Association has been appointed as exchange agent for this exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:


                      U.S. BANK TRUST NATIONAL ASSOCIATION


BY REGISTERED OR CERTIFIED MAIL:              BY HAND OR OVERNIGHT DELIVERY:
U.S. Bank Trust National Association        U.S. Bank Trust National Association
  180 East Fifth Street                         180 East Fifth Street
    Mail Code: SPFT0210                          Mail Code: SPFT0210
 St. Paul, Minnesota 55101                     St. Paul, Minnesota 55101
Attention: Specialized Finance                  Attention: Specialized Finance

                                 BY FACSIMILE:
                         (ELIGIBLE INSTITUTIONS ONLY)
                              (612) 244-1537 (MN)

                              FOR INFORMATION OR
                          CONFIRMATION BY TELEPHONE:
                              (612) 244-5011 (MN)

     Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.


FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. We will pay the estimated cash expenses to be incurred in connection with this exchange offer. We estimate such expenses to
be $   , which includes fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.


TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.


                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." SMI will issue the exchange notes under an indenture dated May 11, 1999 (the "Indenture") among itself, its subsidiary guarantors (the "Guarantors") and U.S. Bank Trust National Association as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     EXCEPT AS WE OTHERWISE INDICATE, THE FOLLOWING SUMMARY APPLIES TO BOTH THE OLD NOTES AND THE EXCHANGE NOTES.

     The form and terms of the exchange notes are substantially indentical to the form and terms of the old notes, except that, unlike the unregistered Series C Notes, the exchange notes will have been registered and will not bear legends restricting their transfer.

     The following description is a summary of the material provisions of the Indenture. It does not restate the agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these exchange notes. We will provide you with a copy of the Indenture free of charge as explained under " -- Additional Information."


PRINCIPAL, MATURITY AND INTEREST

     The Indenture governing the exchange notes provides for the issuance of up to $325.0 million in aggregate principal amount of notes. If all of SMI's outstanding old notes participate in this exchange offer, there will be $250.0 million in aggregate principal amount of notes issued under the Indenture. See "Risk Factors -- Holders of Our Old Notes May Choose Not to Participate In The Exchange Offer." The Indenture also provides for the issuance of up to $75.0 million aggregate principal amount of additional notes having identical terms and conditions to the exchange notes (the "Additional Notes"). Any Additional Notes will be part of the same class of notes offered hereby and will vote on all matters with the exchange notes offered hereby. For purposes of this "Description of Exchange Notes" references to the exchange notes do not include the Additional Notes. No offering of any such Additional Notes is being or shall in any manner be deemed to be made by this prospectus. In addition there can be no assurance as to when or whether SMI will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes.

     The exchange notes will mature on August 15, 2007. Interest on the exchange notes will accrue at the rate of 8 1/2% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 1999. SMI will make each interest payment to the Holders of record of the exchange notes on the immediately preceding January 31 and July 31.

     SMI will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to SMI, SMI will pay all principal, premium, interest and Liquidated Damages on the exchange notes in accordance with those instructions. All other payments on the exchange notes will be made at the office or agency SMI maintains for such purpose within the State of New York. However, SMI may choose to pay interest and Liquidated Damages by mailing a check to the Holders of the exchange notes at their addresses set forth in the Register of Holders.


SUBSIDIARY GUARANTEES

     Each of the existing and future domestic material subsidiaries of SMI, other than Oil-Chem Research Corporation and its subsidiaries, will jointly and severally guarantee SMI's obligations under the exchange notes. Each other SMI subsidiary that guarantees SMI's obligations under the 1999 Credit Facility will also guarantee the exchange notes. Each subsidiary guarantee will be subordinated to the prior payment in full of all Senior Indebtedness of that Guarantor. The obligations of each Guarantor under its subsidiary guarantee will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Conveyance Matters."

     A Guarantor may not consolidate with or merge into (whether or not such Guarantor is the surviving person) another Person unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee.

     The Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation), if SMI applies the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the Indenture; or

     (2) in connection with any sale of all of the capital stock of a Guarantor, if SMI applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture; or

     (3) upon the release by all holders of Senior Indebtedness and Guarantor Senior Indebtedness of all guarantees issued by a Guarantor and all liens of the property and assets of such Guarantor that relate to Senior Indebtedness and Guarantor Senior Indebtedness.

     On a PRO FORMA basis, after giving effect to our sale of the Series C Notes and the application of the proceeds therefrom, the principal amount of Guarantor Senior Indebtedness outstanding at December 31, 1998 and March 31, 1999 would have been approximately $132.4 million and $133.1 million, respectively, which amounts are the same Indebtedness that constitutes Senior Indebtedness of the Company. The Indenture will limit, subject to certain financial tests, the amount of additional indebtedness, including Guarantor Senior Indebtedness, that the Guarantors can incur. See
" -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Board of Directors of SMI may at any time designate the Unrestricted Subsidiary to be a Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of SMI of any outstanding Indebtedness of the Unrestricted Subsidiary and such designation shall only be permitted if:

     (1) such Indebtedness is permitted under the covenant described under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a PRO FORMA basis as if such designation had occurred at the beginning of the four-quarter reference period; and

     (2) no Default or Event of Default would be in existence following such designation.

     In addition, the Unrestricted Subsidiary shall continue to be an unrestricted subsidiary for purposes of the Indenture only if it:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is a Person with respect to which neither SMI nor any of its Subsidiaries has any direct or indirect obligation,

      (a) to subscribe for additional Equity Interests; or

      (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of SMI or any of its Subsidiaries.

     If, at any time, the Unrestricted Subsidiary fails to meet the requirements described in the preceding paragraph, the Unrestricted Subsidiary shall thereafter cease to be an unrestricted subsidiary for purposes of the Indenture and any Indebtedness of the Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of SMI as of such date. If such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," SMI shall be in default of such covenant. In the event the Unrestricted Subsidiary is designated as a Subsidiary or ceases to be an unrestricted subsidiary for purposes of the Indenture, the Indenture will require SMI to cause the Unrestricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the Unrestricted Subsidiary will become a Guarantor.


SUBORDINATION

     The payment of principal, premium and interest, and Liquidated Damages, if any, on the exchange notes will be subordinated to the prior payment in full of all Senior Indebtedness of SMI.

     The holders of Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of exchange notes will be entitled to receive any payment with respect to the exchange notes (except that Holders of exchange notes may receive common equity securities or debt securities that are subordinated at least to the same extent as the notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness (collectively, "Permitted Junior Securities")) and payments made from the trust described under " -- Legal Defeasance and Covenant Defeasance," in the event of any distribution to creditors of SMI:

     (1) in a liquidation or dissolution of SMI;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to SMI or its property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshalling of SMI's assets and liabilities.

     SMI also may not make any payment in regard to the exchange notes (except in Permitted Junior Securities or from the trust described under " -- Legal Defeasance and Covenant Defeasance") if:

     (1) a payment default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on Designated Senior Indebtedness that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from SMI or the holders of any Designated Senior Debt.

     Payments on the exchange notes may and shall be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designate Senior Indebtedness has been accelerated.

     No new period of payment blockage may be commenced unless and until:

     (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, premium and interest on the Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     SMI must promptly notify holders of Senior Indebtedness if payment of the exchange notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of SMI, Holders of the exchange notes may recover less ratably than creditors of SMI who are holders of Senior Indebtedness.


OPTIONAL REDEMPTION

     SMI may not redeem the exchange notes prior to August 15, 2002. After August 15, 2002, SMI has the option to redeem all or part of the exchange notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:


  Year                            Percentage
  2002 ........................      104.250%
  2003 ........................      102.830%
  2004 ........................      101.420%
  2005 and thereafter .........      100.000%

SELECTION AND NOTICE

     If less than all of the exchange notes are to be redeemed at any time, the Trustee will select exchange notes for redemption as follows:

     (1) if the exchange notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the exchange notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No exchange notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of exchange notes to be redeemed at its registered address.

     If any exchange notes are to be redeemed in part only, the notice of redemption that relates to that exchange note shall state the portion of the principal amount thereof to be redeemed. A new exchange note in principal amount equal to the unredeemed portion of the original exchange note will be issued in the name of the Holder thereof upon cancellation of the original exchange note. Exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions of them called for redemption.


MANDATORY REDEMPTION

     Except as set forth below under " -- Repurchase at the Option of Holders," SMI is not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.


REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of exchange notes will have the right to require SMI to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's exchange notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, SMI will offer a price in cash equal to 101% of the aggregate principal amount of the exchange notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon (the "Change of Control Payment") to the date of purchase (the "Change of Control Payment Date").

     Within 15 days following any Change of Control, SMI will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment Date shall be a business day not less than 30 days nor more than 60 days after such notice is mailed. SMI will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control.

     On the Change of Control Payment Date, SMI will, to the extent lawful:

     (1) accept for payment all exchange notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the exchange notes so accepted together with an officers' certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by SMI.

     The Paying Agent will promptly mail to each Holder of exchange notes so tendered the Change of Control Payment for such exchange notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new exchange note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; PROVIDED, that each such new exchange note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with the provisions described under this caption, but in any event within 90 days following a Change of Control, SMI will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of exchange notes as described under this caption. SMI will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable to the transaction constituting a Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit Holders of exchange notes to require that SMI repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

     Although the existence of a Holder's right to require SMI to repurchase the exchange notes in respect of a Change of Control may deter a third party from acquiring SMI in a transaction that constitutes a Change of Control, the provisions of the Indenture relating to a Change of Control in and of themselves may not afford Holders of exchange notes protection in the event of a highly leveraged transaction, reorganization, recapitalization, restructuring, merger or similar transaction involving SMI that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of a Change of Control.

     The Credit Agreement as in effect on the date of the Indenture provides that certain change of control events with respect to SMI would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which SMI becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when SMI is prohibited from purchasing exchange notes, SMI could seek the consent of its lenders to the purchase of exchange notes or could attempt to refinance the borrowings that contain such prohibition. If SMI does not obtain such a consent or repay such borrowings, SMI will remain prohibited from purchasing exchange notes. In such case, SMI's failure to purchase tendered exchange notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to Holders of notes.

     SMI will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by SMI and purchases all exchange notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of SMI and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of exchange notes to require SMI to repurchase such exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of SMI and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Restrictions in the Indenture described herein on the ability of SMI and its Subsidiaries to incur additional Indebtedness, to grant Liens on its or their property, to make Restricted Payments and to make Asset Sales also may make more difficult or discourage a takeover of SMI, whether favored or opposed by the management of SMI. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the exchange notes, and there can be no assurance that SMI or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. In certain circumstances, such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of SMI or any of its Subsidiaries. While such restrictions cover a variety of arrangements which traditionally have been used to effect highly leveraged transactions, the Indenture may not afford the Holders of exchange notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     SMI will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control.


     ASSET SALES

     SMI will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

     (1) SMI (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) such fair market value is determined SMI's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee, or by independent appraisal by an accounting, appraisal or investment banking firm of national standing; and

     (3) at least 75% of the consideration therefor received by SMI or such Subsidiary is in the form of cash or Cash Equivalents.

However, requirement (3) does not apply to any Asset Sale involving SMI's Unrestricted Subsidiary. Further, Requirements (1)-(3) do not apply to any Like Kind Exchange.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, SMI may apply such Net Proceeds, at its option:

     (1) to permanently reduce Senior Indebtedness (and correspondingly reduce commitments with respect thereto in the case of any reduction of borrowings under the Credit Agreement);

     (2) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as SMI was engaged in on the date of the Indenture; or

     (3) to reimburse SMI or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking.

Pending the final application of any such Net Proceeds, SMI may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, SMI will be required to make an offer to all Holders of exchange notes (an "Asset Sale Offer") to purchase the maximum principal amount of exchange notes that may be purchased out of the Excess Proceeds. The notes will be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of exchange notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, SMI may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of exchange notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the exchange notes to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     Notwithstanding the foregoing, SMI and its Subsidiaries will be permitted to consummate one or more Asset Sales with respect to assets or properties with an aggregate fair market value not in excess of $7.5 million with respect to all such Asset Sales made subsequent to the date of the Indenture without complying with the provisions of the preceding paragraphs. Fair market value will be evidenced by a resolution of SMI's Board of Directors set forth in an Officers' Certificate delivered to the Trustee.

     In the event of the transfer of substantially all (but not all) of the property and assets of SMI as an entirety to a Person in a transaction permitted under the caption " -- Certain Covenants -- Merger, Consolidation or Sale of Assets" below, the successor corporation shall be deemed to have sold the properties and assets of SMI not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of SMI or its Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this covenant.

     If at any time any non-cash consideration received by SMI in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

     SMI will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of exchange notes pursuant to an Asset Sale Offer.


CERTAIN COVENANTS

     RESTRICTED PAYMENTS

     SMI will not, and will not permit any of its Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of SMI or any of its Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving SMI or any of its Subsidiaries) or to the direct or indirect holders of the Equity Interests of SMI or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of SMI, dividends or distributions payable to SMI or any Subsidiary of SMI or dividends or distributions made by a Subsidiary of SMI to all holders of its Common Stock on a PRO RATA basis);

     (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of SMI, any Subsidiary of SMI, the Unrestricted Subsidiary or any direct or indirect parent of SMI (other than any such Equity Interests owned by SMI or any Subsidiary of SMI);

     (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the exchange notes (other than the exchange notes), except at Stated Maturity; or

     (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

     unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (2) SMI would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by SMI and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2),
         (3) and (4) of the next succeeding paragraph), is less than the sum of:

      (a) 50% of the Consolidated Net Income of SMI for the period (taken as one accounting period) commencing April 1, 1997 to the end of SMI's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

      (b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by SMI from the issue or sale since the date of the Indenture of Equity Interests of SMI or of debt securities of SMI that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of SMI or the Unrestricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock); plus

      (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment, plus (iii) the amount resulting from designation of the Unrestricted Subsidiary as a Subsidiary or the Unrestricted Subsidiary ceasing to be an unrestricted subsidiary for purposes of the Indenture (such amount to be valued as provided in the second succeeding paragraph) not to exceed the amount of Investments previously made by SMI or any Subsidiary in the Unrestricted Subsidiary and which was, while the Unrestricted Subsidiary was treated as an unrestricted subsidiary for purposes of the Indenture, treated as a Restricted Payment under the Indenture.

     The preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

     (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of SMI in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of SMI or the Unrestricted Subsidiary) of other Equity Interests of SMI (other than any Disqualified Stock); PROVIDED, that the amount of any


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     such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause
     (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of SMI or the Unrestricted Subsidiary) of Equity Interests of SMI (other than Disqualified Stock); PROVIDED, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

     (4) the making of any Restricted Investments after the date of the Indenture not exceeding in the aggregate $25.0 million; and

     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the SMI or any Subsidiary of SMI held by any member of SMI's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED, that:

      (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by SMI during such twelve-month period from any reissuance of Equity Interests by SMI to members of management of SMI and its Subsidiaries; and

      (b) no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     In connection with the designation of the Unrestricted Subsidiary as a Subsidiary or the Unrestricted Subsidiary ceasing to be an unrestricted subsidiary for purposes of the Indenture, all outstanding Investments previously made by SMI or any Subsidiary in the Unrestricted Subsidiary will be deemed to constitute Investments in an amount equal to the greater of the following:

     o the net book value of such Investments at the time of such designation or the Unrestricted Subsidiary ceasing to be an unrestricted subsidiary for purposes of the Indenture; and

     o the fair market value of such Investments at the time of such designation or the Unrestricted Subsidiary ceasing to be an unrestricted subsidiary for purposes of the Indenture.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by SMI or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Fair market value will be evidenced by a resolution of SMI's Board of Directors set forth in an officers' certificate delivered to the Trustee not later than the date of making any Restricted Payment. The officers' certificate will state that such Restricted Payment is permitted and set forth the basis upon which the calculations required by the covenant described above were computed. The calculations may be based upon SMI's latest available financial statements.


     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     SMI will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness). SMI also will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock.

     However, SMI and any Guarantor may incur Indebtedness (including Acquired Indebtedness), and SMI may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for SMI's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1 prior to and including December 31, 1998 and 2.25 to 1 after January 1, 1999, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.


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     The foregoing provisions will not prohibit the incurrence of any of the following items of indebtedness:

   (1) the incurrence by SMI of Indebtedness under the Credit Agreement (and guarantees thereof by the Guarantors) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of SMI and its Subsidiaries thereunder) not to exceed $175.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption
     " -- Repurchase at the Option of Holders -- Asset Sales";

   (2) the incurrence by SMI of Indebtedness represented by the Notes, excluding any Additional Notes, and the incurrence by the Guarantors of Indebtedness represented by the Guarantees;

   (3) the incurrence by SMI or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions), mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of SMI or such Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

   (4) the incurrence by SMI or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Existing Indebtedness or Indebtedness that was permitted by the Indenture to be incurred (other than any such Indebtedness incurred pursuant to clause (1), (3), (5), (6), (7), (8), (9) or (10) of this paragraph);

   (5) the incurrence by SMI or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among SMI and any of its Wholly Owned Subsidiaries; PROVIDED, HOWEVER, that: (a) if SMI is the obligor on such Indebtedness, such Indebtedness must be expressly subordinate to the payment in full of all Obligations with respect to the Notes; and
      (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than SMI or a Wholly Owned Subsidiary, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either SMI or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by SMI or such Subsidiary, as the case may be;

   (6) the incurrence by SMI of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to Indebtedness that is permitted by the terms of the Indenture to be incurred;

   (7) the incurrence by SMI of Hedging Obligations under currency exchange agreements; PROVIDED, that such agreements were entered into in the ordinary course of business;

   (8) the incurrence of Indebtedness of a Guarantor represented by guarantees of Indebtedness of SMI that has been incurred in accordance with the terms of the Indenture;

   (9) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business; and

   (10) the incurrence by SMI of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $15.0 million.


     LIENS

     SMI will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien; PROVIDED, that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Guarantees.


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

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     SMI will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

     (1) pay dividends or make any other distributions to SMI or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to SMI or any of its Subsidiaries;

     (2) make loans or advances to SMI or any of its Subsidiaries; or

     (3) transfer any of its properties or assets to SMI or any of its Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1)  applicable law;

     (2) the Indenture; or

     (3) the Credit Agreement as in effect on the date of the Indenture (and thereafter only to the extent such encumbrances or restrictions are no more restrictive than those in effect under the Credit Agreement as in effect on the date of the Indenture);

     (4) Existing Indebtedness;

     (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by SMI or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

     (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
         (3) above on the property so acquired; or

     (8) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.


     MERGER, CONSOLIDATION, OR SALE OF ASSETS

     Whether or not SMI is the surviving corporation, SMI may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

     (1) (a) SMI is the surviving corporation or the entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than SMI) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the entity or Person formed by or surviving any such consolidation or merger (if other than SMI) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of SMI under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

     (3) immediately after such transaction no Default or Event of Default exists; and

     (4) except in the case of a merger of SMI with or into a Wholly Owned Subsidiary of SMI, SMI or the entity or Person formed by or surviving any such consolidation or merger (if other than SMI), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made:

      (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of SMI immediately preceding the transaction; and


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

      (b) will, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock."


     TRANSACTIONS WITH AFFILIATES

     SMI will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to SMI or the relevant Subsidiary than those that would have been obtained in a comparable transaction by SMI or such Subsidiary with an unrelated Person; and

     (2) SMI delivers to the Trustee:

      (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or, if there are no such disinterested directors, by a majority of the members of the Board of Directors; or

      (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions, and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the payment of fees and indemnities to directors of SMI and its Subsidiaries in the ordinary course of business and consistent with the past practice of SMI or such Subsidiary;

     (2) loans or advances to employees in the ordinary course of business;

     (3) transactions between or among SMI and/or its Wholly Owned Subsidiaries; and

     (4) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of the Indenture described above under the caption " -- Restricted Payments," in each case, shall not be deemed Affiliate Transactions.


     SALE AND LEASEBACK TRANSACTIONS

     SMI will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED, that SMI or one of its Subsidiaries may enter into a sale and leaseback transaction if:

     (1) SMI or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption " -- Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption " -- Liens";

     (2) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and

     (3) the transfer of assets in such sale and leaseback transaction is permitted by, and SMI applies the proceeds of such transaction in compliance with, the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales."


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

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES

     SMI will not, and will not permit any Wholly Owned Subsidiary of SMI to transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of SMI to any Person (other than SMI or a Wholly Owned Subsidiary of SMI), unless:

     (1) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary; and

     (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales."

     In addition, SMI will not permit any Wholly Owned Subsidiary of SMI to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to SMI or a Wholly Owned Subsidiary of SMI.


     GUARANTEES OF CERTAIN INDEBTEDNESS

     SMI will not permit any of its Subsidiaries that is not a Guarantor to incur, guarantee or secure through the granting of Liens the payment of any Senior Indebtedness. Further, SMI will not, and will not permit any of its Subsidiaries to, pledge any intercompany notes representing obligations of any of its Subsidiaries, to secure the payment of any Senior Indebtedness. If such Subsidiary, SMI and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's unconditional guarantee, on a senior subordinated basis, of the exchange notes, then SMI will permit the above-described actions.



     LIMITATION ON LAYERING

     Notwithstanding the provisions of the Indenture described above under " -- Incurrence of Indebtedness and Issuance of Preferred Stock," SMI will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of SMI and senior in any respect in right of payment to the Notes. In addition, no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness of such Guarantor that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to the Guarantee of such Guarantor.


     PAYMENTS FOR CONSENT

     SMI nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any exchange notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the exchange notes UNLESS such consideration is offered to be paid or is paid to all Holders of the exchange notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


     REPORTS

     Whether or not required by the Commission, so long as any notes are outstanding, SMI will furnish to Holders of notes:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if SMI were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by SMI's certified independent accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if SMI were required to file such reports.

     In addition, whether or not required by the rules and regulations of the Commission, SMI will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, SMI and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


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EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture);

     (2) default in payment when due of the principal of or premium, if any, on the exchange notes (whether or not prohibited by the subordination provisions of the Indenture);

     (3) failure by SMI to comply with the provisions described under the captions " -- Repurchase at the Option of Holders -- Change of Control" or " -- Asset Sales";

     (4) failure by SMI to comply with the provisions described under the captions " -- Certain Covenants -- Restricted Payments" or " -- Incurrence of Indebtedness and Issuance of Preferred Stock" and the continuance of such failure for a period of 30 days after notice is given to SMI by the Trustee or to SMI and the Trustee by the Holders of at least 25% in aggregate principal amount of the exchange notes then outstanding;

     (5) failure by SMI for 60 days after notice is given to SMI by the Trustee or to SMI and the Trustee by the Holders of at least 25% in aggregate principal amount of the exchange notes then outstanding to comply with any of its other agreements in the Indenture or the exchange notes;

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default
         (a) is caused by a failure to pay principal of such Indebtedness at its Stated Maturity (after the expiration of any applicable grace period); or (b) results in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of which Indebtedness, together with the principal amount of any other such Indebtedness described in clauses (a) and (b) above, aggregates $5.0 million or more;

     (7) failure by SMI or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million (net of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

     (8) certain events of bankruptcy or insolvency with respect to SMI or any of its Subsidiaries; or

     (9) the Guarantee of any Guarantor is held in judicial proceedings to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denies or disaffirms such Guarantor's obligations under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture).

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding exchange notes may declare all the exchange notes to be due and payable immediately. However, if any Senior Indebtedness is outstanding under the Credit Agreement, upon a declaration of acceleration, the exchange notes shall be payable upon the earlier of:

     (1) the day which is five Business Days after the provision to SMI and the agent under the Credit Agreement of written notice of such declaration; or

     (2) the date of acceleration of any Indebtedness under the Credit
         Agreement.

     Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to SMI, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding exchange notes will become due and payable without further action or notice.

     Holders of exchange notes may not enforce the Indenture or the exchange notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding exchange notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of exchange notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.


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     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of SMI with the intention of avoiding payment of the premium that SMI would have had to pay if SMI then had elected to redeem the exchange notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the exchange notes. If an Event of Default occurs prior to August 15, 2002, by reason of any willful action or inaction taken or not taken by or on behalf of SMI with the intention of avoiding the prohibition on redemption of the exchange notes prior to August 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the exchange notes.

     The Holders of a majority in aggregate principal amount of the exchange notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the exchange notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the exchange notes.


     SMI is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and SMI is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or stockholder of SMI or any Guarantor, as such, shall have any liability for any obligations of SMI or any Guarantor under the exchange notes, the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of exchange notes by accepting a exchange note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SMI may, at its option and at any time, elect to have all of the obligations of SMI and the Guarantors discharged with respect to the outstanding exchange notes ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding exchange notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such exchange notes when such payments are due from the trust referred to below;

     (2) SMI's obligations with respect to the exchange notes concerning issuing temporary exchange notes, registration of transfer of exchange notes, mutilated, destroyed, lost or stolen exchange notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the Trustee, and SMI's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

     In addition, SMI may, at its option and at any time, elect to have the obligations of SMI released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the exchange notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

   (1) SMI must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of exchange notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding exchange notes on the Stated Maturity or on the applicable redemption date, as the case may be, and SMI must specify whether the exchange notes are being defeased to maturity or to a particular redemption date;


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

     (2) in the case of Legal Defeasance, SMI shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

      (a) SMI has received from, or there has been published by, the Internal Revenue Service a ruling; or

      (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, SMI shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which SMI or any of its Subsidiaries is a party or by which SMI or any of its Subsidiaries is bound;

     (6) SMI must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) SMI must deliver to the Trustee an officers' certificate stating that the deposit was not made by SMI with the intent of preferring the Holders of exchange notes over the other creditors of SMI or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors, any Guarantor of SMI or others; and

     (8) SMI must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

     A Holder may transfer or exchange exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. SMI may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. SMI is not required to transfer or exchange any exchange note selected for redemption. Also, SMI is not required to transfer or exchange any exchange note for a period of 15 days before a selection of exchange notes to be redeemed.

     The registered Holder of an exchange note will be treated as the owner of it for all purposes.


AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next succeeding paragraphs, the Indenture, the Guarantees or the exchange notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the exchange notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for exchange notes). Further, any existing default or compliance with any provision of the Indenture, the Guarantees or the exchange notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding exchange notes (including consents obtained in connection with a tender offer or exchange offer for exchange notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any exchange notes held by a non-consenting Holder):

     (1) reduce the principal amount of exchange notes whose Holders must consent to an amendment, supplement or waiver;


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

     (2) reduce the principal of or change the fixed maturity of any exchange note or alter the provisions with respect to the redemption or repurchase of the exchange notes (other than provisions relating to the covenants described above under the caption " -- Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any exchange note;

     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the exchange notes (except a rescission of acceleration of the exchange notes by the Holders of at least a majority in aggregate principal amount of the exchange notes and a waiver of the payment default that resulted from such acceleration);

     (5) make any exchange note payable in money other than that stated in the exchange notes;

     (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of exchange notes to receive payments of principal of or premium, if any, or interest on the exchange notes;

     (7) waive a redemption payment with respect to any exchange note (other than a payment required by one of the covenants described above under the caption " -- Repurchase at the Option of Holders");

     (8) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

     (9) make any change in the foregoing amendment and waiver provisions.

     In addition, any amendment to the provisions of Article X of the Indenture (which relate to subordination) or the related definitions, will require the consent of the Holders of at least 75% in aggregate principal amount of the exchange notes then outstanding if such amendment would adversely affect the rights of Holders of exchange notes.

     Notwithstanding the foregoing, without the consent of any Holder of exchange notes, SMI, the Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the exchange notes:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes;

     (3) to provide for the assumption of SMI's or a Guarantor's obligations to Holders of exchange notes in the case of a merger or consolidation;

     (4) to make any change that would provide any additional rights or benefits to the Holders of exchange notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

     (6) to provide for the issuance of Additional Notes pursuant to the Indenture to the extent permitted under the restrictions contained in the Credit Agreement and described under " -- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."


CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of SMI, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest, the Trustee must:

     (1) eliminate such conflict within 90 days;

     (2) if a registration statement with respect to the Notes is effective, apply to the Commission for permission to continue; or

     (3) resign.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the

Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

     You may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Speedway Motorsports, Inc., U.S. Highway 29 North, Post Office Box 600, Concord, North Carolina 28206-0600, Attention: Ms. Marylaurel E. Wilks, telephone: (704) 455-3239.


BOOK-ENTRY, DELIVERY AND FORM

     The exchange notes will be in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect participants (as defined below).

     Transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

     Exchange notes that are issued as described below under " -- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of exchange notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     SMI expects that pursuant to procedures established by the Depositary:

     (1) upon deposit of the Global Note, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note; and

     (2) ownership of the exchange notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer exchange notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the exchange notes, see "Notice to Investors."

     So long as the Global Note Holder is the registered owner of any exchange notes, the Global Note Holder will be considered the sole Holder under the Indenture of any exchange notes evidenced by the Global Note. Beneficial owners of exchange notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither SMI nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the exchange notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any exchange notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, SMI and the Trustee may treat the persons in whose names exchange notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither SMI nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of exchange notes. SMI believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Standing instructions and customary practices will govern payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of exchange notes. Payments will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.


     CERTIFICATED SECURITIES

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for exchange notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated exchange notes would be subject to the legend requirements described herein under "Notice to Investors."

     In addition, if (1) SMI notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and SMI is unable to locate a qualified successor within 90 days or (2) SMI, at its option, notifies the Trustee in writing that it elects to cause the issuance of exchange notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, exchange notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related exchange notes.

     Neither SMI nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of exchange notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.


SAME-DAY SETTLEMENT AND PAYMENT

     Payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) must be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, SMI will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

     The exchange notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System. Any permitted secondary market trading activity in such Notes will be required by the Depositary to be settled in immediately available funds. SMI expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.


LIQUIDATED DAMAGES

     SMI will pay Liquidated Damages to each Holder of notes in the following circumstances:

     (1) SMI fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing;

     (2) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

     (3) SMI fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

     (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (including as a result of SMI's suspending the use of any prospectus pursuant to the preceding paragraph) in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above a "Registration Default").

     With respect to the first 90-day period immediately following the occurrence of such Registration Default, SMI will pay Liquidated Damages in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder.

The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Notes.

     All accrued Liquidated Damages will be paid by SMI on each interest payment date with respect to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     In order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages, holders of exchange notes will be required to do the following:

     (1) make certain representations to SMI (as described in the Registration Rights Agreement) in order to participate in this exchange offer;

     (2) deliver information to be used in connection with the Shelf Registration Statement; and

     (3) provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement.


CERTAIN DEFINITIONS

     The following defined terms are used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this offering memorandum for which no definition is provided.

     "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person that was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "ASSET SALE" means:

     (1) the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business consistent with past practices; PROVIDED, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, its Subsidiaries and the Unrestricted Subsidiary taken as a whole will be governed by the provisions of the Indenture described above under the caption " -- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption " -- Certain Covenants -- Merger, Consolidation or Sale of Assets" and shall not be deemed to be "Asset Sales;" and

     (2) the issue or sale by SMI or any of its Subsidiaries of Equity Interests of any of SMI's Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (1) any single transaction or a series of related transactions (a) that have a fair market value of less than $500,000 or (b) for net proceeds of less than $500,000;

     (2) a transfer of assets by SMI to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to SMI or to another Wholly Owned Subsidiary;

     (3) an issuance of Equity Interests by a Wholly Owned Subsidiary to SMI or to another Wholly Owned Subsidiary; and

     (4) a Restricted Payment that is permitted by the covenant described above under the caption " -- Certain Covenants -- Restricted Payments" will not be deemed to be Asset Sales.


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

     "ATTRIBUTABLE INDEBTEDNESS" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership, partnership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means:

     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and

     (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

     (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of (a) SMI and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than O. Bruton Smith or his Related Parties or Sonic Financial Corporation or any of their respective Affiliates or (b) Sonic Financial Corporation to any "person" (as defined above) other than O. Bruton Smith or his Related Parties or any of their respective Affiliates;

     (2) the adoption of a plan relating to the liquidation or dissolution of SMI or Sonic Financial Corporation;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) any "person" (as defined above), other than O. Bruton Smith or his Related Parties or Sonic Financial Corporation or any of their respective Affiliates, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or (b) any "person" (as defined above), other than O. Bruton Smith or his Related Parties or any of their respective Affiliates, becomes the "beneficial owner" (as defined above), directly or indirectly, of more than 50% of the Voting Stock of Sonic Financial Corporation;

     (4) the first day on which a majority of the members of the Board of Directors of the Company or Sonic Financial Corporation are not Continuing Directors; or

     (5) a Repurchase Event occurs with respect to SMI's 5 3/4% Convertible Subordinated Debentures Due 2003 under the Indenture dated as of September 1, 1996 (the "Convertible Indenture"), between SMI and First Union National Bank of North Carolina, as trustee.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period; plus

     (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

     (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income; minus

     (5) non-cash items of such Person and its Subsidiaries increasing Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to SMI by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.


     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that

     (1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof;


     (2) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (4) the cumulative effect of a change in accounting principles shall be excluded; and

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     (5) the Net Income of, or any dividends or other distributions from, the
         Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, until distributed in cash to the Company or one of its Subsidiaries.

     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of:

     (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

     (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; less

      (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person;

      (b) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments); and

      (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "CONTINUING DIRECTORS" means, with respect to any Person as of any date of determination, any member of the Board of Directors of such Person who:

     (1) was a member of such Board of Directors on the date of the Indenture;
     or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CREDIT AGREEMENT" means that certain Credit Agreement dated as of August 4, 1997, by and among the Company, as borrower, and the lenders named therein, including NationsBank, N.A., as agent for the lenders and a lender, and First Union National Bank, as co-agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, extended or refinanced from time to time.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DESIGNATED SENIOR INDEBTEDNESS" means any Senior Indebtedness permitted under the Indenture principal amount of which is $25.0 million or more and that has been designated by SMI as "Designated Senior Indebtedness."

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock. It does not include any debt security that is convertible into, or exchangeable for, Capital Stock.

     "EXISTING INDEBTEDNESS" means Indebtedness of SMI and its Subsidiaries in existence on the date of the Indenture.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum of:

     (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); plus


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     (2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

     (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon); plus

     (4) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that SMI or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of making the computation referred to above:

     (1) acquisitions that have been made by SMI or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause
         (3) of the proviso set forth in the definition of Consolidated Net Income; and

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the date of the Indenture.

     "GOVERNMENT SECURITIES" means:

     (1) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged; or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and

     (2) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Security which is specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any Government Security which is so specified and held; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal or interest of the Government Security evidenced by such depositary receipt.


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     "GUARANTEE" or "GUARANTEE" (unless the context requires otherwise) means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Guarantor:

     (1) the guarantee of such Guarantor of SMI's Obligations under the Credit Agreement; and

     (2) any other Indebtedness permitted to be incurred by such Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Guarantee of such Guarantor.

     Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include:

     (1) any Indebtedness of such Guarantor representing a guarantee of Indebtedness of SMI or any other Guarantor which is subordinate or junior to, or PARI PASSU with, the Notes or the Guarantee of such other Guarantor, as the case may be;

     (2) any Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor;

     (3) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

     (4) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates;

     (5) any trade payables; or

     (6) that portion of any Indebtedness that is incurred in violation of the Indenture.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and the value of foreign currencies purchased by SMI or any of its Subsidiaries in the ordinary course of business.

     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of any of the following if and to the extent it would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP (other than letters of credit and Hedging Obligations):

     (1) borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3) banker's acceptances;

     (4) representing Capital Lease Obligations; or

     (5) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable.

In addition, the term "Indebtedness" includes all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. However, that an acquisition of assets, Equity Interests or other securities by SMI for consideration consisting of common equity securities of SMI shall not be deemed to be an Investment.


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

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law. It includes any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.


     "LIKE KIND EXCHANGE" means the exchange pursuant to Section 1031 of the Code of the following:

     (1) any real property (other than any speedway that is owned on or acquired after the date of the Indenture by SMI or any Subsidiary) used or to be used in connection with the business of SMI; or

     (2) any other real property to be used in connection with the business of SMI.

     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

     (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "NET PROCEEDS" means the aggregate cash proceeds (or in the case of any Asset Sale involving the Unrestricted Subsidiary, the amount of such aggregate cash proceeds that equals the aggregate amount of all Restricted Investments in the Unrestricted Subsidiary that have not been repaid prior to the date of such Asset Sale) received by SMI or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     Notwithstanding the foregoing, in the event SMI or any of its Subsidiaries engages in a Like Kind Exchange, Net Proceeds shall not include any cash proceeds with respect to such Like Kind Exchange that are reinvested in or used to purchase pursuant to Section 1031 of the Code like kind real property used or to be used in the business of SMI.

     "NON-RECOURSE DEBT" means Indebtedness:

     (1) as to which neither SMI nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against the Unrestricted Subsidiary) would permit (upon notice or lapse of time or both) any holder of any other Indebtedness of SMI or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "PERMITTED INVESTMENTS" means:

     (1) any Investment in SMI or in a Wholly Owned Subsidiary of SMI;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by SMI or any Subsidiary of SMI in a Person, if as a result of such Investment

      (a) such Person becomes a Wholly Owned Subsidiary of SMI or

      (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, SMI or a Wholly Owned Subsidiary of SMI; and

     (4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption " -- Repurchase at the Option of Holders -- Asset Sales."

     "PERMITTED LIENS" means:

     (1) Liens on assets of SMI securing Senior Indebtedness and Liens on assets of a Guarantor securing Guarantor Senior Indebtedness of such Guarantor, that was permitted by the terms of the Indenture to be incurred;

     (2) Liens in favor of SMI;

     (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with SMI or any Subsidiary of SMI, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with SMI;

     (4) Liens on property existing at the time of acquisition thereof by SMI or any Subsidiary of SMI, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens relating to judgments to the extent permitted under the Indenture; and

     (7) Liens existing on the date of the Indenture.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of SMI or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of SMI or any of its Subsidiaries; PROVIDED, that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by SMI or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "PERSON" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "RELATED PARTIES" means, when used with respect to any individual, the spouse, lineal descendants, parents and siblings of any such individual; the estates, heirs, legatees and legal representatives of any such individual and any of the foregoing; and all trusts established by any such individual and any of the foregoing for estate planning purposes of which any such individual and any of the foregoing are the sole beneficiaries or grantors.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "SENIOR INDEBTEDNESS" means:

     (1) Indebtedness under the Credit Agreement (including interest in respect thereof accruing after the commencement of any bankruptcy or similar proceeding to the extent that such interest is allowable as a bankruptcy claim in such proceeding); and

     (2) any other Indebtedness permitted to be incurred by SMI under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes.

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

     (1) any Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of SMI;

     (2) any liability for federal, state, local or other taxes owed or owing by SMI;

     (3) any Indebtedness of SMI to any of its Subsidiaries, the Unrestricted Subsidiary or other Affiliates;

     (4) any trade payables; or

     (5) that portion of Indebtedness that is incurred in violation of the Indenture.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

     "STATED MATURITY" means, with respect to any payment of interest on or principal of any Indebtedness, the date on which such payment was scheduled to be made in the documentation governing such Indebtedness without regard to the occurrence of any subsequent event or contingency.

     "SUBSIDIARY" means, with respect to any Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     Notwithstanding the foregoing, the Unrestricted Subsidiary shall not, while designated as an unrestricted subsidiary as described above under " -- Subsidiary Guarantees," be a Subsidiary of SMI for any purposes of the Indenture.

     "UNRESTRICTED SUBSIDIARY" means Oil-Chem Research Corporation and its subsidiaries taken as a whole. Oil-Chem Research Corporation is wholly owned by SMI, had Consolidated Net Loss of $191,000 and $253,000, and EBITDA of $92,000 and $(283,000), for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively, and had Consolidated Net Worth of $3.7 million at December 31, 1998 and $3.4 million at March 31, 1999.

     "VOTING STOCK" means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

     "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Notwithstanding the foregoing, the Unrestricted Subsidiary shall not, while designated as an unrestricted subsidiary as described above under " -- Subsidiary Guarantees," be included in the definition of Wholly Owned Subsidiary for any purposes of the Indenture.


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                      DESCRIPTION OF CERTAIN INDEBTEDNESS

1999 CREDIT FACILITY

     On May 28, 1999, we entered into the 1999 Credit Facility. The 1999 Credit Facility is a secured senior revolving credit facility provided by a syndicate of banks led by NationsBank, N.A. as an agent and lender. The 1999 Credit Facility provides for borrowings in an aggregate principal amount of up to $250.0 million, and includes a sub-limit of $10.0 million for the issuance of standby letters of credit. Indebtedness under the 1999 Credit Facility is guaranteed by each of our material domestic subsidiaries and is secured by a pledge of all such subsidiaries capital stock, limited partnership interests and limited liability company interests, as the case may be, except for Oil-Chem Corporation and its subsidiaries. Loans made pursuant to the 1999 Credit Facility may be borrowed, repaid and reborrowed from time to time until the 1999 Credit Facility's final maturity date on May 31, 2004, subject to satisfaction of certain conditions on the date of any such borrowing.

     Amounts outstanding under the 1999 Credit Facility bear interest at a rate based, at our option, upon (1) LIBOR plus a margin ranging from 0.5% to 1.25%, as adjusted from time to time in accordance with the terms of the 1999 Credit Facility, or (2) the greater of (A) NationsBank's prime rate or (B) the Federal Funds rate plus 0.5%. The 1999 Credit Facility will adjust the margin applicable to the LIBOR borrowings based upon certain consolidated ratios of funded debt to EBITDA.

     The 1999 Credit Facility contains a number of financial, affirmative and negative covenants that regulate our operations. Financial covenants require maintenance of consolidated ratios of funded debt to EBITDA, and EBIT to interest expense, and require us to maintain a minimum net worth. Negative covenants restrict, among other things, the incurrence and existence of liens, the making of investments, sale leasebacks, dividends and distributions, issuance of stock, mergers, "restricted payments", including share repurchases, capital expenditures, transactions with affiliates, acquisitions, sales or purchase of assets, and the incurrence or prepayment of debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a summary of the principal U.S. federal income tax consequences of this exchange offer to a holder of old notes that purchased the old notes pursuant to their original issue and that holds the old notes and will hold the exchange notes as capital assets. It does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, holders that hold the old notes or exchange notes as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a note and one or more investments, or holders that have a "functional currency" other than the U.S. dollar. This summary is based upon the U.S. federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign government that may be applicable to the exchange offer, the old notes, the exchange notes or the holders thereof.

     The exchange of exchange notes for the old notes pursuant to this exchange offer should not be treated as an "exchange" for federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the old notes. As a result, there should be no federal income tax consequences to holders of the old notes exchanging the old notes for the exchange notes pursuant to this exchange offer, and therefore: (i) no gain or loss should be realized by a holder upon receipt of an exchange note, (ii) the holding period of the exchange note should include the holding period of the old note exchanged therefor, and (iii) the adjusted tax basis of the exchange note should be the same as the adjusted basis of the old note exchanged therefor immediately before the exchange.

     THIS SUMMARY DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A HOLDER'S DECISION TO EXCHANGE OLD NOTES FOR EXCHANGE NOTES. EACH HOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS OR OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE OLD NOTES FOR EXCHANGE NOTES.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes pursuant to this exchange offer, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. SMI has agreed that, for a period of 180 days after the consummation of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     SMI will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     For a period of 365 days after the registration statement is declared effective, SMI will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal or otherwise. SMI has agreed to pay all expenses incident to this exchange offer other than commissions or concessions of any broker-dealers and will indemnify holders of the old notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act of 1933.


                                 LEGAL MATTERS

     Parker, Poe, Adams & Bernstein L.L.P., Charlotte, North Carolina, counsel to SMI, will pass upon the validity of the exchange notes.


                                    EXPERTS

     The December 31, 1998 Consolidated Financial Statements of Speedway Motorsports, Inc. and Subsidiaries and the September 30, 1998 Financial Statements of Las Vegas Motor Speedway, Inc. included and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated statements of income for the year ended December 31, 1998 and the three months ended March 31, 1999 reflects the historical accounts of SMI for that period, adjusted giving effect to the following events, as if those events had occurred on January 1, 1998:

     o the acquisition of Las Vegas Motor Speedway in December 1998;

     o the sale of the Series C Notes on May 11, 1999 and the application of the net proceeds to repay a portion of the existing indebtedness under the Acquisition Loan; and

     o the closing of the 1999 Credit Facility concurrently with the sale of the Series C Notes.

     The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the Consolidated Financial Statements and related notes of SMI, as well as the financial statements and related notes of Las Vegas Motor Speedway, Inc. as of and for the nine months ended September 30, 1998, which are included in this prospectus, and SMI's consolidated financial statements for the three months ended March 31, 1998 and 1999 which are incorporated by reference in this prospectus. A pro forma balance sheet has not been presented as the March 31, 1999 consolidated balance sheet of SMI reflects the LVMS acquisition, and the effects of the Series C Notes offering and the closing of the 1999 Credit Facility are not significant. SMI believes that the assumptions used in the following statements provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma consolidated financial data are provided for informational purposes only and should not be construed to be indicative of SMI's financial condition, results of operations or covenant compliance had the transactions and events described above been consummated on the dates assumed, and are not intended to project SMI's financial condition on any future date or its results of operation for any future period.


      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME AND OTHER DATA
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)



                                                            YEAR ENDED DECEMBER 31, 1998
                                      --------------------------------------------------------------------
                                                                  PRO FORMA
                                                              ADJUSTMENTS FOR:
                                                         --------------------------      PRO FORMA FOR
                                                              LVMS ACQUISITION               LVMS
                                                            ELEVEN MONTHS ENDED,      ACQUISITION, NOTES
                                          HISTORICAL         NOTES OFFERING AND          OFFERING AND
                                       SMI CONSOLIDATED   1999 CREDIT FACILITY (1)   1999 CREDIT FACILITY
                                      ------------------ -------------------------- ----------------------
INCOME STATEMENT DATA:
-------------------------------------
REVENUES:
  Admissions ........................     $ 107,601              $  12,889                $ 120,490
  Event-related revenue .............       105,459                 21,881                  127,340
  Other operating revenue ...........        16,736                     17                   16,753
                                          ---------              ---------                ---------
   Total revenues ...................       229,796                 34,787                  264,583
                                          ---------              ---------                ---------
 Operating Expenses:
  Direct expense
   of events ........................        83,046                 14,306                   97,352
  Other direct operating
   expenses .........................        10,975                     --                   10,975
  General and
   administrative ...................        34,279                  6,683                   40,962
  Depreciation and
   amortization .....................        21,701                  4,229                   25,930
                                          ---------              ---------                ---------
   Total operating expenses .........       150,001                 25,218                  175,219
                                          ---------              ---------                ---------
 Operating Income ...................        79,795                  9,569                   89,364
 Interest income
  (expense), net ....................       (12,228)               (12,684)                 (24,912)
 Acquisition Loan cost
  amortization ......................          (752)                   752                       --
 Other income, net ..................         3,202                      6                    3,208
                                          ---------              ---------                ---------
 Income (loss) before income
  taxes .............................        70,017                 (2,357)                  67,660
 Income tax provision (benefit) .....        27,646                   (931)                  26,715
                                          ---------              ---------                ---------
 Net income (loss) ..................     $  42,371              $  (1,426)               $  40,945
                                          =========              =========                =========
 Basic earnings per share                 $    1.02                                       $    0.99
  Weighted average number of
   shares                                    41,482                                          41,482
 Diluted earnings per share               $    1.00                                       $    0.97
  Weighted average number of
   shares                                    44,611                                          44,611



                                                    THREE MONTHS ENDED MARCH 31, 1999
                                      --------------------------------------------------------------
                                                                  PRO FORMA           PRO FORMA FOR
                                                              ADJUSTMENTS FOR:       NOTES OFFERING
                                          HISTORICAL         NOTES OFFERING AND         AND 1999
                                       SMI CONSOLIDATED   1999 CREDIT FACILITY (2)   CREDIT FACILITY
                                      ------------------ -------------------------- ----------------
INCOME STATEMENT DATA:
-------------------------------------
REVENUES:
  Admissions ........................      $ 19,826                    --               $ 19,826
  Event-related revenue .............        27,956                    --                 27,956
  Other operating revenue ...........         5,322                    --                  5,322
                                           --------                    --               --------
   Total revenues ...................        53,104                    --                 53,104
                                           --------                    --               --------
 Operating Expenses:
  Direct expense
   of events ........................        19,769                    --                 19,769
  Other direct operating
   expenses .........................         3,527                    --                  3,527
  General and
   administrative ...................        10,800                    --                 10,800
  Depreciation and
   amortization .....................         7,119                    --                  7,119
                                           --------                    --               --------
   Total operating expenses .........        41,215                    --                 41,215
                                           --------                    --               --------
 Operating Income ...................        11,889                    --                 11,889
 Interest income
  (expense), net ....................        (6,327)                 (690)                (7,017)
 Acquisition Loan cost
  amortization ......................        (2,263)                2,263                      0
 Other income, net ..................           174                     0                    174
                                           --------                 -----               --------
 Income (loss) before income
  taxes .............................         3,473                 1,573                  5,046
 Income tax provision (benefit) .....         1,465                   629                  2,094
                                           --------                 -----               --------
 Net income (loss) ..................      $  2,008               $   944               $  2,952
                                           ========               =======               ========
 Basic earnings per share                  $   0.05                                     $   0.07
  Weighted average number of
   shares                                    41,507                                       41,507
 Diluted earnings per share                $   0.05                                     $   0.07
  Weighted average number of
   shares                                    44,872                                       44,872

        (See accompanying notes to Unaudited Pro Forma Financial Data).

                                                         YEAR ENDED      THREE MONTHS ENDED
                                                     DECEMBER 31, 1998     MARCH 31, 1999
                                                    ------------------- --------------------
OTHER DATA:                                              PRO FORMA            PRO FORMA
--------------------------------------------------- ------------------- --------------------
Ratio of earnings to fixed charges (3)(4) .........          2.7x                1.5x

---------
(1) Pro forma adjustments give effect to the acquisition of LVMS on December 1, 1998, the sale of the Series C Notes, and the closing of the 1999 Credit Facility concurrently with the sale of the Series C Notes, as if these events had occurred on January 1, 1998. The amounts assume that the estimated net proceeds from the sale of the Series C Notes, including an issuance premium of $3.8 million paid by the Series C Note purchasers, was $125.7 million and was applied to repay a portion of the amounts outstanding under the Acquisition Loan. The amounts were derived from: (a) the unaudited historical statement of income of LVMS for the eleven months ended November 30, 1998 and (b) unaudited pro forma adjustments to depreciation and amortization expense, interest expense, and income taxes as follows:



   (i) Increase in depreciation for step-up in fair value of property and equipment using straight-line basis; and increase in amortization
     for goodwill (amortized on straight-line basis over 40 years) .......................  $   515,000
                                                                                            ===========
  (ii) Change in interest income (expense), net for increased borrowings under the Series C Notes and the 1999 Credit Facility for pro forma purposes using an assumed weighted average 7.60% interest rate ...............................  $12,505,000
                                                                                            ===========
    For pro forma presentation purposes, we assume SMI borrowed an aggregate of $210.7 million under its 1999 revolving bank credit facility and the Series C Notes to effect the December 1, 1998 acquisition. The additional pro forma interest, net of amounts retroactively capitalized for construction in progress, has been reflected in the pro forma statement of income. Interest costs of $2.2 million for the eleven months ended
     November 30, 1998 were assumed capitalizable for pro forma presentation purposes.
  (iii) Increase in interest expense for amortization of estimated deferred loan costs for Series C Notes offering and 1999 Credit Facility
     over the term of the related debt ...................................................  $   924,000
  (iv) Decrease in interest expense for accretion of issuance premium over the
     term of the Series C Notes based on issuance at 103% of face principal ..............     (469,000)
                                                                                            -----------
                                                                                            $   455,000
                                                                                            ===========
   (v) Elimination of Acquisition Loan cost amortization assuming financing of the LVMS acquisition by the Series C Notes offering and
     1999 Credit Facility ................................................................  $   752,000
                                                                                            ===========
  (vi) Income tax benefit of pro forma adjustments and loss before income taxes of LVMS using
     SMI's effective income tax rate of 40% (LVMS was treated as a S-Corporation prior to
     acquisition) ........................................................................  $   931,000
                                                                                            ===========

(2) Unaudited pro forma adjustments to interest expense, amortization expense and income taxes for the three months ended March 31, 1999 are as follows:



   (i) Increase in interest expense reflecting 8.5% interest rate of Series C Notes ......  $  576,000
  (ii) Increase in interest expense for amortization of estimated deferred loan costs for
       Series C Notes offering and 1999 Credit Facility over the term of the related debt.     231,000
  (iii) Decrease in interest expense for accretion of issuance premium over the term of
        the Series C Notes based on issuance at 103% of face principal ...................    (117,000)
                                                                                            ----------
                                                                                            $  690,000
                                                                                            ==========
  (iv) Elimination of Acquisition Loan cost amortization assuming financing of the LVMS acquisition by the Series C Notes offering and 1999 Credit Facility ...............  $2,263,000
                                                                                            ==========
  (v) Income tax effect of pro forma adjustments using SMI's effective income tax rate of   $  629,000
      40%                                                                                   ==========


(3) The ratio of earnings to fixed charges is computed by dividing fixed charges into income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of financing costs and the estimated interest component of rent expense. The pro forma ratio of earnings to fixed charges does not reflect any income earned on the proceeds of the Series C Notes or 1999 Credit Facility in excess of the refinanced debt amounts.

(4) The pro forma effect of the acquisition of LVMS, the sale of the Series C Notes and the concurrent closing of the 1999 Credit Facility is an increase in interest charges of $14.3 million and $539,000, and an increase (decrease) in fixed charges of $14.5 million and ($1.5 million) for 1998 and the three months ended March 31, 1999, respectively.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                            PAGE
                                                                                           -----
SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
INDEPENDENT AUDITORS' REPORT .............................................................  F-2
CONSOLIDATED FINANCIAL STATEMENTS:
 Consolidated Balance Sheets at December 31, 1997 and 1998 ...............................  F-3
 Consolidated Statements of Income for the Years Ended December 31, 1996, 1997 and 1998 ..  F-5
 Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1996,     F-6
  1997 and 1998
 Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1997 and      F-7
  1998
 Notes to Consolidated Financial Statements ..............................................  F-8
LAS VEGAS MOTOR SPEEDWAY, INC.
INDEPENDENT AUDITORS' REPORT ............................................................. F-22
FINANCIAL STATEMENTS:
 Balance Sheet at September 30, 1998 ..................................................... F-23
 Statement of Income and Stockholders' Equity for the Nine Months Ended September 30,      F-24
  1998
 Statement of Cash Flows for the Nine Months Ended September 30, 1998 .................... F-25
 Notes to Financial Statements ........................................................... F-26
SUMMARIZED PARENT COMPANY ONLY FINANCIAL INFORMATION FOR SPEEDWAY
 MOTORSPORTS, INC. FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND
 MARCH 31, 1999 .......................................................................... F-29

                         INDEPENDENT AUDITORS' REPORT



BOARD OF DIRECTORS
SPEEDWAY MOTORSPORTS, INC.
CHARLOTTE, NORTH CAROLINA

     We have audited the accompanying consolidated balance sheets of Speedway Motorsports, Inc. and subsidiaries (the Company) as of December 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Charlotte, North Carolina
February 23, 1999

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS


                          DECEMBER 31, 1997 AND 1998




                                                                1997        1998
                                                             ---------- -----------
                                                             (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .................................  $ 28,148   $ 35,399
 Restricted cash (Note 2) ..................................     2,775        258
 Accounts and notes receivable (Notes 2 and 8) .............    24,452     28,924
 Prepaid income taxes ......................................     4,649     10,356
 Inventories (Note 3) ......................................     8,900     10,447
 Speedway condominiums held for sale (Note 2) ..............    22,908      4,930
 Prepaid expenses ..........................................       768      2,026
                                                              --------   --------
   Total Current Assets ....................................    92,600     92,340
                                                              --------   --------
PROPERTY AND EQUIPMENT, NET (Notes 2 and 4) ................   436,547    730,686
GOODWILL AND OTHER INTANGIBLE ASSETS, NET (Note 2) .........    51,300     56,903
OTHER ASSETS:
 Marketable equity securities (Note 2) .....................     1,609      1,439
 Notes receivable (Note 8) .................................     5,498     11,420
 Other assets (Note 2) .....................................     9,614     12,089
                                                              --------   --------
   Total Other Assets ......................................    16,721     24,948
                                                              --------   --------
   TOTAL ...................................................  $597,168   $904,877
                                                              ========   ========

                See notes to consolidated financial statements.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES

                          DECEMBER 31, 1997 AND 1998




                                                                                               1997        1998
                                                                                           ----------- ------------
                                                                                            (DOLLARS IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 5) ..........................................  $    375     $    539
  Accounts payable .......................................................................    21,927        6,592
  Deferred race event income, net (Note 2) ...............................................    58,433       84,713
  Accrued expenses and other liabilities .................................................    13,853       14,772
                                                                                            --------     --------
                                                                                              94,588      106,616
  Revolving credit facility and acquisition loan (Notes 2 and 5) .........................        --      254,050
                                                                                            --------     --------
   Total Current Liabilities .............................................................    94,588      360,666
LONG-TERM DEBT (Note 5) ..................................................................   219,135      199,335
PAYABLE TO AFFILIATES (Note 8) ...........................................................     2,603        4,134
DEFERRED INCOME, NET (Note 2) ............................................................    13,900       16,252
DEFERRED INCOME TAXES (Note 7) ...........................................................    18,795       35,208
OTHER LIABILITIES ........................................................................     4,033        2,162
                                                                                            --------     --------
   Total Liabilities .....................................................................   353,054      617,757
                                                                                            --------     --------
COMMITMENTS AND CONTINGENCIES (Notes 4 and 9)
STOCKHOLDERS' EQUITY (Notes 2, 6 and 11):
  Preferred stock, $.10 par value, 3,000,000 shares authorized, no shares issued .........        --           --
  Common stock, $.01 par value, 200,000,000 shares authorized, 41,433,000 and 41,502,000
   shares issued and outstanding in 1997 and 1998 ........................................       414          415
  Additional paid-in capital .............................................................   156,477      157,216
  Retained earnings ......................................................................    87,526      129,897
  Accumulated other comprehensive loss -- unrealized loss on marketable equity securities       (303)        (408)
                                                                                            --------     --------
   Total Stockholders' Equity ............................................................   244,114      287,120
                                                                                            --------     --------
   TOTAL .................................................................................  $597,168     $904,877
                                                                                            ========     ========

                See notes to consolidated financial statements.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME


                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998




                                                         1996         1997         1998
                                                     ------------ ------------ -----------
                                                        (IN THOUSANDS EXCEPT PER SHARE
                                                                   AMOUNTS)
REVENUES (Note 2):
 Admissions ........................................  $  52,451    $  94,032    $ 107,601
 Event related revenue .............................     36,414       83,177      105,459
 Other operating revenue ...........................     13,248       14,917       16,736
                                                      ---------    ---------    ---------
   Total Revenues ..................................    102,113      192,126      229,796
                                                      ---------    ---------    ---------
OPERATING EXPENSES:
 Direct expense of events ..........................     30,173       65,347       83,046
 Other direct operating expense ....................      8,005        9,181       10,975
 General and administrative ........................     16,995       31,623       34,279
 Depreciation and amortization .....................      7,598       15,742       21,701
 Preoperating expense of new facility (Note 2) .....         --        1,850           --
                                                      ---------    ---------    ---------
   Total Operating Expenses ........................     62,771      123,743      150,001
                                                      ---------    ---------    ---------
OPERATING INCOME ...................................     39,342       68,383       79,795
Interest income (expense), net (Notes 5 and 8) .....      1,316       (5,313)     (12,228)
Acquisition loan cost amortization (Note 2) ........         --           --         (752)
Other income, net (Note 10) ........................      2,399          991        3,202
                                                      ---------    ---------    ---------
INCOME BEFORE INCOME TAXES .........................     43,057       64,061       70,017
Provision for income taxes (Note 7) ................    (16,652)     (25,883)     (27,646)
                                                      ---------    ---------    ---------
NET INCOME .........................................  $  26,405    $  38,178    $  42,371
                                                      =========    =========    =========
PER SHARE DATA (Note 6):
 Basic Earnings Per Share ..........................  $    0.65    $    0.92    $    1.02
   Weighted average shares outstanding .............     40,476       41,338       41,482
 Diluted Earnings Per Share ........................  $    0.64    $    0.89    $    1.00
   Weighted average shares outstanding .............     41,911       44,491       44,611

                See notes to consolidated financial statements.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)




                                                                                           ACCUMULATED      TOTAL
                                                 COMMON STOCK     ADDITIONAL                  OTHER         STOCK-
                                               -----------------    PAID-IN    RETAINED   COMPREHENSIVE    HOLDERS'
                                                SHARES   AMOUNT     CAPITAL    EARNINGS        LOSS         EQUITY
                                               -------- -------- ------------ ---------- --------------- -----------
BALANCE, JANUARY 1, 1996 .....................  38,000    $380     $ 72,148    $ 22,943      $  (92)      $ 95,379
  Net income .................................      --      --           --      26,405          --         26,405
  Issuance of common stock (Note 9) ..........   3,000      30       78,324          --          --         78,354
  Issuance of common stock in business
   acquisition (Note 1) ......................     146       1        3,944          --          --          3,945
  Exercise of stock options (Note 11) ........     159       2          740          --          --            742
  Net unrealized loss on marketable equity
   securities ................................      --      --           --          --         (90)           (90)
                                                ------    ----     --------    --------      ------       --------
BALANCE, DECEMBER 31, 1996 ...................  41,305     413      155,156      49,348        (182)       204,735
  Net income .................................      --      --           --      38,178          --         38,178
  Issuance of stock under employee stock
   purchase plan (Note 11) ...................      25      --          375          --          --            375
  Exercise of stock options (Note 11) ........     103       1          946          --          --            947
  Net unrealized loss on marketable equity
   securities ................................      --      --           --          --        (121)          (121)
                                                ------    ----     --------    --------      ------       --------
BALANCE, DECEMBER 31, 1997 ...................  41,433     414      156,477      87,526        (303)       244,114
  Net income .................................      --      --           --      42,371          --         42,371
  Issuance of stock under employee stock
   purchase plan (Note 11) ...................      16      --          340          --          --            340
  Exercise of stock options (Note 11) ........      53       1          399          --          --            400
  Net unrealized loss on marketable equity
   securities ................................      --      --           --          --        (105)          (105)
                                                ------    ----     --------    --------      ------       --------
BALANCE, DECEMBER 31, 1998 ...................  41,502    $415     $157,216    $129,897      $ (408)      $287,120
                                                ======    ====     ========    ========      ======       ========

                See notes to consolidated financial statements.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998




                                                                                               1996         1997         1998
                                                                                           ------------ ------------ ------------
                                                                                                       (IN THOUSANDS)
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .............................................................................  $   26,405   $   38,178   $   42,371
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .........................................................       7,598       15,742       21,701
   Gain on sale of marketable equity securities and investments ..........................        (698)        (241)        (150)
   Amortization of acquisition loan costs ................................................          --           --          752
   Amortization of deferred income .......................................................        (275)        (662)        (891)
   Deferred income tax provision .........................................................       3,890        5,053       16,256
   Changes in operating assets and liabilities, net of effects of business acquisitions:
     Restricted cash .....................................................................     (14,538)      11,849        2,517
     Accounts receivable .................................................................      (4,569)      (4,245)      (7,262)
     Prepaid and accrued income taxes ....................................................      (4,057)         135       (5,707)
     Inventories .........................................................................        (819)      (2,682)      (1,384)
     Condominiums held for sale ..........................................................        (393)     (19,373)      17,978
     Accounts payable ....................................................................      (4,917)      10,564      (15,335)
     Deferred race event income ..........................................................      15,812       22,040       16,258
     Accrued expenses and other liabilities ..............................................       3,179        3,720          672
     Deferred income .....................................................................       8,444        4,830        3,243
     Other assets and liabilities ........................................................       2,322       (3,859)      (4,623)
                                                                                            ----------   ----------   ----------
      Net cash provided by operating activities ..........................................      37,384       81,049       86,396
                                                                                            ----------   ----------   ----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under long-term debt and acquisition loan ...................................     146,525      203,073      254,253
  Principal payments on long-term debt ...................................................     (50,866)    (100,475)     (18,565)
  Payments of debt issuance costs ........................................................      (2,894)      (6,429)      (4,053)
  Issuance of stock under employee stock purchase plan ...................................          --          375          340
  Exercise of common stock options .......................................................         742          947          400
  Issuance of common stock to public .....................................................      78,354           --           --
                                                                                            ----------   ----------   ----------
      Net cash provided by financing activities ..........................................     171,861       97,491      232,375
                                                                                            ----------   ----------   ----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures ...................................................................    (147,741)    (162,011)     (98,574)
  Purchase of Bristol Motor Speedway .....................................................     (27,176)          --           --
  Purchase of Oil-Chem Research Corp .....................................................        (514)          --           --
  Purchase of Sears Point Raceway ........................................................      (8,487)          --           --
  Purchase of Las Vegas Motor Speedway ...................................................          --           --     (210,400)
  Purchase of marketable equity securities and other investments .........................      (2,135)        (412)        (933)
  Proceeds from sales of marketable equity securities and investments ....................       2,094        1,417          692
  Distribution from equity method investee ...............................................          --           --        1,300
  Increase in notes and other receivables ................................................     (13,166)     (11,638)     (13,394)
  Repayment of notes and other receivables ...............................................          --           --        9,789
                                                                                            ----------   ----------   ----------
      Net cash used in investing activities ..............................................    (197,125)    (172,644)    (311,520)
                                                                                            ----------   ----------   ----------
 NET INCREASE IN CASH AND CASH EQUIVALENTS ...............................................      12,120        5,896        7,251
 CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ..........................................      10,132       22,252       28,148
                                                                                            ----------   ----------   ----------
 CASH AND CASH EQUIVALENTS AT END OF YEAR ................................................  $   22,252   $   28,148   $   35,399
                                                                                            ==========   ==========   ==========
 SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest, net of amounts capitalized .....................................          --   $    5,232   $   14,951
 SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES (Note 5):
  Capital lease obligation incurred for Sears Point Raceway facility .....................  $   31,618
  Net liabilities assumed and incurred in Las Vegas Motor Speedway acquisition ...........                            $    8,783

                See notes to consolidated financial statements.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

     BASIS OF PRESENTATION -- The consolidated financial statements include the accounts of Speedway Motorsports, Inc. (SMI) and its wholly-owned subsidiaries, Atlanta Motor Speedway, Inc. (AMS), Bristol Motor Speedway, Inc. (BMS), Charlotte Motor Speedway, Inc. and subsidiaries (LMSC), Las Vegas Motor Speedway LLC (LVMS), SPR Acquisition Corp. d/b/a Sears Point Raceway (SPR), Texas Motor Speedway, Inc. (TMS), Speedway Systems LLC d/b/a Finish Line Events
(FLE), Oil-Chem Research Corp. and subsidiary (ORC), Speedway Screen Printing LLC d/b/a Wild Man Industries (WMI), Speedway Funding Corp. and Sonoma Funding Corp. (collectively, the Company).

     CURRENT YEAR BUSINESS ACQUISITIONS (see Description of Business and Note
14) -- On December 1, 1998, the Company acquired certain tangible and intangible assets, including the real and personal property and operations of LVMS, an industrial park and certain adjacent unimproved land for approximately $215.0 million, consisting principally of net cash outlay of $210.4 million and assumed associated deferred revenue. The acquisition was financed with borrowings under the Company's revolving credit facility and acquisition loan (see Note 5).

     On October 2, 1998, the Company acquired certain tangible and intangible assets and the operations of WMI for $510,000 in cash and notes payable.

     DESCRIPTION OF BUSINESS -- AMS owns and operates a 1.54-mile lighted, quad-oval, asphalt superspeedway located on approximately 870 acres in Hampton, Georgia. Two major National Association of Stock Car Auto Racing (NASCAR) Winston Cup events are held annually, one in March and one in November. Additionally, a Busch race and two Automobile Racing Club of America (ARCA) races are also held annually, each preceding a Winston Cup event. AMS also hosts an annual Indy Racing League (IRL) racing event. All of these events are sanctioned by NASCAR, IRL or ARCA. AMS has constructed 46 condominiums overlooking the Atlanta speedway and is in the process of selling the 4 remaining condominiums.

     BMS owns and operates a one-half mile lighted, 36-degree banked concrete oval speedway, and a one-quarter mile lighted dragstrip, located on approximately 550 acres in Bristol, Tennessee. BMS currently holds two major NASCAR-sanctioned Winston Cup events annually. Additionally, two NASCAR-sanctioned Busch races are held annually, each preceding a Winston Cup event. In January 1996, the Company acquired 100% of the outstanding capital stock of Bristol Motor Speedway, formerly known as National Raceways, Inc., for $27,176,000. As part of the acquisition, the Company obtained a right of first refusal to acquire certain adjacent land used for camping and parking for race events.

     BMS is reconstructing and expanding its dragstrip into a "state-of-the-art" dragway with permanent grandstand seating, luxury suites, and extensive fan amenities and facilities. Construction of the Bristol Dragway is expected to be completed in 1999, and its inaugural National Hot Rod Association (NHRA) sanctioned Winston Showdown will be hosted in July 1999. Bristol Dragway will also host NHRA and other bracket racing events, as well as various auto shows.

     LMSC owns and operates a 1.5-mile lighted quad-oval, asphalt superspeedway located in Concord, North Carolina. LMSC stages three major NASCAR Winston Cup events annually, two in May and one in October. Additionally, two Busch and two ARCA races are held annually, each preceding a Winston Cup event. LMSC also hosts an IRL racing event annually. All of these events are sanctioned by NASCAR, IRL or ARCA. The Charlotte facility also includes a 2.25-mile road course, a one-quarter mile asphalt oval track, a one-fifth mile asphalt oval track and a one-fifth mile dirt oval track, all of which hold race events throughout the year. In addition, LMSC has constructed 52 condominiums overlooking the main speedway, all of which have been sold.

     In February 1999, the Company entered into a ten year naming rights agreement whereby Charlotte Motor Speedway has been renamed Lowe's Motor Speedway (at Charlotte) for gross fees aggregating approximately $35,000,000 over the agreement term. The agreement specifies, among other things, that essentially all promotional signage, souvenirs, marketing and other associated materials, formerly bearing Charlotte Motor Speedway insignia, be renamed Lowe's Motor Speedway (at Charlotte). Fee revenues, net of associated expenses, will be recognized ratably over the ten year agreement term.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS -- (CONTINUED)

     LMSC also owns an office and entertainment complex which overlooks the main speedway. A wholly-owned subsidiary, The Speedway Club, Inc. (Speedway
Club), derives rental, catering and dining revenues from the complex.

     LVMS owns and operates a 1.5 mile, lighted, asphalt superspeedway, several other on-site race tracks and a 1.4 million square foot on-site industrial park, located on approximately 1,300 acres in Las Vegas, Nevada. LVMS currently hosts several annual NASCAR-sanctioned racing events, including a Winston Cup Series, Busch Series, Craftsman Truck Series, two Winston West Series, and two Winston Southwest Series racing events. Additional major events held annually include IRL, World of Outlaws, American Motorcycle Association (AMA), and drag racing events, among others. The racetrack is also rented throughout the year for non-racing activities such as driving schools and automobile testing.

     Construction of LVMS was substantially completed in 1997 and its first major NASCAR Winston Cup race was held in March 1998. As of December 31, 1998, construction of the 1.4 million square foot industrial park was nearing completion and is expected to commence operations in the first half of 1999 (see Note 4). The industrial park is expected to be leased under triple net operating leases primarily to businesses and individuals involved in racing and related industries.

     SPR, located on approximately 1,500 acres in Sonoma, California, owns and operates a 2.52-mile, twelve-turn road course, a one-quarter mile dragstrip, and an 157,000 square foot industrial park. SPR currently holds one major NASCAR-sanctioned Winston Cup racing event annually. Additional events held annually include a NASCAR-sanctioned Winston Southwest Series, NHRA Winston Drag Racing Series National, as well as AMA and Sports Car Club of America
(SCCA), racing events. The racetrack is also rented throughout the year by various organizations, including the SCCA, driving schools, major automobile manufacturers, and other car clubs.

     On November 18, 1996, the Company acquired certain tangible and intangible assets and the operations of Sears Point Raceway for approximately $2,000,000 in cash, and executed a long-term lease, including a purchase option, for the racetrack facilities and real property. On February 17, 1998, as further described in Note 5, the purchase option was exercised for $18,100,000, net cash outlay, thereby transferring ownership of the racetrack facilities and real property to the Company and eliminating its capital lease obligation.

     TMS, located on approximately 1,360 acres in Fort Worth, Texas, is a 1.5-mile lighted, banked, asphalt quad-oval superspeedway. Construction of TMS was completed at March 31, 1997 with TMS hosting its first major NASCAR Winston Cup race on April 6, 1997. TMS currently hosts one major NASCAR Winston Cup event, preceded by a Busch Series racing event. In 1999, TMS is also hosting two NASCAR-sanctioned Craftsman Truck Series and two IRL racing events. In 1998, TMS completed construction of 76 condominiums above turn two overlooking the speedway, 66 of which have been sold or contracted for sale as of December 31, 1998 (see Note 2).

     TMS also is constructing an office and entertainment complex which overlooks the main speedway. Construction is expected to be completed in 1999, and TMS plans to derive rental, catering and dining revenues from the dining-entertainment and health-fitness club complex.

     FLE provides event food, beverage, and souvenir merchandising services at each of the Company's speedways and to other third party sports-oriented venues (see Note 2).

     ORC produces an environmentally friendly motor oil additive that the Company intends to promote in conjunction with its speedways (see Note 2). On April 16, 1996, the Company acquired 100% of the outstanding capital stock of ORC for $4,459,000 in Company stock and cash.

     WMI, a wholly-owned subsidiary of FLE, is a screen printing and embroidery manufacturer and distributor of wholesale and retail apparel.

     600 RACING, INC., a wholly-owned subsidiary of LMSC, developed, operates and is the official sanctioning body of the Legends Racing Circuit. 600 Racing also manufactures and sells 5/8-scale cars (Legends Cars) modeled after older-style coupes and sedans. In 1997, 600 Racing released a new line of smaller-scale cars (the Bandolero). Revenue is principally derived from the sale of vehicles and vehicle parts.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS -- (CONTINUED)

     OTHER -- In October 1996, the Company signed a joint management and development agreement with Quad-Cities International Raceway Park. The Company will serve in an advisory capacity for the development of a multi-use facility, which includes a speedway located in northwest Illinois. The agreement also grants the Company the option to purchase up to 40% equity ownership in the facility. The option has not been exercised.


2. SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- All significant intercompany accounts and transactions have been eliminated in consolidation.

     REVENUE RECOGNITION -- Admissions revenue consists of ticket sales. Event related revenues consist of amounts received from sponsorships, broadcasting rights, concessions, luxury suite rentals, commissions and souvenir sales. Other operating revenue consists of Legends Car sales, Speedway Club restaurant and catering revenues, Speedway Club membership income, industrial park rentals, Oil-Chem and WMI revenues.

     The Company recognizes admissions and other event related revenues when the events are held. Advance revenues and certain related direct expenses pertaining to a specific event are deferred until such time as the event is held. Deferred expenses primarily include race purses and sanctioning fees remitted to NASCAR or other sanctioning bodies.

     Deferred race event income relates to scheduled events to be held in the upcoming year. If circumstances prevent a race from being held at any time during the racing season, all advance revenue must be refunded and all direct event expenses deferred would be recognized immediately except for race purses which would be refundable from NASCAR, IRL or other sanctioning bodies.

     CASH AND CASH EQUIVALENTS -- The Company classifies as cash equivalents all highly liquid investments with original maturities of three months or less. Cash equivalents principally consist of commercial paper and United States Treasury securities.

     RESTRICTED CASH -- Restricted cash consists principally of customer deposits received on speedway condominiums under construction and held for sale of $2,671,000 and $223,000 at December 31, 1997 and 1998. Condominium deposits are held in escrow accounts until sales are closed.

     ACCOUNTS AND NOTES RECEIVABLE -- Accounts receivable are reported net of allowance for doubtful accounts of $553,000 and $291,000 at December 31, 1997 and 1998. Short term notes receivable amounted to $593,000 and $4,222,000 at December 31, 1997 and 1998. Bad debt expense amounted to $97,000 in 1996, $392,000 in 1997 and $29,000 in 1998, and allowance for doubtful accounts reductions for actual write-offs and recoveries of specific accounts receivable amounted to $82,000 in 1996, $0 in 1997 and $291,000 in 1998.

     INVENTORIES -- Inventories consist of souvenirs, finished vehicles, parts and accessories, and food costs determined on a first-in, first-out basis, and apparel and oil additive costs determined on a average current cost basis, all of which are stated at the lower of cost or market.

     SPEEDWAY CONDOMINIUMS HELD FOR SALE -- The Company has constructed 46 condominiums at AMS and 76 condominiums at TMS, of which 41 and 66, respectively, have been sold or contracted for sale as of December 31, 1998. Speedway condominiums held for sale represent 5 condominiums at AMS and 10 condominiums at TMS which are substantially complete and are in the process of being sold.

     PROPERTY AND EQUIPMENT -- Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense when incurred. Construction in progress includes all direct costs and capitalized interest on fixed assets under construction. Management periodically evaluates long-lived assets for possible impairment based on expected future undiscounted operating cash flows attributable to such assets.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     In the fourth quarter ended December 31, 1997, the Company revised the estimated useful lives of certain property and equipment based on new information obtained from a third party review of applicable lives for these assets. Management believes the revised lives are more appropriate and result in better estimates of depreciation. The revised lives decreased depreciation expense $735,000, and increased net income $441,000, or approximately $.01 per share, for the year ended December 31, 1997 compared to using former lives.

     In connection with the development and completed construction of TMS in 1997, the Company entered into arrangements with the FW Sports Authority, a non-profit corporate instrumentality of the City of Fort Worth, Texas, whereby the Company conveyed the speedway facility, excluding its on-site condominiums and office and entertainment complex, to the sports authority and is leasing the facility back over a 30-year period. Because of the Company's responsibilities under these arrangements, the speedway facility and related liabilities are included in the accompanying consolidated balance sheets.

     GOODWILL AND OTHER INTANGIBLE ASSETS -- Goodwill and other intangible assets represent the excess of business acquisition costs over the fair value of the net assets acquired and are being amortized on a straight-line basis principally over 40 years. Goodwill and other intangible assets are reported net of accumulated amortization of $2,837,000 and $4,063,000 at December 31, 1997 and 1998. Management periodically evaluates the recoverability of goodwill and other intangible assets based on expected future profitability and undiscounted operating cash flows of acquired businesses.

     MARKETABLE EQUITY SECURITIES -- The Company's marketable equity securities are classified as "available for sale" and are not bought and held principally for the purpose of selling them in the near term. Accordingly, these securities are reported at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported as a separate component of stockholders' equity. Management intends to hold these securities through at least fiscal 1999, and accordingly, they are reflected as non-current assets. Realized gains and losses on sales of marketable equity securities are determined using the specific identification method.

     Valuation allowances for unrealized losses of $303,000 and $408,000, net of $219,000 and $272,000 in tax benefits, are reflected as a charge to stockholders' equity to reduce the carrying amount of long-term marketable equity securities to market value as of December 31, 1997 and 1998, respectively. Net realized gains on sales of marketable equity securities were $698,000 in 1996, $241,000 in 1997 and $150,000 in 1998.

     DEFERRED FINANCING COSTS AND ACQUISITION LOAN COST AMORTIZATION -- Deferred financing costs are included in other noncurrent assets and are amortized over the term of the related debt. Acquisition Loan cost amortization results from financing costs incurred in obtaining an amended credit facility and acquisition loan to fund the Company's December 1, 1998 acquisition of LVMS (see Note 5). Associated deferred financing costs of $4,050,000 are being amortized over the loan term which matures May 31, 1999. Deferred financing costs are reported net of accumulated amortization of $700,000 and $2,458,000 at December 31, 1997 and 1998.

     DEFERRED INCOME -- Deferred income as of December 31, 1997 and 1998 consisted of the following (dollars in thousands):



                                                            1997       1998
                                                         ---------- ----------
   TMS Preferred Seat License fee deposits, net ........  $12,862    $12,624
   Deferred gain on TMS condominium sales. .............       --      2,817
   Deferred LMSC Speedway Club membership income .......    1,014        739
   Other ...............................................       24         72
                                                          -------    -------
    Total ..............................................  $13,900    $16,252
                                                          =======    =======

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     In 1996, TMS began offering Preferred Seat License ("PSL") agreements whereby licensees are entitled to purchase annual TMS season-ticket packages for sanctioned racing events under specified terms and conditions. Among other items, licensees are required to purchase all season-ticket packages when and as offered each year. License agreements automatically terminate without refund should licensees not purchase any offered ticket. Also, licensees are not entitled to refunds for postponements or cancellation of events due to weather or certain other conditions. After May 31, 1999, license agreements are transferrable once each year subject to certain terms and conditions. TMS Preferred Seat License fee deposits are reported net of expenses of $1,036,000 and $1,052,000 at December 31, 1997 and 1998.

     Fees received under PSL agreements were deferred prior to TMS hosting its first Winston Cup race on April 6, 1997. The Company began amortizing net PSL fee revenues into income over the estimated useful life of TMS's facility upon its opening. Amortization income recognized in 1997 was $387,000 and in 1998 was $616,000.

     The Speedway Club at LMSC has sold lifetime memberships which entitle individual members to certain private dining and racing event seating privileges. Net revenues from lifetime membership fees are being amortized into income over 25 years. In each of the three years ended December 31, 1998, lifetime membership income of $275,000 was recognized. The Speedway Club also offers executive memberships, which entitle members to certain dining privileges and require a monthly assessment. Monthly executive membership fees are recognized as income when billed.

     Certain condominium sales contracts, aggregating approximately $17,300,000 as of December 31, 1998, provide buyers the right to require the Company to repurchase real estate within three years from the purchase date. Gain recognition has been deferred until the buyer's right expires. Management believes the likelihood of buyers exercising such rights, in amounts that at any one time or in the aggregate would be significant, is remote.

     ADVERTISING EXPENSES -- Advertising costs other than for direct-response advertising are expensed as incurred and are included principally in direct expense of events. Advertising expenses amounted to $2,154,000 in 1996, $5,205,000 in 1997, and $7,626,000 in 1998. Prepaid expense at December 31,
1998 includes $1,240,000 of deferred direct-response advertising costs related to future media promotion of certain ORC products. These deferred costs will be amortized over the estimated period of future benefits commencing when primary media promotion begins.

     PREOPERATING EXPENSE OF NEW FACILITY -- Preoperating expenses consist of non-recurring and non-event related costs to develop, organize and open Texas Motor Speedway, which hosted its first racing event on April 6, 1997.

     INCOME TAXES -- The Company recognizes deferred tax assets and liabilities for the future income tax effect of temporary differences between financial and income tax bases of assets and liabilities assuming they will be realized and settled at the amounts reported in the financial statements.

     STOCK-BASED COMPENSATION -- The Company continues to apply Accounting Principles Board (APB) Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded as permitted under Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The pro forma effect on net income and earnings per share under the provisions of SFAS No. 123 is disclosed in Note 11.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company's financial instruments consist of cash, accounts and notes receivable, accounts payable and short and long-term debt. The carrying value of these financial instruments approximate their fair value at December 31, 1997 and 1998.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual future results could differ from those estimates.

     IMPACT OF NEW ACCOUNTING STANDARDS -- The Company adopted SFAS No. 130 "Reporting Comprehensive Income" in 1998. SFAS No. 130 specifies that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Because the Company does not have material items of other comprehensive income, adoption did not result in presentation or financial statements significantly different from that under previous accounting standards.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     The Company also adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" in 1998. SFAS No. 131 establishes standards for reporting selected information about operating segments determined using quantitative thresholds and a "management approach", which reflects how the chief operating decision maker evaluates segment performance and allocates resources. The combined operations of the Company's speedways comprise one operating segment, and encompasses all admissions and event related revenues and associated expenses. Other Company operations presently are not considered significant relative to those of the speedways. As such, adoption had no effect on the Company's financial statements or disclosures.

     RECLASSIFICATIONS -- Certain prior year accounts were reclassified to conform with current year presentation.

     PRESENTATION -- In 1998, the Company began operating certain food and beverage concession activities through FLE which previously had been procured from a third party. As a result, revenues and expenses associated with such concession activities in 1998 are included in event related revenues, direct expense of events and general and administrative expense. In 1996 and 1997, the Company's operating profits from such activities under its arrangement with the outside vendor were reported as event related revenue.


3. INVENTORIES

     Inventories as of December 31, 1997 and 1998 consisted of the following components (dollars in thousands):



                                                          1997        1998
                                                       ---------   ---------
  Souvenirs and apparel ..............................  $3,839      $ 5,023
  Finished vehicles, parts and accessories. ..........   4,907        4,409
  Oil additives, food and other ......................     154        1,015
                                                        ------      -------
    Total ............................................  $8,900      $10,447
                                                        ======      =======

4. PROPERTY AND EQUIPMENT
     Property and equipment as of December 31, 1997 and 1998 is summarized as follows (dollars in thousands):



                                               ESTIMATED
                                             USEFUL LIVES      1997         1998
                                            -------------- ------------ -----------
   Land and land improvements .............     5-25        $  88,019    $ 200,193
   Racetracks and grandstands .............     5-45          214,998      298,701
   Buildings and luxury suites ............     5-40          140,785      182,426
   Machinery and equipment ................     3-20           15,321       32,302
   Furniture and fixtures .................     5-20           10,878       11,390
   Autos and trucks .......................     3-10            2,747        3,651
   Construction in progress ...............                    25,303       83,081
                                                            ---------    ---------
    Total .................................                   498,051      811,744
    Less accumulated depreciation .........                   (61,504)     (81,058)
                                                            ---------    ---------
     Net ..................................                 $ 436,547    $ 730,686
                                                            =========    =========

     CONSTRUCTION IN PROGRESS -- At December 31, 1998, the Company had various construction projects underway to increase and improve grandstand seating capacity, luxury suites, facilities for fan amenities, and make various other site improvements at each of its speedways. For example, BMS is reconstructing and expanding its dragstrip with permanent grandstand seating, luxury suites, and extensive fan amenities and facilities. Construction is expected to be completed in 1999, with its inaugural NHRA-sanctioned Winston Showdown hosted in July 1999. In addition, construction of a 1.4 million square foot industrial park and a dragstrip on-site at LVMS was nearing completion as of December 31, 1998, and commencement of operations is expected in early 1999. The estimated aggregate cost of capital expenditures in 1999 will approximate $60,000,000.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. AMENDED BANK CREDIT FACILITY AND ACQUISITION LOAN AND LONG-TERM DEBT Revolving credit facility and acquisition loan borrowings and long-term debt as of December 31, 1997 and 1998 consist of the following (dollars in thousands):



                                                                                               1997          1998
                                                                                           ------------ -------------
  Revolving credit facility and acquisition loan .........................................   $     --    $  254,050
  Senior subordinated notes ..............................................................    124,674       124,708
  Convertible subordinated debentures ....................................................     74,000        74,000
  Capital lease obligation ...............................................................     19,433            --
  Other notes payable ....................................................................      1,403         1,166
                                                                                             --------    ----------
    Total ................................................................................    219,510       453,924
     Less current maturities .............................................................       (375)         (539)
     Less revolving credit facility and acquisition loan borrowings maturing May 1999 ....         --      (254,050)
                                                                                             --------    ----------
                                                                                             $219,135    $  199,335
                                                                                             ========    ==========

     AMENDED BANK CREDIT FACILITY AND ACQUISITION LOAN -- On November 23, 1998, the Company's Credit Facility dated as of August 4, 1997 was amended and restated in connection with the Company's December 1, 1998 acquisition of LVMS. The amended Credit Facility and Acquisition Loan (the Acquisition Loan) increased the Company's overall borrowing limit from $175,000,000 to $270,000,000 to fund the LVMS acquisition and maintain a revolving credit facility for working capital needs and general corporate purposes. The Acquisition Loan matures on May 31, 1999. At December 31, 1998, the Company has $254,050,000 in outstanding borrowings under the Acquisition Loan. Interest, standby letters of credit terms and restrictive and required financial covenants are generally similar to those prior to amendment. The Acquisition Loan was obtained from NationsBank N.A., and is an unsecured, senior revolving credit facility and term loan with a $10,000,000 borrowing sub-limit for standby letters of credit. Associated deferred financing costs incurred in obtaining the acquisition loan amounted to approximately $4,050,000 and are being amortized over the loan term through May 31, 1999 (see Note 2).

     The Acquisition Loan was retired and repaid on May 28, 1999. While the retirement and repayment of the loan did not result in the use of significant working capital, the outstanding borrowings of $254,050,000 have been classified as a current liability in the accompanying December 31, 1998 balance sheet in accordance with generally accepted accounting principles. We entered into the 1999 Credit Facility on May 28, 1999 as a source of replacement financing with sufficient overall borrowing limits for working capital needs and general corporate purposes.

     Interest on the Acquisition Loan was based, at the Company's option, upon
(i) LIBOR plus 1.125% or (ii) the greater of NationsBank's prime rate or the Federal fund rate plus .5%. Although the Acquisition Loan was unsecured, the Company agreed not to pledge its assets to any third party. In addition, among other items, the Company had to meet certain financial covenants, including specified levels of net worth and ratios of (i) debt to capitalization, (ii) debt to earnings before interest, taxes, depreciation and amortization (EBITDA), and (iii) earnings before interest and taxes (EBIT) to interest expense. The Acquisition Loan also contained certain limitations on cash expenditures to acquire additional motor speedways without the consent of the lenders, and limited the Company's consolidated capital expenditures to amounts not to exceed $125 million annually, beginning for fiscal 1998, and $325 million in the aggregate over the loan term. The Company also agreed to certain other limitations or prohibitions concerning the incurrence of other indebtedness, transactions with affiliates, guarantees, asset sales, investments, cash dividends to shareholders, distributions and redemptions. The weighted-average interest rate on borrowings under the Credit Facility and Acquisition Loan in 1998 was 6.4%.

     SENIOR SUBORDINATED NOTES -- In August 1997, the Company completed a private placement of 8 1/2% senior subordinated notes (the Senior Notes) in the aggregate principal amount of $125,000,000. The Senior Notes are unsecured, mature in August 2007, and are redeemable at the Company's option after August 15, 2002. Interest payments are due semi-annually on February 15 and August 15. The Senior Notes are subordinated to all present and future senior secured indebtedness of the Company, including the Acquisition Loan. Redemption prices in fiscal year periods ending August 15 are 104.25% in 2002, 102.83% in 2003, 101.42% in 2004 and 100% in 2005 and thereafter. The Company filed a registration statement to register these notes on September 8, 1997. Net proceeds after commissions and discounts, including

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. AMENDED BANK CREDIT FACILITY AND ACQUISITION LOAN AND LONG-TERM
                DEBT -- (CONTINUED)

issuance discount of $340,000, amounted to $121,548,000 and were used to retire and repay then outstanding borrowings under the former credit facility, fund construction costs and for working capital needs of the Company.

     The Indenture governing the Senior Notes contains certain specified restrictive and required financial covenants. The Company has agreed not to pledge its assets to any third party except under certain limited circumstances. The Company also has agreed to certain other limitations or prohibitions concerning the incurrence of other indebtedness, capital stock, guaranties, asset sales, investments, cash dividends to shareholders, distributions and redemptions. The Indenture and Acquisition Loan agreements contain cross-default provisions.

     CONVERTIBLE SUBORDINATED DEBENTURES -- In October 1996, the Company completed a private placement of 5 3/4% convertible subordinated debentures in the aggregate principal amount of $74,000,000. On October 4, 1996, the Company filed a registration statement to register these debentures and the underlying equity securities. Net proceeds after commissions and discounts were $72,150,000. The debentures are unsecured, mature on September 30, 2003, are convertible into Company common stock at the holder's option after December 1, 1996 at $31.11 per share until maturity, and are redeemable at the Company's option after September 29, 2000. Interest payments are due semi-annually on March 31 and September 30. The debentures are subordinated to all present and future secured indebtedness of the Company, including the Acquisition Loan. Redemption prices in fiscal year periods ending September 30 are 102.46% in 2000, 101.64% in 2001 and 100.82% in 2002. After September 30, 2002, the
debentures are redeemable at par. In conversion, 2,378,565 shares of common stock would be issuable (see Note 6). The proceeds of this offering were used to repay outstanding borrowings under the Company's former bank credit facility, fund construction costs of TMS and for working capital needs of the Company.

     CAPITAL LEASE OBLIGATION AND EXERCISE OF PURCHASE OPTION (SEARS POINT RACEWAY) -- In connection with its SPR asset acquisition on November 18, 1996 (see Note 1), the Company executed a fourteen year capital lease, including a purchase option, with the seller for all real property of the SPR complex. On February 17, 1998, the purchase transaction was consummated for $18,100,000 net cash, thereby transferring ownership of the SPR racetrack facilities and real property to the Company and eliminating its capital lease obligation. The purchase transaction was funded with borrowings under the Company's former credit facility, and has been reflected in the accompanying December 31, 1998 consolidated financial statements.

     The purchase option, consisting of the Company's right to purchase the real property for $38,100,000, subject to seller acceleration, was initially acquired for a $3,500,000 payment. This payment, a security deposit of $3,000,000 paid at lease inception, and a promissory note receivable of $13,453,000 due from the seller, were credited against the purchase price. Because a legal right of offset existed under the lease obligation and note receivable agreements prior to exercise, the note receivable was netted against the capital lease obligation in the accompanying December 31, 1997 consolidated balance sheet.

     OTHER NOTES PAYABLE -- Other notes payable includes a note arrangement the Company entered into in 1995 to pay a portion of the costs to construct an improved access road to LMSC from Interstate 85. The note payable bears interest at 8% and is collateralized by a bank letter of credit from NationsBank.

     Annual maturities of debt at December 31, 1998 are as follows (dollars in thousands):


    1999 .............................................................  $    539
    2000 .............................................................       347
    2001 .............................................................       125
    2002 .............................................................       116
    2003 .............................................................    74,039
    Thereafter .......................................................   124,708
                                                                        --------
     Total ...........................................................   199,874
     Revolving credit facility and acquisition loan maturing May 1999    254,050
                                                                        --------
                                                                        $453,924
                                                                        ========

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. AMENDED BANK CREDIT FACILITY AND ACQUISITION LOAN AND LONG-TERM
                DEBT -- (CONTINUED)

     Interest income (expense), net includes interest expense of $693,000 in 1996, $7,745,000 in 1997, and $15,258,000 in 1998; and includes interest income of $2,009,000 in 1996, $2,432,000 in 1997, and $3,030,000 in 1998. The Company
capitalized interest costs of $2,834,000 in 1996, $5,768,000 in 1997, and $3,846,000 in 1998.


6. CAPITAL STRUCTURE, PUBLIC OFFERING OF COMMON STOCK AND PER SHARE DATA

     PREFERRED STOCK -- At December 31, 1998, SMI has authorized 3,000,000 shares of preferred stock with a par value of $.10 per share. Shares of preferred stock may be issued in one or more series with rights and restrictions as may be determined by the Company's Board of Directors. No preferred shares were issued and outstanding at December 31, 1997 or 1998.

     STOCK SPLIT -- On February 9, 1996, the Company's Board of Directors approved a two for one stock split for each share of the Company's common stock. The stock split was effective March 15, 1996 in the form of a 100% common stock dividend payable to stockholders of record as of February 26, 1996. All share and per share information in the accompanying consolidated financial statements take into account this stock split.

     PUBLIC OFFERING OF COMMON STOCK -- The Company completed its second offering of common stock on April 1, 1996 by issuing 3,000,000 shares of common stock at a price of $27.625 per share. Net proceeds after offering expenses were $78,354,000 with such proceeds used to pay construction costs of TMS and for other general corporate purposes.

     PER SHARE DATA -- Diluted earnings per share assumes conversion of the convertible debentures into common stock based on the weighted average of issuable shares from the date of debt issuance, and elimination of interest expense, net of taxes, on such debt (see Note 5). The following schedule reconciles basic and diluted earnings per share(dollars and shares in thousands):



                                                                       WEIGHTED
                                                             NET       AVERAGE     EARNINGS
YEAR ENDED:                                                INCOME       SHARES     PER SHARE
------------------------------------------------------   ----------   ---------   ----------
December 31, 1996:
 Basic earnings per share ............................    $26,405       40,476      $ 0.65
 Dilution adjustments:
   Common stock equivalents -- stock options .........         --          825
   5 3/4% Convertible debentures .....................        210          610
                                                          -------      -------
 Diluted earnings per share ..........................    $26,615       41,911      $ 0.64
                                                          =======      =======
December 31, 1997:
 Basic earnings per share ............................    $38,178       41,338      $ 0.92
 Dilution adjustments:
   Common stock equivalents -- stock options .........         --          774
   5 3/4% Convertible debentures .....................      1,237        2,379
                                                          -------      -------
 Diluted earnings per share ..........................    $39,415       44,491      $ 0.89
                                                          =======      =======
December 31, 1998:
 Basic earnings per share ............................    $42,371       41,482      $ 1.02
 Dilution adjustments:
   Common stock equivalents -- stock options .........         --          750
   5 3/4% Convertible debentures .....................      2,108        2,379
                                                          -------      -------
 Diluted earnings per share ..........................    $44,479       44,611      $ 1.00
                                                          =======      =======

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7. INCOME TAXES
     The components of the provision for income taxes are as follows (dollars in thousands):



                         1996         1997         1998
                      ----------   ----------   ----------
Current ...........    $12,762      $20,830      $11,390
Deferred ..........      3,890        5,053       16,256
                       -------      -------      -------
 Total ............    $16,652      $25,883      $27,646
                       =======      =======      =======

     The reconciliation of the statutory federal income tax rate and the effective income tax rate is as follows:



                                                                  1996     1997      1998
                                                                -------- -------- ----------
Statutory federal tax rate ....................................     35%      35%        35%
State and local income taxes, net of federal income tax effect       4        4          4
Other, net ....................................................     --        1         --
                                                                    --       --         --
  Total .......................................................     39%      40%        39%
                                                                  ====     ====      =====

     The tax effect of temporary differences resulting in deferred income taxes are as follows (dollars in thousands):



                                                                    1996       1997        1998
                                                                 ---------- ---------- ------------
Deferred tax liabilities:
 Property and equipment ........................................  $ 14,958   $ 25,627   $  49,493
 Expenses deducted for tax purposes and other ..................       755        582       1,520
                                                                  --------   --------   ---------
   Subtotal ....................................................    15,713     26,209      51,013
                                                                  --------   --------   ---------
Deferred tax assets:
 Income previously recognized for tax purposes .................      (520)      (406)       (808)
 Stock option compensation expense .............................    (1,095)    (1,054)     (1,020)
 PSL and other deferred income recognized for tax purposes .....        --     (5,028)     (5,075)
 Alternative minimum tax credit ................................        --         --      (6,898)
 Other .........................................................      (356)      (926)     (2,004)
                                                                  --------   --------   ---------
   Subtotal ....................................................    (1,971)    (7,414)    (15,805)
                                                                  --------   --------   ---------
Total net deferred tax liability ...............................  $ 13,742   $ 18,795   $  35,208
                                                                  ========   ========   =========

     The Company made income tax payments during 1996, 1997 and 1998 totaling approximately $17,402,000, $27,329,000 and $16,328,000, respectively. No valuation allowance against deferred tax assets has been recorded for any year presented.

     On October 31, 1997, the Company reached a final settlement with the Internal Revenue Service (IRS) involving AMS, as the successor in interest to BND, Inc. (BND), for deficient income taxes and interest related to BND's income tax returns for certain years. The IRS had alleged that, during the acquisition of AMS in 1990, BND's merger into AMS resulted in a taxable gain to BND, and eliminated a net operating loss carryback to the tax return filed for 1988. The settlement included taxes payable of approximately $2,900,000 plus interest which have been reflected as an increase to goodwill arising from the AMS acquisition and a charge to previously established accruals, respectively.

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8. RELATED PARTY TRANSACTIONS
     Notes receivable at December 31, 1997 and 1998 include $747,000 and $798,000, respectively, due from a partnership in which the Company's Chairman and Chief Executive Officer is a partner. The note bears interest at 1% over prime, is collateralized by certain partnership land and is payable on demand. Because the Company does not anticipate repayment of the note during 1999, the balance has been classified as a noncurrent asset in the accompanying 1998 balance sheet.

     Notes receivable also include a note receivable from the Company's Chairman and Chief Executive Officer for $1,876,000 at December 31, 1997 and $842,000 at December 31, 1998. The principal balance of the note represents premiums paid by the Company under a split-dollar life insurance trust arrangement on behalf of the Chairman, in excess of cash surrender value. The note bears interest at 1% over prime. Because the Company does not anticipate repayment of the note during 1999, the balance has been classified as a noncurrent asset in the accompanying 1998 balance sheet.

     From time to time, the Company paid certain expenses and made cash advances for various corporate purposes on behalf of Sonic Financial Corp. (Sonic Financial), an affiliate of the Company through common ownership. At December 31, 1997 and 1998, accounts receivable include approximately $3,875,000 and $1,040,000 net due from Sonic Financial. The amounts are classified as short-term based on expected repayment dates.

     Interest income of $130,000 in 1996, $166,000 in 1997, and $115,000 in
1998 was earned on amounts due from related parties.

     Amounts payable to affiliates at December 31, 1997 and 1998 includes $2,592,000 for acquisition and other expenses paid on behalf of AMS by Sonic Financial prior to 1996. Of this amount, approximately $1,800,000 bears interest at 3.83% per annum. The remainder of the amount bears interest at prime plus 1%. The entire amount is classified as long-term based on expected repayment dates. Interest expense incurred on this obligation was $141,000 in 1996, $144,000 in 1997 and $143,000 in 1998. Amounts payable to affiliates at December 31, 1998 also include $1,542,000 owed to a former LVMS shareholder and executive officer, who is now a LVMS officer and employee, in equal monthly payments through December 2003 at 6.4% imputed interest.


9. CONTINGENCIES

     The Company is involved in various lawsuits and disputes which arose in the ordinary course of business. In management's opinion, the outcome of these matters will not have a material impact on the Company's financial condition or future results of operations. The Company's property at LMSC includes areas that were used as solid waste landfills for many years. Landfilling of general categories of municipal solid waste on the LMSC property ceased in 1992, but LMSC currently allows certain property to be used for land clearing and inert debris landfilling and for construction and demolition debris landfilling. Management believes that the Company's operations, including the landfills on its property, are in compliance with all applicable federal, state and local environmental laws and regulations. Company management is not aware of any situation related to landfill operations which would adversely affect the Company's financial position or future results of operations.


10. OTHER INCOME

     Other income, net for the years ended December 31, 1996, 1997 and 1998 consists of the following (dollars in thousands):



                                                        1996     1997      1998
                                                      -------- -------- ---------
   Gain on sale of speedway condominiums ............  $  163   $ 142    $1,032
   Equity in operations of equity investee ..........     371     (97)       26
   Other income .....................................   1,865     946     2,144
                                                       ------   -----    ------
                                                       $2,399   $ 991    $3,202
                                                       ======   =====    ======

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. OTHER INCOME -- (CONTINUED)

     Other income in 1996 consists primarily of gains on sales of land and marketable equity securities, and landfill fees; in 1997 consists primarily of gains on sales of marketable equity securities and landfill fees; and in 1998 consists primarily of December gain on exercise of SPR purchase option and on sales of marketable equity securities and landfill fees.


11. STOCK OPTION PLANS

     1994 STOCK OPTION PLAN -- The Board of Directors and stockholders of SMI adopted the Company's 1994 Stock Option Plan in order to attract and retain key personnel. Under the stock option plan, options to purchase up to an aggregate of 3,000,000 shares of common stock may be granted to directors, officers and key employees of SMI and its subsidiaries. All options to purchase shares under this plan expire ten years from grant date. Such options provide for the purchase of common stock at a price as determined by the Compensation Committee of the Board of Directors. The exercise price of all stock options granted in 1996 through 1998 was the fair or trading value of the Company's common stock at grant date. Other option information regarding the 1994 Stock Option Plan for 1996 through 1998 is summarized as follows:



                                                                           WEIGHTED
                                                            EXERCISE       AVERAGE
                                            SHARES IN        PRICE         EXERCISE
                                            THOUSANDS      PER SHARE        PRICE
                                           ----------- ----------------- -----------
  Outstanding, January 1, 1996 ...........    1,220     $  3.75-$15.38    $   6.00
  Granted ................................      280              23.00       23.00
  Exercised ..............................     (159)         3.75-15.38       4.67
  Cancelled ..............................      (17)             15.38       15.38
                                              -----     ---------------   --------
  Outstanding, December 31, 1996 .........    1,324          3.75-23.00       9.64
  Granted ................................       90              23.50       23.50
  Exercised ..............................      (83)          3.75-9.00       7.73
                                              -----     ---------------   --------
  Outstanding, December 31, 1997 .........    1,331          3.75-23.50      10.40
  Granted ................................      200              25.63       25.63
  Exercised ..............................      (53)          3.75-9.00       7.71
                                              -----     ---------------   --------
  Outstanding, December 31, 1998 .........    1,478     $  3.75-$25.63    $  12.56
                                              =====     ===============   ========

     Of the options outstanding as of December 31, 1998, 1,438,000 are currently exercisable at a weighted average exercise price of $12.27 per share. The weighted average remaining contractual life of the options outstanding at December 31, 1998 is 7.06 years.

     FORMULA STOCK OPTION PLAN -- The Company's Board of Directors and stockholders adopted the Formula Stock Option Plan for the benefit of the Company's outside directors. The plan authorizes options to purchase up to an aggregate of 800,000 shares of common stock. Under the plan, before February 1 of each year, each outside director is awarded an option to purchase 20,000 shares of common stock at an exercise price equal to the fair market value per share at award date.

     In each year of 1996 through 1998, the Company granted options to purchase 20,000 common shares to each of the Company's two outside directors at exercise prices per share at award dates of $14.94, $20.63 and $24.81, respectively. Options on 20,000 shares granted in 1996 were exercised in 1997. No stock options under this plan were exercised in 1996 or 1998. The outstanding options for 100,000 shares at December 31, 1998 have a weighted average exercise price of $21.16 per share, with a weighted average remaining contractual life of 8.20 years. Effective January 4, 1999, the Company granted options to purchase an additional 20,000 shares to each of the two outside directors at an exercise price per share of $27.88 at award date.

     STOCK-BASED COMPENSATION INFORMATION -- As discussed in Note 2, the Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company granted 320,000, 130,000 and

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11. STOCK OPTION PLANS -- (CONTINUED)

240,000 options in 1996, 1997 and 1998 with weighted average grant-date fair values of $7.16, $7.18 and $7.91, respectively, under both stock option plans. No compensation cost has been recognized for the stock option plans. Had compensation cost for the stock options been determined based on the fair value method as prescribed by SFAS No. 123, the Company's pro forma net income and basic and diluted earnings per share would have been $25,036,000 or $0.62 and $0.60 per share for 1996, $37,704,000 or $0.91 and $0.88 per share for 1997, and $41,223,000 or $0.99 and $0.97 per share for 1998.
     The fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 37.3% in 1996, 37.1% in 1997, and 37.8% in 1998; risk-free interest rates of 5.7% in 1996, 5.9% in 1997, and 4.6% in 1998; and expected lives of 3.1 years in 1996, 3.0 years in 1997, and 3.0 years in 1998. The model reflects that no dividends were declared in 1996 through 1998.
     EMPLOYEE STOCK PURCHASE PLAN -- The Company's Board of Directors and stockholders adopted the SMI Employee Stock Purchase Plan to provide employees the opportunity to acquire stock ownership. An aggregate total of 400,000 shares of common stock have been reserved for purchase under the plan. Each January 1, eligible employees electing to participate will be granted an option to purchase shares of common stock. Prior to each January 1, the Compensation Committee of the Board of Directors determines the number of shares available for purchase under each option, with the same number of shares to be available under each option granted on the same grant date. No participant can be granted options to purchase more than 500 shares in each calendar year, nor which would allow an employee to purchase stock under this or all other employee stock purchase plans in excess of $25,000 of fair market value at the grant date in each calendar year. Participating employees designate a limited percentage of their annual compensation or may directly contribute an amount for deferral as contributions to the Plan. The stock purchase price is 90% of the lesser of fair market value at grant date or exercise date. Options granted may be exercised once at the end of each calendar quarter, and will be automatically exercised to the extent of each participant's contributions. Options granted that are unexercised expire at the end of each calendar year.
     In 1997 and 1998, employees purchased approximately 25,000 and 16,000 shares granted under the Plan on January 1, 1997 and 1998 at an average purchase price of $18.56 and $21.79 per share, respectively.


12. EMPLOYEE BENEFIT PLAN
     The Speedway Motorsports, Inc. 401(k) Plan and Trust is available to all employees of the Company meeting certain eligibility requirements. The Plan allows participants to elect contributions of up to 15% of their annual compensation within certain prescribed limits, of which the Company will match 25% of the first 4% of employee contributions. Participants are fully vested in Company matching contributions after five years. The Company's contributions to the Plan were $35,000 in 1996, $81,000 in 1997, and $151,000 in 1998.


13. SUMMARIZED PARENT COMPANY ONLY FINANCIAL INFORMATION
     The following table presents summarized financial information of the Company's parent for fiscal years 1996 through 1998 (in thousands):


                                                               DECEMBER 31:
                                                           ---------------------
                                                              1997       1998
                                                           ---------- ----------
Current assets ...........................................  $ 11,342   $ 37,908
Noncurrent assets, including investment in and advances to
 subsidiaries, net .......................................   443,106    732,404
                                                            --------   --------
Total Assets .............................................   454,448    770,312
                                                            --------   --------
Current liabilities ......................................     6,809      9,147
Revolving credit facility and acquisition loan ...........        --    254,050
Noncurrent liabilities ...................................   203,495    219,995
                                                            --------   --------
Total Liabilities ........................................   210,304    483,192
                                                            --------   --------
Total Stockholder's Equity ...............................  $244,144   $287,120
                                                            ========   ========

                  SPEEDWAY MOTORSPORTS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13. SUMMARIZED PARENT COMPANY ONLY FINANCIAL INFORMATION -- (CONTINUED)


                                                            YEAR ENDED DECEMBER 31:
                                                      -----------------------------------
                                                          1996        1997        1998
                                                      ----------- ----------- -----------
Total revenues ......................................  $  3,842    $  2,823    $  5,344
Total expenses ......................................    (3,080)     (5,112)     (6,446)
Income (loss) from continuing operations ............       762      (2,289)     (1,102)
Income (loss) before equity in subsidiaries .........       465      (1,373)       (661)
Net income ..........................................    26,405      38,178      42,371

14. LAS VEGAS MOTOR SPEEDWAY ACQUISITION

     As further described in Note 1, the Company acquired Las Vegas Motor Speedway on December 1, 1998. The LVMS acquisition was accounted for using the purchase method in accordance with APB No. 16. The results of operations after the acquisition date are included in the Company's consolidated statements of income. The purchase price has been allocated to assets and liabilities acquired at their estimated fair market values at acquisition date. The Company obtained an independent appraisal of the LVMS property and equipment acquired, the fair values of which have been used in the accompanying financial statements. In the near future, the Company plans to obtain an independent appraisal of the fair value of other LVMS net assets acquired, including identifiable intangibles, if any. Accordingly, the purchase price allocation is preliminary. However, based on current information, Company management does not expect the final allocation of the purchase price to materially differ from that used in the accompanying December 31, 1998 balance sheet.

     The following unaudited pro forma financial information presents a summary of consolidated results of operations as if the LVMS acquisition had occurred as of January 1, 1997, after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt and related income tax effects. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made on that date, nor are they necessarily indicative of results which may occur in the future.



                                                  PRO FORMA
                                            (IN THOUSANDS,EXCEPT
                                             PER SHARE AMOUNTS)
                                                 YEAR ENDED
                                                DECEMBER 31,
                                         ---------------------------
                                              1997          1998
                                         ------------- -------------
    Total revenues .....................   $ 206,304     $ 264,583
    Net income .........................      26,551        40,672
    Basic earnings per share ...........        0.64          0.98
    Diluted earnings per share .........        0.62          0.96

                         INDEPENDENT AUDITORS' REPORT

     We have audited the balance sheet of Las Vegas Motor Speedway, Inc. (the Company) as of September 30, 1998, and the related statements of income and stockholders' equity and of cash flows for the nine months then ended. These financial statements are the responsibility of management of Speedway Motorsports, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1998, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Charlotte, North Carolina
February 12, 1999

                         LAS VEGAS MOTOR SPEEDWAY, INC.


                                 BALANCE SHEET


                              SEPTEMBER 30, 1998



ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Notes 2 and 6) ............  $ 14,523,000
  Accounts receivable (Note 2) .........................       673,000
  Due from affiliate (Note 6) ..........................        96,000
  Inventories (Note 3) .................................       223,000
  Prepaid expenses .....................................        21,000
                                                          ------------
   Total current assets ................................    15,536,000
PROPERTY AND EQUIPMENT, NET (Notes 4, 5 and 6) .........   163,499,000
                                                          ------------
   TOTAL ASSETS ........................................  $179,035,000
                                                          ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable (Note 5) ...............................  $    401,000
  Accounts payable .....................................       212,000
  Deferred event income, net (Note 2) ..................     7,929,000
  Accrued expenses and other liabilities ...............       460,000
  Payable to affiliates (Note 6) .......................     1,886,000
                                                          ------------
   Total current liabilities ...........................    10,888,000
                                                          ------------
CONTINGENCIES AND COMMITMENTS (Notes 4 and 7)
STOCKHOLDERS' EQUITY ...................................   168,147,000
                                                          ------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..........  $179,035,000
                                                          ============

                      See notes to financial statements.

                         LAS VEGAS MOTOR SPEEDWAY, INC.


                 STATEMENT OF INCOME AND STOCKHOLDERS' EQUITY


                     NINE MONTHS ENDED SEPTEMBER 30, 1998


REVENUES (Note 2):
  Admissions .....................................   $ 10,483,000
  Event related revenue ..........................     17,766,000
  Other operating revenue ........................         14,000
                                                     ------------
   Total revenues ................................     28,263,000
                                                     ------------
OPERATING EXPENSES:
  Direct expense of events .......................     10,949,000
  General and administrative (Note 6) ............      5,493,000
  Depreciation ...................................      3,039,000
                                                     ------------
   Total operating expenses ......................     19,481,000
                                                     ------------
OPERATING INCOME .................................      8,782,000
Interest income ..................................        360,000
Interest expense (Note 5) ........................        (21,000)
Other income, net ................................          6,000
                                                     ------------
NET INCOME (Note 2) ..............................      9,127,000
STOCKHOLDERS' EQUITY, JANUARY 1, 1998 ............    135,020,000
Capital Contributions ............................     24,000,000
                                                     ------------
STOCKHOLDERS' EQUITY, SEPTEMBER 30, 1998 .........   $168,147,000
                                                     ============

                      See notes to financial statements.

                         LAS VEGAS MOTOR SPEEDWAY, INC.


                            STATEMENT OF CASH FLOWS


                     NINE MONTHS ENDED SEPTEMBER 30, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ......................................................................  $   9,127,000
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation ...................................................................      3,039,000
   Changes in operating assets and liabilities:
    Accounts receivable ...........................................................      5,017,000
    Inventories ...................................................................        (49,000)
    Prepaid expenses ..............................................................        (19,000)
    Accounts payable ..............................................................       (181,000)
    Deferred event income .........................................................     (5,144,000)
    Accrued expenses and other liabilities ........................................        295,000
                                                                                     -------------
   Net cash provided by operating activities ......................................     12,085,000
                                                                                     -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on notes payable .............................................       (335,000)
  Capital contributions ...........................................................     24,000,000
                                                                                     -------------
   Net cash provided by financing activities ......................................     23,665,000
                                                                                     -------------
CASH FLOWS FROM INVESTING ACTIVITIES -- Capital expenditures (Note 6) .............    (25,834,000)
                                                                                     -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS .........................................      9,916,000
CASH AND CASH EQUIVALENTS AT JANUARY 1, 1998 ......................................      4,607,000
                                                                                     -------------
CASH AND CASH EQUIVALENTS AT SEPTEMBER 30, 1998 ...................................  $  14,523,000
                                                                                     =============

                      See notes to financial statements.

                         LAS VEGAS MOTOR SPEEDWAY, INC.


                         NOTES TO FINANCIAL STATEMENTS


                      NINE MONTHS ENDED SEPTEMBER 30, 1998


1. DESCRIPTION OF BUSINESS AND CHANGE IN OWNERSHIP

     Las Vegas Motor Speedway, Inc. ("the Company") owns and operates a business known as Las Vegas Motor Speedway ("LVMS") which consists of a 1.5 mile, lighted, superspeedway, several other on-site race tracks and a 1.4 million square foot on-site industrial park, located on approximately 1,300 acres in Las Vegas, Nevada. The other race tracks include a 1/4 mile dragstrip, 1/8 mile dragstrip, 2.5 mile road course, 1/2 mile clay oval, 3/8 mile paved oval and several other race courses, including motocross and other off-road race courses. At September 30, 1998, LVMS had permanent seating capacity of approximately 107,000, including 102 luxury suites. LVMS currently hosts several annual NASCAR-sanctioned racing events, including a Winston Cup Series, Busch Series, Craftsman Truck Series, two Winston West Series, and two Winston Southwest Series racing events. Additional major events held annually include Indy Racing League ("IRL"), American Motorcycle Association, and drag racing events, among others. The racetrack is also rented throughout the year for non-racing activities such as driving schools and automobile testing.

     Construction of LVMS was substantially completed in 1997 and its first major NASCAR Winston Cup race was held in March 1998 (see Note 4). As of September 30, 1998, construction of the 1.4 million square foot industrial park was nearing completion and is expected to commence operations in early 1999.

     On December 1, 1998, Speedway Motorsports, Inc. ("SMI"), a publicly-held company, acquired certain tangible and intangible operating assets, including the real and personal property and operations of LVMS, the industrial park, and certain adjacent unimproved land, and assumed deferred revenue, for approximately $215.0 million. SMI will operate the facilities as Las Vegas Motor Speedway.


2. SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION -- Admissions revenue consists of ticket sales. Event related revenues consist of amounts received from sponsorships, broadcasting rights, concessions, luxury suite rentals, commissions and souvenir sales. Other operating revenue consists of miscellaneous real property rental income.

     The Company recognizes admissions and other event related revenues when the events are held. Advance revenues and certain related direct expenses pertaining to a specific event are deferred until such time as the event is held. Deferred expenses typically include race purses, sanctioning fees and concessionaire advances for upcoming scheduled events. Deferred race event income as of September 30, 1998 relates primarily to sponsorship fees, advance ticket sales and luxury suite rentals for upcoming scheduled events. If circumstances prevent a race from being held at any time during the racing season, all advance revenue must be refunded and all direct event expenses deferred would be recognized immediately except for race purses which would be refundable from NASCAR, IRL or other sanctioning bodies.

     CASH AND CASH EQUIVALENTS -- The Company classifies as cash equivalents all highly liquid investments with original maturities at date of purchase of three months or less. Cash equivalents principally consist of money market funds.

     ACCOUNTS RECEIVABLE -- Accounts receivable are shown net of allowance for doubtful accounts of $78,000 as of September 30, 1998.

     INVENTORIES -- Inventories consist of souvenirs, accessories and racing fuel which are stated at the lower of cost, determined on a first-in, first-out basis, or market.

     PROPERTY AND EQUIPMENT -- Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 5 to 40 years. Expenditures for repairs and maintenance are charged to expense when incurred. Construction in progress includes all direct costs on fixed assets under construction. Management periodically evaluates long-lived assets for possible impairment based on expected future undiscounted operating cash flows attributable to such assets.

     ADVERTISING EXPENSES -- Advertising costs are expensed as incurred. Advertising expenses amounted to $552,000 for the nine months ended September 30, 1998.

                        LAS VEGAS MOTOR SPEEDWAY, INC.

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     INCOME TAXES -- The Company had elected to be treated as an S Corporation for federal income tax purposes. Also, the Company has not been subject to state income tax. Accordingly, no provision for federal or state income taxes has been reflected in the accompanying September 30, 1998 financial statements.


     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual future results could differ from those estimates.


3. INVENTORIES

     Inventories as of September 30, 1998 consist of the following components:


Souvenirs and accessories .........  $199,000
Racing fuel .......................    24,000
                                     --------
Total .............................  $223,000
                                     ========

4. PROPERTY AND EQUIPMENT

     Property and equipment as of September 30, 1998 is summarized as follows:


Land and land improvements ....................................   $ 32,569,000
Racetracks, grandstands, buildings and luxury suites ..........     86,933,000
Machinery and equipment .......................................     14,522,000
Furniture and fixtures ........................................      1,125,000
Autos, trucks and trailers ....................................        347,000
Construction in progress -- Industrial Park and other .........     37,095,000
                                                                  ------------
Total (Note 6) ................................................    172,591,000
Less accumulated depreciation .................................     (9,092,000)
                                                                  ------------
  Net .........................................................   $163,499,000
                                                                  ============

     CONSTRUCTION IN PROGRESS -- In late 1997, the Company began constructing a
1.4 million square foot industrial park on site at LVMS (see Note 6). As of September 30, 1998, construction was nearing completion and commencement of operations was expected in early 1999. As of September 30, 1998, remaining construction costs of the Industrial Park and other projects, which consist principally of an on-site dragstrip and facility amenities, approximate $5,000,000. The industrial park is expected to be leased under triple net operating leases primarily to businesses and individuals involved in racing and related industries.


5. NOTES PAYABLE

     Notes payable as of September 30, 1998 consist of the following:


Note payable to individual, interest at 7.5%, final scheduled payment due January 1999.
  Land costing approximately $10,000,000 pledged as collateral.........................  $377,000
Note payable to individual, non-interest bearing, remaining balance scheduled
  due December 1998 ...................................................................    24,000
                                                                                         --------
                                                                                         $401,000
                                                                                         ========

                        LAS VEGAS MOTOR SPEEDWAY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


6. RELATED PARTY TRANSACTIONS

     DUE FROM STOCKHOLDER AND AFFILIATES -- At September 30, 1998, due from affiliate represents amounts due from a Company stockholder and an affiliate which is commonly owned and controlled by the stockholder. The amount was non-
   interest bearing and payable upon demand.

     PAYABLE TO AFFILIATES -- At September 30, 1998, payable to affiliates represents amounts payable to two affiliates which are commonly owned and controlled by a Company stockholder. The amounts payable principally pertain to construction costs paid on behalf of the Company. The amounts were non-interest bearing and payable upon demand.

     These amounts due from, and payable to, affiliates were settled by payment prior to the December 1, 1998 acquisition (see Note 1).

     CONSTRUCTION OF LVMS AND INDUSTRIAL PARK (NOTE 4) -- The LVMS and Industrial Park ("LVMS complex") was constructed principally by a construction company commonly owned and controlled by a Company stockholder. Substantially all real and personal property development, acquisition, construction, and improvement costs of the LVMS complex were billed by and paid to the affiliated construction company. These construction and other related costs were principally funded with capital contributions by the Company's stockholders from 1995 through 1998.

     DIVIDENDS AND OTHER PAYMENTS SUBSEQUENT TO SEPTEMBER 30, 1998 -- In October 1998, cash dividends aggregating $10,000,000 were declared and paid to the Company's stockholders. The dividends are not reflected in the accompanying September 30, 1998 financial statements.

     In November 30, 1998, the Company paid approximately $1,031,000 to an affiliate and a Company stockholder. These payments are not reflected in the accompanying September 30, 1998 financial statements.


7. CONTINGENCIES

     The Company is party to certain disputes and legal actions in the normal course of business. In management's opinion, the resolution of these matters should not have a material adverse impact on the Company's financial condition or results of operations.

              SUMMARIZED PARENT COMPANY ONLY FINANCIAL INFORMATION

     Summarized financial information of Speedway Motorsports, Inc., as parent company only, for fiscal years 1996 through 1998 is set forth in Note 13 to the December 31, 1998 Consolidated Financial Statements. The following table presents summarized parent company only financial information as of and for the three months ended March 31, 1998 and 1999 (in thousands).



                                                                       MARCH 31
                                                                ----------------------
                                                                   1998        1999
                                                                ----------  ----------
Current assets ..............................................    $ 18,375    $ 27,718
Noncurrent assets, including investment in and advances to
 subsidiaries, net ..........................................     458,457     740,835
Total Assets ................................................     476,832     768,553
Current liabilities .........................................       6,687       5,240
Revolving credit facility and acquisition loan ..............           0     254,050
Noncurrent liabilities ......................................     228,504     220,003
Total Liabilities ...........................................     235,191     479,293
Total Stockholders' Equity ..................................     241,641     289,260


                                             THREE MONTHS ENDED MARCH
                                                       31:
                                             -----------------------
                                                 1998        1999
                                             ----------- -----------
Total revenues .............................   $   693    $    836
Total expenses .............................    (1,259)     (2,735)
Loss from continuing operations ............      (566)     (1,899)
Loss before equity in subsidiaries .........      (340)     (1,139)
Net income (loss) ..........................    (2,923)      2,008

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]




                       OFFER TO EXCHANGE ALL OUTSTANDING
         REGISTERED 8 1/2% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                                      AND
       UNREGISTERED 8 1/2% SENIOR SUBORDINATED NOTES DUE 2007, SERIES C
                                      FOR
         REGISTERED 8 1/2% SENIOR SUBORDINATED NOTES DUE 2007, SERIES D



                                ---------------
                                   PROSPECTUS
                                ---------------
                        ALL TENDERED OLD NOTES, EXECUTED
                        LETTERS OF TRANSMITTAL AND OTHER
                          RELATED DOCUMENTS SHOULD BE
                        DIRECTED TO THE EXCHANGE AGENT.


                     QUESTIONS AND REQUESTS FOR ASSISTANCE
                     AND REQUESTS FOR ADDITIONAL COPIES OF
                         THE PROSPECTUS, THE LETTER OF
                         TRANSMITTAL AND OTHER RELATED
                        DOCUMENTS SHOULD BE ADDRESSED TO
                         THE EXCHANGE AGENT AS FOLLOWS:


                        BY REGISTERED OR CERTIFIED MAIL:
                      U.S. BANK TRUST NATIONAL ASSOCIATION
                             180 EAST FIFTH STREET
                              MAIL CODE: SPFT0210
                           ST. PAUL, MINNESOTA 55101
                           ATTN: SPECIALIZED FINANCE


                         BY HAND OR OVERNIGHT COURIER:
                      U.S. BANK TRUST NATIONAL ASSOCIATION
                             180 EAST FIFTH STREET
                              MAIL CODE: SPFT0210
                           ST. PAUL, MINNESOTA 55101
                           ATTN: SPECIALIZED FINANCE


                                 BY FACSIMILE:
                              (612) 244-1537 (MN)
                    CONFIRM BY TELEPHONE (612) 244-5011 (MN)


           (ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD
          BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER, OR REGISTERED
                               OR CERTIFIED MAIL)




                                       , 1999



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Bylaws effectively provide that the Registrant shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Registrant's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b) (7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b) (7)").

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b) (7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     The Company maintains insurance against liabilities under the Securities Act of 1933 for the benefit of its officers and directors.

     Section 8 of the Registration Rights Agreement (filed as Exhibit 4.3 to this Registration Statement) provides that the holders of Transfer Restricted Securities covered by this Registration Statement severally and not jointly will indemnify and hold harmless the Registrant, its existing domestic subsidiaries (other than the Unrestricted Subsidiary), and their respective officers, directors, partners, employees, representatives and agents from and against any liability caused by any untrue statement or omission in the Registration Statement, in the Prospectus or in any amendment or supplement thereto, in each case to the extent that the statement or omission was made in reliance upon and in conformity with written information furnished to the Registrant by the holders of Transfer Restricted Securities covered by this Registration Statement expressly for use therein.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:



EXHIBIT
    NUMBER                                                    DESCRIPTION
-------------   ------------------------------------------------------------------------------------------------------
  *3.1          Certificate of Incorporation of Speedway Motorsports, Inc. (the "Company") (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 33-87740) of the Company (the
                "Form S-1")).
  *3.2          Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Form S-1).
  *3.3          Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 (File No. 333-13431) of the Company (the "November 1996
                Form S-3")).
  *3.4          Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 (File No. 333-35091) of the Company (the "September 1997
                Form S-4")).

EXHIBIT
     NUMBER                                                       DESCRIPTION
----------------   --------------------------------------------------------------------------------------------------------
       *4.1        Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-1).
       *4.2        Indenture dated as of September 1, 1996 between the Company and First Union National Bank of North
                   Carolina, as Trustee (the "First Union Indenture") (incorporated by reference to Exhibit 4.1 to the
                   November 1996 Form S-3).
       *4.3        Form of 5 3/4% Convertible Subordinated Debenture due 2003 (included in the First Union Indenture).
       *4.4        Indenture dated as of August 4, 1997 between the Company and First Trust National Association, as
                   Trustee (the "First Trust Indenture") (incorporated by reference to Exhibit 4.1 to the September 1997
                   Form S-4).
       *4.5        Form of 8 1/2% Senior Subordinated Notes Due 2007 (included in the First Trust Indenture).
        4.6        First Supplemental Indenture to the First Trust Indenture, dated as of April 1, 1999.
        4.7        Second Supplemental Indenture to the First Trust Indenture, dated as of June 1, 1999.
        4.8        Indenture dated as of May 11, 1999 between the Company, the Guarantors named therein and U.S. Bank
                   Trust National Association, as Trustee (the "U.S. Bank Trust Indenture").
        4.9        Form of 8 1/2% Senior Subordinated Notes Due 2007 (included in the U.S. Bank Trust Indenture).
        4.10        First Supplemental Indenture to the U.S. Bank Trust Indenture, dated as of June 1, 1999.
      **5.1        Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of the securities being registered.
      *10.1        Letter of Credit issued by NationsBank of North Carolina, N.A. in favor of Charlotte Motor Speedway,
                   Inc. for the benefit of the North Carolina Department of Transportation for $1,902,600, dated March 14,
                   1994 (incorporated by reference to Exhibit 10.9 to the Form S-1).
      *10.2        Reimbursement Agreement by and between Charlotte Motor Speedway, Inc. and NationsBank of North
                   Carolina, N.A., dated as of March 11, 1994 (incorporated by reference to Exhibit 10.11 to the Form
                   S-1).
      *10.3        Project Agreement by and among The Department of Transportation, an agency of the State of North
                   Carolina, Interstate Combined Ventures and Charlotte Motor Speedway, Inc., dated as of December 6,
                   1993 (incorporated by reference to Exhibit 10.12 to the Form S-1).
      *10.4        Deed of Trust by and among Terry L. Faulkenburg and Danny Ray Safrit, as Trustees of West Cabarrus
                   Church, Charlotte Motor Speedway, Inc. and Alan G. Dexter, Trustee, dated as of September 29, 1994
                   (incorporated by reference to Exhibit 10.38 to the Form S-1).
      *10.5        Balance of Purchase Money Promissory Note in the amount of $720,000, made by Charlotte Motor
                   Speedway, Inc, in favor of West Cabarrus Church, dated as of September 29, 1994 (incorporated by reference to Exhibit 10.39 to the Form S-1).
      *10.6        Agreement for Purchase and Sale of an Option in Real Property by and between West Cabarrus Church and Charlotte Motor Speedway, Inc., dated as of July 26, 1994 (incorporated by reference to Exhibit
                   10.40 to the Form S-1).
      *10.7        Deferred Compensation Plan and Agreement by and between Atlanta Motor Speedway, Inc. and Edwin
                   R. Clark, dated as of January 22, 1993 (incorporated by reference to Exhibit 10.43 to the Form S-1).
      *10.8        Deferred Compensation Plan and Agreement by and between Charlotte Motor Speedway, Inc. and H.A.
                   "Humpy" Wheeler (incorproted by reference to Exhibit 10.44 to the Form S-1).
     **10.9        Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 5, 1998.
     **10.10       Speedway Motorsports, Inc. Formula Stock Option Plan Amended and Restated May 5, 1998.
     **10.11       Speedway Motorsports, Inc. Employee Stock Purchase Plan Amended and Restated May 5, 1998.
      *10.12       Amended and Restated Agreement by and among Charlotte Motor Speedway, Inc., Sonic Financial
                   Corporation, Town and Country Ford, Inc., O. Bruton Smith, SMDA Properties and Chartown, dated
                   February 10, 1995 (incorporated by reference to Exhibit 10.50 to the Form S-1).
      *10.13       Promissory Note made by Atlanta Motor Speedway, Inc, in favor of Sonic Financial Corporation in the amount of $1,708,767, dated as of December 31, 1993 (incorporated by reference to Exhibit 10.51 to
                   Form S-1).
      *10.14       Non-Negotiable Promissory Note dated April 24, 1995 by O. Bruton Smith in favor of the Company
                   (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K of the Company for the
                   year ended December 31, 1995).
      *10.15       Asset Purchase Agreement dated October 24, 1996 between the Company, as buyer, and Sears Point
                   Raceway (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company
                   filed as of December 4, 1996 (the "SPR Form 8-K")).
      *10.16       Master Ground Lease dated November 18, 1996 by and between Brenda Raceway Corporation and the
                   Company (incorporated by reference to Exhibit 99.2 to the SPR Form 8-K).

EXHIBIT
      NUMBER                                                        DESCRIPTION
-----------------   -----------------------------------------------------------------------------------------------------------
   *10.17           Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Agreements dated as of November 18, 1996 by Brenda Raceway Corporation to First American Title Insurance Company
                    for the benefit of Sonoma Funding Corporation (incorporated by reference to Exhibit 99.3 to the SPR
                    Form 8-K).
   *10.18           Promissory Note secured by Deed of Trust dated November 18, 1996 by Brenda Raceway Corporation in favor of Sonoma Funding Corporation (incorporated by reference to Exhibit 99.4 to the SPR Form
                    8-K).
   *10.19           Purchase Contract dated December 18, 1996 between Texas Motor Speedway, Inc., as seller, and FW
                    Sports Authority, Inc., as purchaser (incorporated by reference to Exhibit 10.23 to the Annual Report on
                    Form 10-K of the Company for the year ended December 31, 1996 (the "1996 Form 10-K")).
   *10.20           Lease Agreement dated as of December 18, 1996 between FW Sports Authority, Inc., as lessor, and
                    Texas Motor Speedway, Inc., as lessee (incorporated by reference to Exhibit 10.24 to the 1996 Form
                    10-K).
   *10.21           Guaranty Agreement dated as of December 18, 1996 among the Company, the City of Fort Worth, Texas and FW Sports Authority, Inc. (incorporated by reference to Exhibit 10.25 to the 1996 Form 10-K).
   *10.22           Credit Agreement dated as of March 7, 1996 among the Company and Speedway Funding Corp., as borrowers, and the lenders named therein, including NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-3 (File No.
                    333-1856) of the Company (the "March 1996 Form S-3")).
   *10.23           First Amendment to the Credit Agreement dated as of September 24, 1996 among the Company and
                    Speedway Funding Corp., as borrowers, and the lenders named therein, including NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 99.3 to the November 1996
                    Form S-3).
   *10.24           Second Amendment to Credit Agreement dated June 30, 1997 among the Company and Speedway
                    Funding Corp., as borrowers, and the lenders named therein, including NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 10.32 to the September 1997 Form S-4).
   *10.25           Promissory Note dated June 30, 1997 by the Company and Speedway Funding Corp. as borrowers, in favor of NationsBank, N.A. as lender (incorporated by reference to Exhibit 10.33 to the September 1997
                    Form S-4).
   *10.26           Guaranty Agreement dated as of June 30, 1997 among Atlanta Motor Speedway, Inc., Charlotte Motor
                    Speedway, Inc., Texas Motor Speedway, Inc., 600 Racing, Inc., Bristol Motor Speedway, Inc. and SPR
                    Acquisition Corporation, as guarantors, and NationsBank, N.A. (incorporated by reference to Exhibit
                    10.34 to the September 1997 Form S-4).
   *10.27           Amended and Restated Credit Agreement dated as of August 4, 1997 among the Company and
                    Speedway Funding Corp., as borrowers, and the lenders named therein, including NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 10.36 to the September 1997
                    Form S-4).
   *10.28           Registration Rights Agreement dated as of August 4, 1997 among the Company, NationsBanc Capital
                    Markets, Inc., Wheat, First Securities, Inc. and J.C. Bradford & Co. (incorporated by reference to
                    Exhibit 4.3 to the September 1997 Form S-4).
   *10.29           Purchase Agreement dated as of August 4, 1997 among the Company, NationsBanc Capital Markets,
                    Inc., Wheat, First Securities, Inc, and J.C. Bradford & Co. (incorporated by reference to Exhibit 10.35 to the September 1997 Form S-4).
   *10.30           Asset Purchase Agreement and Escrow Instructions dated November 17, 1998 between Speedway
                    Motorsports, Inc, as buyer, and Las Vegas Motor Speedway, Inc., as seller (incorporated by reference to
                    Exhibit 99.1 to the Company's current Report on Form 8-K filed as of December 15, 1998 (the "LVMS
                    Form 8-K")).
   *10.31           First Amendment to Amended and Restated Credit Agreement dated as of November 18, 1998 among the Company and Speedway Funding Corp., as borrowers, certain subsidiaries of the Company, as guarantors, and NationsBank, N.A., as the lender (incorporated by reference to Exhibit 99.2 to the
                    LVMS Form 8-K).
   *10.32           Second Amended and Restated Credit Agreement dated as of November 23, 1998 among the Company and Speedway Funding Corp., as borrowers, certain subsidiaries of the Company, as guarantors, and
                    NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 99.3 to the LVMS Form 8-K).
   *10.33           Naming Rights Agreement dated as of February 9, 1999 by and between the Company, Charlotte Motor
                    Speedway, Inc., Lowe's Home Centers, Inc., Lowe's HIW, Inc. and Sterling Advertising Ltd.
                    (incorporated by reference to Exhibit 10.1 to the Amendment to the Company's Quarterly Report on
                    Form 10-Q/A filed as of May 19, 1999).

EXHIBIT
      NUMBER                                                        DESCRIPTION
------------------   ---------------------------------------------------------------------------------------------------------
       10.34         Registration Rights Agreement dated as of May 11, 1999 among the Company, NationsBanc
                     Montgomery Securities LLC, First Union Capital Markets Corp. and J.C. Bradford & Co., L.L.C.
       10.35         Purchase Agreement dated as of May 4, 1999 among the Company, NationsBanc Montgomery Securities
                     LLC, First Union Capital Markets Corp. and J.C. Bradford & Co., L.L.C.
       10.36         Credit Agreement dated as of May 28, 1999 (the "Credit Agreement") among the Company and
                     Speedway Funding Corp., as borrowers, certain subsidiaries of the Company, as guarantors, and the lenders named therein, including NationsBank, N.A., as agent for the lenders and a lender.
       10.37         Pledge Agreement dated as of May 28, 1999 among the Company and the subsidiaries of the Company that are guarantors under the Credit Agreement, as pledgors, and, NationsBank, N.A., as agent for the lenders under the Credit Agreement.
       *11.1         Statement regarding computation of per share earnings (incorporated by reference to Exhibit 11.1 to the
                     1996 Form 10-K).
        12.1         Statement regarding computation of ratios.
        21.1         Subsidiaries of the Company
        23.1         Consent of Deloitte & Touche LLP
      **23.2         Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 of this Registration
                     Statement)
        24.1         Power of Attorney (included on the signature page of this Registration Statement).
        25.1         Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Trust
                     National Association.
       *27.1         Financial Data Schedule (incorporated by reference to Exhibit 27.0 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1998).
      **99.1         Form of Letter of Transmittal regarding exchange offer.
      **99.2         Notice of Guaranteed Delivery.

---------
* Filed previously.
** To be filed by amendment

(b) Financial Statement Schedules:

     None.


ITEM 22. UNDERTAKINGS.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                      SPEEDWAY MOTORSPORTS, INC.

                                      By: /s/  WILLIAM R. BROOKS
                                         -------------------------------------
                                               WILLIAM R. BROOKS
                                         CHIEF FINANCIAL OFFICER, VICE PRESIDENT
                                         AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Speedway Motorsports, Inc., do hereby constitute and appoint Messrs. O. Bruton Smith, H.A. "Humpy" Wheeler, and William R. Brooks, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable Speedway Motorsports, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



                SIGNATURE                                   TITLE                       DATE
----------------------------------------  ---------------------------------------- -------------
 /s/  O. BRUTON SMITH                     Chairman, Chief Executive Officer and    June 4, 1999
 -------------------------------------    Director (principal executive officer)
 O. BRUTON SMITH


 /s/  H.A. "HUMPY" WHEELER                President, Chief Operating Officer and   June 4, 1999
 -------------------------------------    Director; President and General
 H.A. "HUMPY" WHEELER                     Manager of LMSC


 /s/  WILLIAM R. BROOKS                   Vice President, Treasurer, Chief         June 4, 1999
 -------------------------------------    Financial Officer and Director
 WILLIAM R. BROOKS                        (principal financial officer and
                                          principal accounting officer)

 /s/  EDWIN R. CLARK                      Executive Vice President and Director;   June 4, 1999
 -------------------------------------    President and General Manager of
 EDWIN R. CLARK                           AMS


 /s/  WILLIAM P. BENTON                   Director                                 June 4, 1999
 -------------------------------------
 WILLIAM P. BENTON


 /s/  MARK M. GAMBILL                     Director                                 June 4, 1999
 -------------------------------------
 MARK M. GAMBILL


 /s/  JACK F. KEMP                        Director                                 June 4, 1999
 -------------------------------------
 JACK F. KEMP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        ATLANTA MOTOR SPEEDWAY, INC.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Atlanta Motor Speedway, Inc., do hereby constitute and appoint Mr. William R. Brooks with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable Atlanta Motor Speedway, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                   TITLE                       DATE
---------------------------------------  ---------------------------------------- -------------
 /s/  O. BRUTON SMITH                    Chairman, Chief Executive Officer and    June 4, 1999
 -------------------------------------   Director (principal executive officer)
 O. BRUTON SMITH


 /s/  EDWIN R. CLARK                     President                                June 4, 1999
 -------------------------------------
 EDWIN R. CLARK


 /s/  WILLIAM R. BROOKS                  Vice President, Treasurer and Director   June 4, 1999
 -------------------------------------   (principal financial officer and
 WILLIAM R. BROOKS                       principal accounting officer)


 /s/  H.A. "HUMPY" WHEELER               Director                                 June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        BRISTOL MOTOR SPEEDWAY, INC.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Bristol Motor Speedway, Inc., do hereby constitute and appoint Mr. William R. Brooks with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable Bristol Motor Speedway, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                   TITLE                        DATE
---------------------------------------  ----------------------------------------- -------------
 /s/  O. BRUTON SMITH                    Chairman, Chief Executive Officer and     June 4, 1999
 -------------------------------------   Director (principal executive officer)
 O. BRUTON SMITH


 /s/  H.A. "HUMPY" WHEELER               Vice President and Director               June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER


 /s/  WILLIAM R. BROOKS                  Vice President and Treasurer (principal   June 4, 1999
 -------------------------------------   financial officer and principal
 WILLIAM R. BROOKS                       accounting officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        CHARLOTTE MOTOR SPEEDWAY, INC.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Charlotte Motor Speedway, Inc., do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Charlotte Motor Speedway, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                  TITLE                      DATE
---------------------------------------  -------------------------------------- --------------
 /s/  O. BRUTON SMITH                    Chief Executive Officer and Director   June 4, 1999
 -------------------------------------   (principal executive officer)
 O. BRUTON SMITH


 /s/  H.A. "HUMPY" WHEELER               President and Director                 June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER


 /s/  WILLIAM R. BROOKS                  Vice President and Treasurer           June 4, 1999
 -------------------------------------   (principal financial officer and
 WILLIAM R. BROOKS                       principal accounting officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        SPR ACQUISITION CORPORATION

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of SPR Acquisition Corporation, do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable SPR Acquisition Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



                SIGNATURE                                   TITLE                       DATE
----------------------------------------  ---------------------------------------- -------------
 /s/  O. BRUTON SMITH                     Chief Executive Officer and Director     June 4, 1999
 -------------------------------------    (principal executive officer)
 O. BRUTON SMITH


 /s/  H.A. "HUMPY" WHEELER                President and Director                   June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER


 /s/  WILLIAM R. BROOKS                   Vice President, Treasurer and Director   June 4, 1999
 -------------------------------------    (principal financial officer and
 WILLIAM R. BROOKS                        principal accounting officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        TEXAS MOTOR SPEEDWAY, INC.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Texas Motor Speedway, Inc., do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Texas Motor Speedway, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



                SIGNATURE                                   TITLE                       DATE
----------------------------------------  ---------------------------------------- -------------
 /s/  O. BRUTON SMITH                     President and Director (principal        June 4, 1999
 -------------------------------------    executive officer)
 O. BRUTON SMITH

 /s/  H.A. "HUMPY" WHEELER                Vice President and Director              June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER

 /s/  WILLIAM R. BROOKS                   Vice President, Treasurer and Director   June 4, 1999
 -------------------------------------    (principal financial officer and
 WILLIAM R. BROOKS                        principal accounting officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        600 RACING, INC.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of 600 Racing, Inc., do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable 600 Racing, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                   TITLE                        DATE
---------------------------------------  ----------------------------------------- -------------
 /s/  O. BRUTON SMITH                    Chief Executive Officer and President     June 4, 1999
 -------------------------------------   (principal executive officer)
 O. BRUTON SMITH


 /s/  WILLIAM R. BROOKS                  Vice President and Treasurer (principal   June 4, 1999
 -------------------------------------   financial officer and principal
 WILLIAM R. BROOKS                       accounting officer)



 /s/  DAVID STETZER                      Director                                  June 4, 1999
 -------------------------------------
 DAVID STETZER

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        SONOMA FUNDING CORPORATION

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Sonoma Funding Corporation, do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Sonoma Funding Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



                SIGNATURE                                   TITLE                       DATE
----------------------------------------  ---------------------------------------- -------------
 /s/  O. BRUTON SMITH                     Chief Executive Officer and Director     June 4, 1999
 -------------------------------------    (principal executive officer)
 O. BRUTON SMITH


 /s/  H.A. "HUMPY" WHEELER                President and Director                   June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER


 /s/  WILLIAM R. BROOKS                   Vice President, Treasurer and Director   June 4, 1999
 -------------------------------------    (principal financial officer and
 WILLIAM R. BROOKS                        principal accounting officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        SPEEDWAY CONSULTING & DESIGN, INC.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Speedway Consulting & Design, Inc., do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Speedway Consulting & Design, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                   TITLE                        DATE
---------------------------------------  ----------------------------------------- -------------
 /s/  O. BRUTON SMITH                    President and Director (principal         June 4, 1999
 -------------------------------------   executive officer)
 O. BRUTON SMITH


 /s/  H.A. "HUMPY" WHEELER               Vice President and Director               June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER


 /s/  WILLIAM R. BROOKS                  Vice President and Treasurer (principal   June 4, 1999
 -------------------------------------   financial officer and principal
 WILLIAM R. BROOKS                       accounting officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        THE SPEEDWAY CLUB, INC.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of The Speedway Club, Inc., do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable The Speedway Club, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                   TITLE                        DATE
---------------------------------------  ----------------------------------------- -------------
 /s/  O. BRUTON SMITH                    Chief Executive Officer and Director      June 4, 1999
 -------------------------------------   (principal executive officer)
 O. BRUTON SMITH


 /s/  H.A. "HUMPY" WHEELER               President and Director                    June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER


 /s/  WILLIAM R. BROOKS                  Vice President and Treasurer (principal   June 4, 1999
 -------------------------------------   financial officer and principal
 WILLIAM R. BROOKS                       accounting officer)



 /s/  J. WESLEY HARRIS                   Vice President                            June 4, 1999
 -------------------------------------
 J. WESLEY HARRIS

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        INEX CORP.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of INEX Corp., do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable INEX Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                               TITLE                    DATE
---------------------------------------  --------------------------------- -------------
 /s/  JOHN D. MOOSE, JR.                 President and Director            June 4, 1999
 -------------------------------------   (principal executive officer)
 JOHN D. MOOSE, JR.

 /s/  WILLIAM R. BROOKS                  Vice President and Treasurer      June 4, 1999
 -------------------------------------   (principal financial officer and
 WILLIAM R. BROOKS                       principal accounting officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        SPEEDWAY FUNDING CORP.

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                          WILLIAM R. BROOKS
                                          PRESIDENT


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Speedway Funding Corp., do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Speedway Funding Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                  TITLE                      DATE
---------------------------------------  -------------------------------------- -------------
 /s/  WILLIAM R. BROOKS                  President and Director (principal      June 4, 1999
 -------------------------------------   executive officer)
 WILLIAM R. BROOKS


 /s/  RANDALL A. STOREY                  Vice President, Treasurer, Assistant   June 4, 1999
 -------------------------------------   Secretary and Director (principal
 RANDALL A. STOREY                       financial officer and principal
                                         accounting officer)



 /s/  VICTORIA L. GARRETT                Vice President and Director            June 4, 1999
 -------------------------------------
 VICTORIA L. GARRETT


 /s/  DANIEL F. LINDLEY                  Secretary and Director                 June 4, 1999
 -------------------------------------
 DANIEL F. LINDLEY


 /s/  JOAN L. DOBRZYNSKI                 Vice President                         June 4, 1999
 -------------------------------------
 JOAN L. DOBRZYNSKI

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        LAS VEGAS MOTOR SPEEDWAY, LLC

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT, TREASURER AND MANAGER


                               POWER OF ATTORNEY

     We, the undersigned managers and officers of Las Vegas Motor Speedway, LLC, do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Las Vegas Motor Speedway, LLC to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



                 SIGNATURE                                   TITLE                       DATE
------------------------------------------  --------------------------------------- -------------
 /s/  O. BRUTON SMITH                       President and Manager (principal        June 4, 1999
 -------------------------------------      executive officer)
 O. BRUTON SMITH


 /s/  WILLIAM R. BROOKS                     Vice President, Treasurer and Manager   June 4, 1999
 -------------------------------------      (principal financial officer and
 WILLIAM R. BROOKS                          principal accounting officer)



 /s/  WILLIAM F. RAINES, III                Vice President and Manager              June 4, 1999
 -------------------------------------
 WILLIAM F. RAINES, III

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                   IMS SYSTEMS LIMITED PARTNERSHIP

                                   By: /s/  WILLIAM R. BROOKS
                                     -------------------------------------
                                         SPEEDWAY MOTORSPORTS, INC.
                                              GENERAL PARTNER
                                     WILLIAM R. BROOKS, CHIEF FINANCIAL OFFICER,
                                        VICE PRESIDENT AND TREASURER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Speedway Motorsports, Inc., as the sole General Partner of IMS Systems Limited Partnership, do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable IMS Systems Limited Partnership to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                   TITLE                       DATE
---------------------------------------  ---------------------------------------- -------------
 /s/  O. BRUTON SMITH                    Chief Executive Officer and Director     June 4, 1999
 -------------------------------------   (principal executive officer of
 O. BRUTON SMITH                         Speedway Motorsports, Inc. and IMS
                                         Systems Limited Partnership)



 /s/  H.A. "HUMPY" WHEELER               President and Director                   June 4, 1999
 -------------------------------------
 H.A. "HUMPY" WHEELER


 /s/  WILLIAM R. BROOKS                  Vice President, Treasurer and Director   June 4, 1999
 -------------------------------------   (principal financial officer and
 WILLIAM R. BROOKS                       principal accounting officer of
                                         Speedway Motorsports, Inc. and IMS
                                         Systems Limited Partnership)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        SMI SYSTEMS, LLC

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT, TREASURER AND MANAGER


                               POWER OF ATTORNEY

     We, the undersigned managers and officers of SMI Systems, LLC, do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable SMI Systems, LLC to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                  TITLE                       DATE
---------------------------------------  --------------------------------------- -------------
 /s/  O. BRUTON SMITH                    President and Manager (principal        June 4, 1999
 -------------------------------------   executive officer)
 O. BRUTON SMITH


 /s/  WILLIAM R. BROOKS                  Vice President, Treasurer and Manager   June 4, 1999
 -------------------------------------   (principal financial officer and
 WILLIAM R. BROOKS                       principal accounting officer)



 /s/  RANDALL A. STOREY                  Vice President, Secretary and Manager   June 4, 1999
 -------------------------------------
 RANDALL A. STOREY

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        SPEEDWAY SCREEN PRINTING, LLC

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                          VICE PRESIDENT, TREASURER AND MANAGER


                               POWER OF ATTORNEY

     We, the undersigned managers and officers of Speedway Screen Printing, LLC, do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Speedway Screen Printing, LLC to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



                SIGNATURE                                   TITLE                       DATE
-----------------------------------------  --------------------------------------- -------------
 /s/  JOSEPH PHELPS                        President and Manager (principal        June 4, 1999
 -------------------------------------     executive officer)
 JOSEPH PHELPS


 /s/  WILLIAM R. BROOKS                    Vice President, Treasurer and Manager   June 4, 1999
 -------------------------------------     (principal financial officer and
 WILLIAM R. BROOKS                         principal accounting officer)



 /s/  WILLIAM F. RAINES, III               Vice President and Manager              June 4, 1999
 -------------------------------------
 WILLIAM F. RAINES, III

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on June 4, 1999.

                                        SPEEDWAY SYSTEMS LLC

                                        By: /s/  WILLIAM R. BROOKS
                                          -------------------------------------
                                                 WILLIAM R. BROOKS
                                                  VICE PRESIDENT


                               POWER OF ATTORNEY

     We, the undersigned manager and officers of Speedway Systems LLC, do hereby constitute and appoint Mr. William R. Brooks, with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things he may deem necessary or advisable to enable Speedway Systems LLC to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               SIGNATURE                                   TITLE                        DATE
---------------------------------------  ----------------------------------------- -------------
 /s/  JOSEPH D. PHELPS                   President (principal executive officer)   June 4, 1999
 -------------------------------------
 JOSEPH D. PHELPS


 /s/  WILLIAM R. BROOKS                  Vice President of Speedway                June 4, 1999
 -------------------------------------   Motorsports, Inc., general partner of
 WILLIAM R. BROOKS                       SMI Systems Limited Partnership
                                         (manager of Speedway Systems LLC)
                                         and of Speedway Systems LLC



 /s/  JENNIFER TURLEY                    Treasurer and Assistant Secretary         June 4, 1999
 -------------------------------------   (principal financial officer and
 JENNIFER TURLEY                         principal accounting officer)


                                 EXHIBIT INDEX



EXHIBIT
     NUMBER                                                       DESCRIPTION
----------------   --------------------------------------------------------------------------------------------------------
       *3.1        Certificate of Incorporation of Speedway Motorsports, Inc. (the "Company") (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 33-87740) of the Company (the
                   "Form S-1")).
       *3.2        Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Form S-1).
       *3.3        Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 (File No. 333-13431) of the Company (the "November 1996
                   Form S-3")).
       *3.4        Amendment to Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 (File No. 333-35091) of the Company (the "September 1997
                   Form S-4")).
       *4.1        Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-1).
       *4.2        Indenture dated as of September 1, 1996 between the Company and First Union National Bank of North
                   Carolina, as Trustee (the "First Union Indenture") (incorporated by reference to Exhibit 4.1 to the
                   November 1996 Form S-3).
       *4.3        Form of 5 3/4% Convertible Subordinated Debenture due 2003 (included in the First Union Indenture).
       *4.4        Indenture dated as of August 4, 1997 between the Company and First Trust National Association, as
                   Trustee (the "First Trust Indenture") (incorporated by reference to Exhibit 4.1 to the September 1997
                   Form S-4).
       *4.5        Form of 8 1/2% Senior Subordinated Notes Due 2007 (included in the First Trust Indenture).
        4.6        First Supplemental Indenture to the First Trust Indenture, dated as of April 1, 1999.
        4.7        Second Supplemental Indenture to the First Trust Indenture, dated as of June 1, 1999.
        4.8        Indenture dated as of May 11, 1999 between the Company, the Guarantors named therein and U.S. Bank
                   Trust National Association, as Trustee (the "U.S. Bank Trust Indenture").
        4.9        Form of 8 1/2% Senior Subordinated Notes Due 2007 (included in the U.S. Bank Trust Indenture).
        4.10       First Supplemental Indenture to the U.S. Bank Trust Indenture, dated as of June 1, 1999.
      **5.1        Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of the securities being registered.
      *10.1        Letter of Credit issued by NationsBank of North Carolina, N.A. in favor of Charlotte Motor Speedway,
                   Inc. for the benefit of the North Carolina Department of Transportation for $1,902,600, dated March 14,
                   1994 (incorporated by reference to Exhibit 10.9 to the Form S-1).
      *10.2        Reimbursement Agreement by and between Charlotte Motor Speedway, Inc. and NationsBank of North
                   Carolina, N.A., dated as of March 11, 1994 (incorporated by reference to Exhibit 10.11 to the Form
                   S-1).
      *10.3        Project Agreement by and among The Department of Transportation, an agency of the State of North
                   Carolina, Interstate Combined Ventures and Charlotte Motor Speedway, Inc., dated as of December 6,
                   1993 (incorporated by reference to Exhibit 10.12 to the Form S-1).
      *10.4        Deed of Trust by and among Terry L. Faulkenburg and Danny Ray Safrit, as Trustees of West Cabarrus
                   Church, Charlotte Motor Speedway, Inc. and Alan G. Dexter, Trustee, dated as of September 29, 1994
                   (incorporated by reference to Exhibit 10.38 to the Form S-1).
      *10.5        Balance of Purchase Money Promissory Note in the amount of $720,000, made by Charlotte Motor
                   Speedway, Inc, in favor of West Cabarrus Church, dated as of September 29, 1994 (incorporated by reference to Exhibit 10.39 to the Form S-1).
      *10.6        Agreement for Purchase and Sale of an Option in Real Property by and between West Cabarrus Church and Charlotte Motor Speedway, Inc., dated as of July 26, 1994 (incorporated by reference to Exhibit
                   10.40 to the Form S-1).
      *10.7        Deferred Compensation Plan and Agreement by and between Atlanta Motor Speedway, Inc. and Edwin
                   R. Clark, dated as of January 22, 1993 (incorporated by reference to Exhibit 10.43 to the Form S-1).
      *10.8        Deferred Compensation Plan and Agreement by and between Charlotte Motor Speedway, Inc. and H.A.
                   "Humpy" Wheeler (incorporated by reference to Exhibit 10.44 to the Form S-1).
     **10.9        Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 5, 1998.
     **10.10       Speedway Motorsports, Inc. Formula Stock Option Plan Amended and Restated May 5, 1998.
     **10.11       Speedway Motorsports, Inc. Employee Stock Purchase Plan Amended and Restated as of May 5,
                   1998.
      *10.12       Amended and Restated Agreement by and among Charlotte Motor Speedway, Inc., Sonic Financial
                   Corporation, Town and Country Ford, Inc., O. Bruton Smith, SMDA Properties and Chartown, dated
                   February 10, 1995 (incorporated by reference to Exhibit 10.50 to the Form S-1).

EXHIBIT
      NUMBER                                                        DESCRIPTION
-----------------   -----------------------------------------------------------------------------------------------------------
   *10.13           Promissory Note made by Atlanta Motor Speedway, Inc, in favor of Sonic Financial Corporation in the amount of $1,708,767, dated as of December 31, 1993 (incorporated by reference to Exhibit 10.51 to
                    Form S-1).
   *10.14           Non-Negotiable Promissory Note dated April 24, 1995 by O. Bruton Smith in favor of the Company
                    (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K of the Company for the
                    year ended December 31, 1995).
   *10.15           Asset Purchase Agreement dated October 24, 1996 between the Company, as buyer, and Sears Point
                    Raceway (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company
                    filed as of December 4, 1996 (the "SPR Form 8-K")).
   *10.16           Master Ground Lease dated November 18, 1996 by and between Brenda Raceway Corporation and the
                    Company (incorporated by reference to Exhibit 99.2 to the SPR Form 8-K).
   *10.17           Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Agreements dated as of November 18, 1996 by Brenda Raceway Corporation to First American Title Insurance Company
                    for the benefit of Sonoma Funding Corporation (incorporated by reference to Exhibit 99.3 to the SPR
                    Form 8-K).
   *10.18           Promissory Note secured by Deed of Trust dated November 18, 1996 by Brenda Raceway Corporation in favor of Sonoma Funding Corporation (incorporated by reference to Exhibit 99.4 to the SPR Form
                    8-K).
   *10.19           Purchase Contract dated December 18, 1996 between Texas Motor Speedway, Inc., as seller, and FW
                    Sports Authority, Inc., as purchaser (incorporated by reference to Exhibit 10.23 to the Annual Report on
                    Form 10-K of the Company for the year ended December 31, 1996 (the "1996 Form 10-K")).
   *10.20           Lease Agreement dated as of December 18, 1996 between FW Sports Authority, Inc., as lessor, and
                    Texas Motor Speedway, Inc., as lessee (incorporated by reference to Exhibit 10.24 to the 1996 Form
                    10-K).
   *10.21           Guaranty Agreement dated as of December 18, 1996 among the Company, the City of Fort Worth, Texas and FW Sports Authority, Inc. (incorporated by reference to Exhibit 10.25 to the 1996 Form 10-K).
   *10.22           Credit Agreement dated as of March 7, 1996 among the Company and Speedway Funding Corp., as borrowers, and the lenders named therein, including NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-3 (File No.
                    333-1856) of the Company (the "March 1996 Form S-3")).
   *10.23           First Amendment to the Credit Agreement dated as of September 24, 1996 among the Company and
                    Speedway Funding Corp., as borrowers, and the lenders named therein, including NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 99.3 to the November 1996
                    Form S-3).
   *10.24           Second Amendment to Credit Agreement dated June 30, 1997 among the Company and Speedway
                    Funding Corp., as borrowers, and the lenders named therein, including NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 10.32 to the September 1997 Form S-4).
   *10.25           Promissory Note dated June 30, 1997 by the Company and Speedway Funding Corp. as borrowers, in favor of NationsBank, N.A. as lender (incorporated by reference to Exhibit 10.33 to the September 1997
                    Form S-4).
   *10.26           Guaranty Agreement dated as of June 30, 1997 among Atlanta Motor Speedway, Inc., Charlotte Motor
                    Speedway, Inc., Texas Motor Speedway, Inc., 600 Racing, Inc., Bristol Motor Speedway, Inc. and SPR
                    Acquisition Corporation, as guarantors, and NationsBank, N.A. (incorporated by reference to Exhibit
                    10.34 to the September 1997 Form S-4).
   *10.27           Amended and Restated Credit Agreement dated as of August 4, 1997 among the Company and
                    Speedway Funding Corp., as borrowers, and the lenders named therein, including NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 10.36 to the September 1997
                    Form S-4).
   *10.28           Registration Rights Agreement dated as of August 4, 1997 among the Company, NationsBanc Capital
                    Markets, Inc., Wheat, First Securities, Inc. and J.C. Bradford & Co. (incorporated by reference to
                    Exhibit 4.3 to the September 1997 Form S-4).
   *10.29           Purchase Agreement dated as of August 4, 1997 among the Company, NationsBanc Capital Markets,
                    Inc., Wheat, First Securities, Inc, and J.C. Bradford & Co. (incorporated by reference to Exhibit 10.35 to the September 1997 Form S-4).
   *10.30           Asset Purchase Agreement and Escrow Instructions dated November 17, 1998 between Speedway
                    Motorsports, Inc, as buyer, and Las Vegas Motor Speedway, Inc., as seller (incorporated by reference to
                    Exhibit 99.1 to the Company's current Report on Form 8-K filed as of December 15, 1998 (the "LVMS
                    Form 8-K")).

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
EXHIBIT
      NUMBER                                                       DESCRIPTION
-----------------   ---------------------------------------------------------------------------------------------------------
      *10.31        First Amendment to Amended and Restated Credit Agreement dated as of November 18, 1998 among the Company and Speedway Funding Corp., as borrowers, certain subsidiaries of the Company, as guarantors, and NationsBank, N.A., as the lender (incorporated by reference to Exhibit 99.2 to the
                    LVMS Form 8-K).
      *10.32        Second Amended and Restated Credit Agreement dated as of November 23, 1998 among the Company and Speedway Funding Corp., as borrowers, certain subsidiaries of the Company, as guarantors, and
                    NationsBank, N.A. as agent for the lenders and a lender (incorporated by reference to Exhibit 99.3 to the LVMS Form 8-K).
      *10.33        Naming Rights Agreement dated as of February 9, 1999 by and between the Company, Charlotte Motor
                    Speedway, Inc., Lowe's Home Centers, Inc., Lowe's HIW, Inc. and Sterling Advertising Ltd.
                    (incorporated by reference to Exhibit 10.1 to the Amendment to the Company's Quarterly Report on
                    Form 10-Q/A filed as of May 19, 1999).
       10.34        Registration Rights Agreement dated as of May 11, 1999 among the Company, NationsBanc
                    Montgomery Securities LLC, First Union Capital Markets Corp. and J.C. Bradford & Co., L.L.C.
       10.35        Purchase Agreement dated as of May 4, 1999 among the Company, NationsBanc Montgomery Securities
                    LLC, First Union Capital Markets Corp. and J.C. Bradford & Co., L.L.C.
       10.36        Credit Agreement dated as of May 28, 1999 (the "Credit Agreement") among the Company and
                    Speedway Funding Corp., as borrowers, certain subsidiaries of the Company, as guarantors, and the lenders named therein, including NationsBank, N.A., as agent for the lenders and a lender.
       10.37        Pledge Agreement dated as of May 28, 1999 among the Company and the subsidiaries of the Company that are guarantors under the Credit Agreement, as pledgors, and, NationsBank, N.A., as agent for the lenders under the Credit Agreement.
       *11.1        Statement regarding computation of per share earnings (incorporated by reference to Exhibit 11.1 to the
                    1996 Form 10-K).
        12.1        Statement regarding computation of ratios.
        21.1        Subsidiaries of the Company
        23.1        Consent of Deloitte & Touche LLP
      **23.2        Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 of this Registration
                    Statement)
        24.1        Power of Attorney (included on the signature page of this Registration Statement).
        25.1        Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Trust
                    National Association.
       *27.1        Financial Data Schedule (incorporated by reference to Exhibit 27.0 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1998).
      **99.1        Form of Letter of Transmittal regarding exchange offer.
      **99.2        Notice of Guaranteed Delivery.

---------
* Filed previously.
** To be filed by amendment